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                           LOAN AND SECURITY AGREEMENT

                                  BY AND AMONG

                               GUITAR CENTER, INC.

                                       AND

                             MUSICIAN'S FRIEND, INC.

                                       AND

                     THE LENDERS THAT ARE SIGNATORIES HERETO

                                 AS THE LENDERS,

                                       AND

                          FOOTHILL CAPITAL CORPORATION

                                    AS AGENT,

                                       AND

                         BANKBOSTON RETAIL FINANCE, INC.

                             AS DOCUMENTATION AGENT


                          DATED AS OF DECEMBER 17, 1999

==============================================================================

17.9.a.i.1.1      TABLE OF CONTENTS

1.       DEFINITIONS AND CONSTRUCTION.............................................................................1
         1.1      Definitions.....................................................................................1
         1.2      Accounting Terms...............................................................................28
         1.3      Code...........................................................................................29
         1.4      Construction...................................................................................29
         1.5      Schedules and Exhibits.........................................................................29

2.       LOAN AND TERMS OF PAYMENT...............................................................................29
         2.1      Revolver Advances..............................................................................29
         2.2      Increase or Reduction in Facility Amount and Commitments.......................................31
         2.3      Borrowing Procedures and Settlements...........................................................32
         2.4      Payments.......................................................................................39
         2.5      Overadvances...................................................................................40
         2.6      Interest and Letter of Credit Fees:  Rates, Payments, and Calculations.........................40
         2.7      Cash Management................................................................................42
         2.8      Crediting Payments.............................................................................44
         2.9      Designated Account.............................................................................44
         2.10     Maintenance of Loan Account; Statements of Obligations.........................................44
         2.11     Fees...........................................................................................45
         2.12     Letters of Credit..............................................................................45
         2.13     LIBOR Option...................................................................................48
         2.14     Capital Requirements...........................................................................51
         2.15     Joint and Several Liability of the Borrowers...................................................52

3.       CONDITIONS; TERM OF AGREEMENT...........................................................................54
         3.1      Conditions Precedent to the Initial Extension of Credit........................................54
         3.2      Conditions Subsequent to the Initial Extension of Credit.......................................57
         3.3      Conditions Precedent to all Extensions of Credit...............................................57
         3.4      Term...........................................................................................58
         3.5      Effect of Termination..........................................................................58
         3.6      Early Termination by Borrowers.................................................................59

4.       CREATION OF SECURITY INTEREST...........................................................................59
         4.1      Grant of Security Interest.....................................................................59
         4.2      Negotiable Collateral..........................................................................59
         4.3      Collection of Accounts, General Intangibles, and Negotiable Collateral.........................59
         4.4      Delivery of Additional Documentation Required..................................................60
         4.5      Power of Attorney..............................................................................60
         4.6      Right to Inspect...............................................................................60


                                       i

         4.7      Control Agreements.............................................................................61

5.       REPRESENTATIONS AND WARRANTIES..........................................................................61
         5.1      No Encumbrances................................................................................61
         5.2      Eligible Accounts..............................................................................61
         5.3      Eligible Inventory.............................................................................62
         5.4      Equipment......................................................................................62
         5.5      Location of Inventory and Equipment............................................................62
         5.6      Inventory Records..............................................................................62
         5.7      Location of Chief Executive Office; FEIN.......................................................62
         5.8      Due Organization and Qualification; Subsidiaries...............................................62
         5.9      Due Authorization; No Conflict.................................................................63
         5.10     Litigation.....................................................................................64
         5.11     No Material Adverse Change.....................................................................64
         5.12     Fraudulent Transfer............................................................................64
         5.13     Employee Benefits..............................................................................64
         5.14     Environmental Condition........................................................................64
         5.15     Brokerage Fees.................................................................................65
         5.16     Year 2000 Compliance...........................................................................65
         5.17     Intellectual Property..........................................................................65
         5.18     Leases.........................................................................................65
         5.19     DDAs...........................................................................................65
         5.20     Offsite Storage Locations......................................................................65

6.       AFFIRMATIVE COVENANTS...................................................................................65
         6.1      Accounting System..............................................................................65
         6.2      Collateral Reporting...........................................................................66
         6.3      Financial Statements, Reports, Certificates....................................................68
         6.4      Guarantor Reports..............................................................................70
         6.5      Return.........................................................................................70
         6.6      Title to Equipment.............................................................................70
         6.7      Maintenance of Equipment.......................................................................71
         6.8      Taxes..........................................................................................71
         6.9      Insurance......................................................................................71
         6.10     No Setoffs or Counterclaims....................................................................73
         6.11     Location of Inventory and Equipment............................................................73
         6.12     Compliance with Laws...........................................................................73
         6.13     Employee Benefits..............................................................................73
         6.14     Leases.........................................................................................74
         6.15     Year 2000 Compliance...........................................................................74
         6.16     Projections....................................................................................74


                                       ii

         6.17     Corporate Existence, etc.......................................................................74
         6.18     Disclosure Updates.............................................................................74
         6.19     Mailing Lists..................................................................................75
         6.20     Inventory Cycle Counts.........................................................................75
         6.21     Distribution Centers...........................................................................75
         6.22     Permitted Acquisitions.........................................................................75

7.       NEGATIVE COVENANTS......................................................................................75
         7.1      Indebtedness...................................................................................75
         7.2      Liens..........................................................................................76
         7.3      Restrictions on Fundamental Changes............................................................76
         7.4      Disposal of Assets.............................................................................77
         7.5      Change Name....................................................................................77
         7.6      Guarantee......................................................................................77
         7.7      Nature of Business.............................................................................77
         7.8      Prepayments and Amendments.....................................................................77
         7.9      Change of Control..............................................................................78
         7.10     Consignments...................................................................................78
         7.11     Distributions..................................................................................78
         7.12     Accounting Methods.............................................................................78
         7.13     Investments....................................................................................78
         7.14     Transactions with Affiliates...................................................................78
         7.15     Suspension.....................................................................................78
         7.16     Compensation...................................................................................78
         7.17     Use of Proceeds................................................................................78
         7.18     Change in Location of Chief Executive Office; Inventory and Equipment with Bailees.............80
         7.19     No Prohibited Transactions Under ERISA.........................................................80
         7.20     Financial Covenants. Fail to maintain:.........................................................81
         7.21     Credit Card Receipts...........................................................................81
         7.22     Capital Expenditures...........................................................................81
         7.23     Securities Accounts............................................................................82

8.       EVENTS OF DEFAULT.......................................................................................82

9.       THE LENDER GROUP'S RIGHTS AND REMEDIES..................................................................85
         9.1      Rights and Remedies............................................................................85
         9.2      Remedies Cumulative............................................................................87

10.      TAXES AND EXPENSES......................................................................................88

11.      WAIVERS; INDEMNIFICATION................................................................................88


                                       iii

         11.1     Demand; Protest; etc...........................................................................88
         11.2     The Lender Group's Liability for Collateral....................................................88
         11.3     Indemnification................................................................................89

12.      NOTICES.................................................................................................89

13.      CHOICE OF LAW AND VENUE; JURY TRIAL WAIVER..............................................................90

14.      ASSIGNMENTS AND PARTICIPATIONS; SUCCESSORS..............................................................91
         14.1     Assignments and Participations.................................................................91
         14.2     Successors.....................................................................................94

15.      AMENDMENTS; WAIVERS.....................................................................................94
         15.1     Amendments and Waivers.........................................................................94
         15.2     No Waivers; Cumulative Remedies................................................................95

16.      AGENT; THE LENDER GROUP.................................................................................96
         16.1     Appointment and Authorization of Agent.........................................................96
         16.2     Delegation of Duties...........................................................................97
         16.3     Liability of Agent.............................................................................97
         16.4     Reliance by Agent..............................................................................97
         16.5     Notice of Default or Event of Default..........................................................98
         16.6     Credit Decision................................................................................98
         16.7     Costs and Expenses; Indemnification............................................................99
         16.8     Agent in Individual Capacity...................................................................99
         16.9     Successor Agent...............................................................................100
         16.10    Lender in Individual Capacity.................................................................100
         16.11    Withholding Tax...............................................................................100
         16.12    Collateral Matters............................................................................102
         16.13    Restrictions on Actions by Lenders; Sharing of Payments.......................................103
         16.14    Agency for Perfection.........................................................................103
         16.15    Payments by Agent to the Lenders..............................................................104
         16.16    Concerning the Collateral and Related Loan Documents..........................................104
         16.17    Field Audits and Examination Reports; Confidentiality; Disclaimers by Lenders; Other
                  Reports and Information.......................................................................104
         16.18    Several Obligations; No Liability.............................................................105
         16.19    Legal Representation of Agent.................................................................106
         16.20    Documentation Agent...........................................................................106

17.      GENERAL PROVISIONS.....................................................................................106
         17.1     Effectiveness.................................................................................106
         17.2     Section Headings..............................................................................106


                                       iv

         17.3     Interpretation................................................................................106
         17.4     Severability of Provisions....................................................................107
         17.5     Amendments in Writing.........................................................................107
         17.6     Counterparts; Telefacsimile Execution.........................................................107
         17.7     Revival and Reinstatement of Obligations......................................................107
         17.8     Integration...................................................................................107
         17.9     Guitar as Agent for Borrowers.................................................................107

                                 EXHIBITS AND SCHEDULES

Exhibit A-1                      Form of Assignment and Acceptance
Exhibit B-1                      Form of Borrowing Base Certificate
Exhibit C-2                      Form of Compliance Certificate
Exhibit L-1                      Form of LIBOR Notice

Schedule C-1                     Revolving Credit Commitments
Schedule E-1                     Warehouse Locations
Schedule E-2                     Retail Stores
Schedule E-3                     Offsite Storage Locations
Schedule P-1                     Permitted Liens
Schedule R-1                     Real Property Collateral
Schedule 2.7(a)                  Guitar Cash Management
Schedule 2.7(b)                  MFI Cash Management
Schedule 5.7                     Chief Executive Office; FEIN
Schedule 5.8                     Organization and Qualification
Schedule 5.10                    Litigation
Schedule 5.19                    Demand Deposit Accounts
Schedule 6.11                    Location of Inventory and Equipment
Schedule 7.1                     Permitted Indebtedness


                           LOAN AND SECURITY AGREEMENT

                  THIS LOAN AND SECURITY AGREEMENT (this "AGREEMENT"), is entered into as of December 17, 1999, between and among, on the one hand, the lenders identified on the signature pages hereof (such lenders, together with their respective successors and assigns, are referred to hereinafter each individually as a "LENDER" and collectively as the "LENDERS"), FOOTHILL CAPITAL CORPORATION, a California corporation, as agent for the Lenders (in such capacity, together with its successors, if any, "AGENT"), and BANKBOSTON RETAIL FINANCE, INC., a Delaware corporation, as documentation agent for the Lenders (in such capacity, together with its successors, if any, "Documentation Agent"), with a place of business at 40 Broad Street, 10th Floor, Boston, Massachusetts 02110, and, on the other hand, GUITAR CENTER, INC., a Delaware corporation ("GUITAR"), and MUSICIAN'S FRIEND, INC., a Delaware corporation ("MFI").

                  The parties agree as follows:

1.  DEFINITIONS AND CONSTRUCTION.

      1.1 DEFINITIONS.

                  As used in this Agreement, the following terms shall have the following definitions:

                  "ACCOUNT DEBTOR" means any Person who is or who may become obligated under, with respect to, or on account of, an Account, a General Intangible, or Negotiable Collateral.

                  "ACCOUNTS" means all of a Borrower's currently existing and hereafter arising "accounts" (as that term is defined in the Code), and any and all credit insurance, guaranties, or security therefor.

                  "ACQUIRED INDEBTEDNESS" means, with respect to any Permitted Acquisition, Indebtedness of a Person existing at the time such Person becomes a Subsidiary or assumed in connection with the acquisition of assets from such Person, and not incurred in connection with, or in anticipation of, such Person becoming a Subsidiary or such acquisition.

                  "ACQUISITION" means any purchase or other acquisition by a Borrower of the assets or Stock of any other Person, other than the purchase of Inventory or Equipment in the ordinary course of business.

                  "ADMINISTRATIVE BORROWER" has the meaning set forth in
SECTION 17.9.

                  "ADVANCES" has the meaning set forth in SECTION 2.1.

                  "AFFILIATE" means, as applied to any Person, any other Person who, directly or indirectly, controls, is controlled by, or is under common control with, such Person. For purposes of this definition, "control" means the possession, directly or indirectly, of the power to direct the management and policies of a Person, whether through the ownership of Stock, by contract, or otherwise.

                  "AGENT" means Foothill Capital Corporation, a California corporation, solely in its capacity as agent for the Lenders, and shall include any successor agent.

                  "AGENT'S ACCOUNT" shall mean an account at a bank designated by Agent from time to time as the account into which Borrowers shall make all payments to Agent for the benefit of the Lender Group, and into which the Lender Group shall make all payments to Agent, under this Agreement and the other Loan Documents. Initially, until Agent notifies Administrative Borrower and the Lender Group to the contrary, the Agent Account shall be that certain deposit account bearing account number 323-266193 and maintained by Agent with The Chase Manhattan Bank, N.A., 4 New York Plaza, 15th Floor, New York, New York 10004, ABA #021-000-021.

                  "AGENT ADVANCES" has the meaning set forth in SECTION
2.3(e)(i).

                  "AGENT'S LIENS" has the meaning set forth in SECTION 4.1.

                  "AGENT-RELATED PERSONS" means Agent together with its Affiliates, officers, directors, employees, counsel, and agents.

                  "AGREEMENT" HAS the meaning set forth in the preamble hereto.

                  "APPLICABLE BASE RATE MARGIN" means, as of any date of determination, the following margin based upon the applicable Leverage Ratio; PROVIDED, that for the period from the Closing Date through the date Agent receives the first certified calculation of the Leverage Ratio delivered by Borrowers pursuant to SECTION 6.3(b)(iv) establishing that a different Applicable Base Rate Margin applies, the Applicable Base Rate Margin shall be
0.50 percentage points,


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LEVERAGE RATIO                                APPLICABLE BASE RATE MARGIN
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less than 2.25:1.0                            0.25 percentage points
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equal to or greater than 2.25:1.0             0.50 percentage points

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

                  The Applicable Base Rate Margin shall be based upon Guitar's Leverage Ratio which will be calculated quarterly as at the end of each fiscal quarter of Guitar based upon the 4 immediately preceding fiscal quarters, including the fiscal quarter then ended. The applicable margin shall be redetermined quarterly on the date Agent receives the certified calculation of the Leverage Ratio pursuant to SECTION 6.3(b)(iv) hereof.

                  "APPLICABLE LIBOR RATE MARGIN" means, as of any date of determination, the following margin based upon the applicable Leverage Ratio; PROVIDED, that for the period from the Closing Date through the date Agent receives the first certified calculation of the Leverage Ratio delivered by Borrowers pursuant to SECTION 6.3(b)(iv) establishing that a different Applicable LIBOR Rate Margin applies, the Applicable LIBOR Rate Margin shall be 1.50 percentage points,

------------------------------------------------------------------------------
LEVERAGE RATIO                                APPLICABLE LIBOR RATE MARGIN
------------------------------------------------------------------------------
less than 2.25:1.0                            1.375 percentage points


------------------------------------------------------------------------------
equal to or greater than 2.25:1.0,            1.50 percentage points
but less than 4.00:1.0

------------------------------------------------------------------------------
equal to or greater than 4.00:1.0,            1.75 percentage points
but less than 4.50:1.0

------------------------------------------------------------------------------
equal to or greater than 4.50:1.0             2.00 percentage points


------------------------------------------------------------------------------

                  The Applicable LIBOR Rate Margin shall be based upon Guitar's Leverage Ratio which will be calculated quarterly as at the end of each fiscal quarter of Guitar based upon the 4 immediately preceding fiscal quarters, including the quarter then ended. The applicable margin shall be redetermined quarterly on the date Agent receives the certified calculation of the Leverage Ratio pursuant to SECTION 6.3(b)(iv) hereof. Anything to the contrary contained herein notwithstanding, any LIBOR Rate Advance that is outstanding on the day on which the Applicable LIBOR Rate Margin changes, shall, until the end of the Interest Period relating to such LIBOR Rate Advance, continue to bear interest at the Applicable LIBOR Rate Margin that was in effect on the date such LIBOR Rate Advance initially was made.

                  "ASSIGNEE" has the meaning set forth in SECTION 14.1.

                  "ASSIGNMENT AND ACCEPTANCE" means an Assignment and Acceptance in the form of EXHIBIT A-1 attached hereto.

                  "AUTHORIZED PERSON" means any officer or other employee of Administrative Borrower.

                  "AVAILABILITY" means, as of any date of determination, determined at the close of business on such date, if such date is a Business Day, and determined at the close of business on the immediately preceding Business Day, if such date of determination is not a Business Day, the amount that Borrowers are entitled to borrow as Advances under SECTION 2.1 (after giving effect to all then outstanding Obligations and all sublimits and Reserves applicable hereunder).

                  "BANKRUPTCY CODE" means the United States Bankruptcy Code, as amended, and any successor statute.

                  "BASE LIBOR RATE" means the rate per annum, determined by Agent (rounded upwards, if necessary, to the next 1/16%) at which Dollar deposits are offered to Wells Fargo in the London interbank market on or about 11:00 a.m. (California time) 2 Business Days prior to the commencement of the applicable Interest Period, for a term and in amounts comparable to the Interest Period and amount of the LIBOR Rate Advance requested by Borrowers in accordance with this Agreement.

                  "BASE RATE" means, the rate of interest publicly announced by Wells Fargo as its "prime rate", with the understanding that the "prime rate" is one of Wells Fargo's base rates (not necessarily the lowest of such rates) and serves as the basis upon which effective rates of interest are calculated for those loans making reference thereto.

                  "BASE RATE ADVANCE" means each portion of an Advance bearing interest at a rate determined by reference to the Base Rate.

                  "BENEFIT PLAN" means a "defined benefit plan" (as defined in SECTION 3(35) of ERISA) for which any Borrower or any Subsidiary or ERISA Affiliate of such Borrower has been an "employer" (as defined in Section 3(5) of ERISA) within the past six years.

                  "BOARD OF DIRECTORS" means the Board of Directors of Guitar or any committee thereof duly authorized to act on behalf of the Board of Directors.

                  "BOOKS" means all of any Borrower's books and records (including all of its records indicating, summarizing, or evidencing its assets (including the Collateral) or liabilities, all of its information relating to its business operations or financial condition, and all of its computer programs, disks, files, printouts, runs, or other computer prepared information).

                  "BORROWERS" means Guitar and MFI, collectively, jointly and severally, and each of them is referred to as a "BORROWER."

                  "BORROWING" means a borrowing hereunder consisting of Advances made on the same day by the Lenders, or Agent on behalf thereof, to Administrative Borrower, or by Swing Lender in the case of a Swing Loan, or by Agent in the case of an Agent Advance.

                  "BORROWING BASE" has the meaning set forth in SECTION 2.1.

                  "BORROWING BASE CERTIFICATE" means a certificate in the form of EXHIBIT B-1.

                  "BBRF" means BankBoston Retail Finance, Inc., a Delaware corporation.

                  "BUSINESS DAY" means any day that is not a Saturday, Sunday, or other day on which national banks are authorized or required to close.

                  "CAPITAL LEASE" means a lease that is required to be capitalized for financial reporting purposes in accordance with GAAP.

                  "CAPITAL STOCK" of any Person means any and all shares, interests, participations, or other equivalents (however designated) of, or rights, warrants, or options to purchase, corporate stock or any other equity interest (however designated) of or in such Person.

                  "CAPITALIZED LEASE OBLIGATION" means any Indebtedness represented by obligations under Capital Lease.

                  "CASH EQUIVALENTS" means and refers to: (a) marketable direct obligations issued or unconditionally guaranteed by the United States Government or issued by any agency thereof and backed by the full faith and credit of the United States, in each case maturing within one (1) year from the date of acquisition thereof; (b) marketable direct obligations issued by any state of the United States of America or any political subdivision of any such state or any public agency or instrumentality thereof maturing within one (1) year from the date of acquisition thereof and, at the time of acquisition, having the highest rating obtainable from either S&P or Moody's;
(c) commercial paper maturing no more than one (1) year from the date of acquisition thereof and, at the time of acquisition, having a rating of A-2 or P-2, or better, from S&P or Moody's; (d) certificates of deposit or bankers' acceptances maturing within one (1) year from the date of acquisition thereof either (i) issued by any bank organized under the laws of the United States of America or any state thereof or the District of Columbia which bank has a rating of A or A2, or better, from S&P or Moody's, or (ii) certificates of deposit less than or equal to One Hundred Thousand Dollars ($100,000) in the aggregate issued by any other bank insured by the Federal Deposit Insurance Corporation.

                  "CHANGE OF CONTROL" means and refers to the occurrence of one or more of the following events: (a) any Person, other than Permitted Holders, or related group for purposes of Section 13(d) of the Exchange Act (a "Group"), together with any Affiliates thereof, shall become the beneficial owner (within the meaning of Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of Guitar representing at least thirty percent (30%) of the Voting Stock of Guitar, (b) Guitar shall hold directly less than 100% of the issued and outstanding Stock of MFI, (c) Guitar shall hold directly less than 100% of the issued and outstanding Stock of each Guarantor other than MCI, or (d) a majority of the members of the Board of Directors shall not constitute Continuing Directors. For purposes of this definition, "Board of Directors" does not include any committee thereof.

                  "CLOSING DATE" means the date of the making of the initial Advance (or other extension of credit) hereunder.

                  "CODE" means the California Uniform Commercial Code.

                  "COLLATERAL" means all of each Borrower's right, title, and interest in and to each of the following:

                     (a)   the Accounts,

                     (b)   the Books,

                     (c)   the Equipment,

                     (d)   the General Intangibles,

                     (e)   the Inventory,

                     (f)   the Investment Property,

                     (g)   the Negotiable Collateral,

                     (h)   the Real Property Collateral,

                     (i) any money, or other assets of a Borrower that now or hereafter come into the possession, custody, or control of any member of the Lender Group, and

                     (j) the proceeds and products, whether tangible or intangible, of any of the foregoing, including proceeds of insurance covering any or all of the foregoing, and any and all Accounts, Books, Equipment, General Intangibles, Inventory, Investment Property, Negotiable Collateral, Real Property, money, deposit accounts, or other tangible or intangible property resulting from the sale, exchange, collection, or other disposition of any of the foregoing, or any portion thereof or interest therein, and the proceeds thereof.

The foregoing notwithstanding, the "Collateral" shall not include any (i) General Intangibles that are now or hereafter held by a Borrower as licensee or otherwise, solely in the event and to the extent that: (a) as the proximate result of the grant, assignment, transfer, or conveyance of a security interest, such Borrower's rights in or with respect to such item of General Intangibles would be forfeited or would become void, voidable, terminable, or revocable, or if such Borrower would be deemed to have breached, violated, or defaulted the underlying license or other agreement that governs such item of General Intangibles pursuant to the restrictions in the underlying license or other agreement that governs such item of General Intangibles; (b) any such restriction shall be effective and enforceable under applicable law, including Section 9318(4) of the Code; and (c) any such forfeiture, voidness, voidability, terminability, revocability, breach, violation, or default cannot be remedied by such Borrower using its best efforts (but without any obligation to make any material expenditures of money or to commence legal proceedings); PROVIDED, HOWEVER, that the grant, assignment, transfer, and conveyance of security interest hereunder shall extend to, and the term "Collateral" shall include, (1) any and all proceeds of such item of General Intangibles to the extent that the assignment or encumbering of such proceeds is not so restricted, and (2) upon any such licensor or other applicable party's consent with respect to any such otherwise excluded item of General Intangibles being obtained, thereafter such item of General Intangibles as well as any proceeds thereof that might theretofore have been excluded from such grant, assignment, transfer, and conveyance of a security interest and the term "Collateral;" and (ii) Equipment, acquired with Permitted Purchase Money Indebtedness, that is subject to a Purchase Money Lien that is a Permitted Lien, and the holder of such Purchase Money Lien has prohibited a Borrower from granting any other Lien in such Equipment as a condition to Borrower obtaining or maintaining the Permitted Money Indebtedness, and the Borrower has not otherwise obtained a waiver of such condition.

                  "COLLATERAL ACCESS AGREEMENT" means a landlord waiver, bailee letter, or acknowledgement agreement of any lessor, warehouseman, processor, consignee, or other Person in possession of, having a Lien upon, or having rights or interests in the Equipment or Inventory, in each case, in form and substance reasonably satisfactory to Agent.

                  "COLLECTIONS" means ALL cash, checks, notes, instruments, and other items of payment (including insurance proceeds, proceeds of cash sales, rental proceeds, and tax refunds) of Borrowers.

                  "COMMITMENT" means, with respect to each Lender, its Revolving Credit Commitment, and, with respect to all Lenders, their Revolving Credit Commitments, in each case as such Dollar amounts are set forth beside such Lender's name under the applicable heading on SCHEDULE C-1 attached hereto or on the signature page of the Assignment and Acceptance pursuant to which such Lender became a Lender hereunder in accordance with the provisions of SECTION 14.1.

                  "COMPLIANCE CERTIFICATE" means a certificate substantially in the form of EXHIBIT C-2 delivered by the chief financial officer of Administrative Borrower to Agent.

                  "CONCENTRATION ACCOUNTS" means, collectively, the Guitar Concentration Account and the MFI Concentration Account.

                  "CONTINUING DIRECTOR" means and refers to (a) any member of the Board of Directors who was a director of Guitar on the Closing Date, and
(b) any person who becomes a member of the Board of Directors after the Closing Date if such person was appointed or nominated for election to the Board of Directors by a majority of the Continuing Directors (including any such Continuing Director previously appointed pursuant to this clause (b)), but excluding any such person originally proposed for election in opposition to the Board of Directors in office at the Closing Date in an actual or threatened election contest relating to the election of the directors of Guitar (as such terms are used in Rule 14a-11 under the Exchange Act) and whose initial assumption of office resulted form such contest or the settlement thereof.

                  "CONTROL AGREEMENT" means a control agreement, in form and substance reasonably satisfactory to Agent, between the applicable Borrower, Agent, and the applicable securities intermediary with respect to the applicable Securities Account and related Investment Property.

                  "CREDIT CARD AGREEMENTS" means those certain agreements between Agent and the credit card clearinghouses and processors of a Borrower acceptable to Agent in the exercise of its Permitted Discretion, pursuant to which such credit card clearinghouses or processors agree to transfer on a daily basis all credit card receipts of such Borrower, or other amounts payable by such clearinghouses or processors, into the Concentration Account.

                  "CYCLE COUNT MANUAL" means that certain procedures manual of the Borrowers titled "Guitar Center Cycle Count Guide", which sets forth the policies and procedures utilized by Borrowers in the conduct of their inventory cycle counts.

                  "DAILY BALANCE" means, with respect to each day during the term of this Agreement, the amount of an Obligation owed at the end of such day.

                  "DDA" means any checking or other demand deposit account maintained by Borrowers.

                  "DEFAULT" means an event, condition, or default that, with the giving of notice, the passage of time, or both, would be an Event of Default.

                  "DEFAULTING LENDER" means any Lender that fails to make any Advance that it is required to make hereunder on any Funding Date and that has not cured such failure by making such Advance within 1 Business Day after written demand upon it by Agent to do so.

                  "DEFAULTING LENDERS RATE" means the Base Rate for the first 3 days from and after the date the relevant payment is due and, thereafter, at that interest rate then applicable to the relevant Loan.

                  "DESIGNATED ACCOUNT" means account number 4629 103789 of Administrative Borrower maintained with the Designated Account Bank, or such other deposit account of Administrative Borrower (located within the United States) that has been designated as such, in writing, by Administrative Borrower to Agent.

                  "DESIGNATED ACCOUNT BANK" means Wells Fargo, whose office is located at Warner Ranch Commercial Banking Office, 6001 Topanga Canyon Boulevard, Suite 205, Woodland Hills, California 91367, and whose ABA number is 121 000 248.

                  "DILUTION" means, as of any date of determination, a percentage, based upon the experience of the Borrowers for such immediately prior 3 month period, that is the result of dividing the Dollar amount of (a) bad debt write-downs, discounts, advertising allowances, returns, credits, or other dilutive items with respect to Eligible Accounts, by (b) Borrowers' Collections with respect to Eligible Accounts (excluding extraordinary items) PLUS the Dollar amount of clause (a).

                  "DILUTION RESERVE" means, as of any date of determination, an amount sufficient to reduce the advance rate against Eligible Accounts by one percentage point for each percentage point by which Dilution is in excess of percentage amount as is determined by Agent from time to time in its Permitted Discretion.

                  "DISBURSEMENT LETTER" means an instructional letter executed and delivered by Administrative Borrower to Agent regarding the extensions of credit to be made on the Closing Date, the form and substance of which shall be reasonably satisfactory to Agent.

                  "DOCUMENTATION AGENT" means BBRF, solely in its capacity as documentation agent for the Lenders, and shall include any successor documentation agent.

                  "DOCUMENTATION AGENT-RELATED PERSONS" means Documentation Agent and any successor syndication and arrangement agent together with their respective Affiliates, and the officers, directors, employees, counsel, agents, and attorneys-in-fact of such Persons and their Affiliates.

                  "DOLLARS" or "$" means United States dollars.

                  "EBITDA" means, with respect to any period, the consolidated net income of Guitar and its Subsidiaries for such period (a) plus all interest expense, income tax expense, depreciation and amortization (including amortization of any goodwill or other intangibles) for such period, (b) minus gains attributable to any fixed asset sales in such period,
(c) PLUS the transaction and conversion costs related to the acquisition of MFI, (d) PLUS an amount equal to the cumulative effect of the accounting change for the pre-opening costs of Guitar as required by GAAP, and (e) PLUS or MINUS any other non-cash charges or extraordinary expenses or income which may have been subtracted or added in calculating consolidated net income for such period.

                  "ELIGIBLE ACCOUNTS" means, from and after the Receivables Activation Date, those rights to payment against credit card clearinghouses or, processors subject to Credit Card Agreements acceptable to Agent, in the exercise of its Permitted Discretion, created by a Borrower in the ordinary course of its business, that arise out of such Borrower's sale of goods or rendition of services, that comply with each and all of the representations and warranties respecting Eligible Accounts made by Borrowers in the Loan Documents, and that are not excluded as ineligible by virtue of the one or more of the criteria for Eligible Accounts established by Agent from time to time in its Permitted Discretion as a result of its field audit or other due diligence efforts. Any goods giving rise to Eligible Accounts have been delivered to the customer, or to the customer's agent for immediate shipment to and unconditional acceptance by the customer. Eligible Account shall not include the following unless an exception to any of the following has been consented to in writing by Agent:

                     (a) an Account owed by an employee, Affiliate, or agent of any Borrower,

                     (b) an Account to the extent arising on account of a transaction wherein goods were placed on consignment or were sold pursuant to a guaranteed sale, a sale or return, a sale on approval, a bill and hold, or on any other terms by reason of which the payment by the Account Debtor may be conditional,

                     (c) an Account payable in a currency other than Dollars,

                     (d) an Account that is owed by an Account Debtor that has asserted a right of setoff, has disputed its liability, or has made any claim with respect to its obligation to honor a Borrower's right to payment, to the extent of the amount owed by such Borrower to the Account Debtor, the amount of such actual or asserted right of setoff, or the amount of such dispute or claim, as the case may be

                     (e) an Account with respect to which the Account Debtor is subject to any Insolvency Proceeding, or becomes insolvent, or goes out of business;

                     (f) an Account to the extent that the collection of which Agent, in its Permitted Discretion, believes to be doubtful by reason of the Account Debtor's financial condition;

                     (g) on account of a transaction to the extent to which the goods, the sale of which gives rise to such right to payment, have not been shipped and billed to a Borrower's customer or the services giving rise to such right to payment have not been performed and accepted by a Borrower's customer,

                     (h) with the exception of Household Retail Services USA and Conseco Finance Services Corp. a right to payment against a private label credit card clearinghouse or processor,

                     (i) other than a right to payment subject to a valid and enforceable Credit Card Agreement,

                     (j) a right to receive progress payments or other advance billings that are due prior to the completion of performance by a Borrower of the subject contract for goods or services, and

                     (k) otherwise not in compliance with any other criteria for eligibility established from time to time by Agent in its Permitted Discretion.

                  "ELIGIBLE INVENTORY" means Inventory consisting of first quality new, and merchantable used and vintage, finished goods held for sale in the ordinary course of a Borrower's business, that complies with each and all of the representations and warranties respecting Eligible Inventory made by Borrowers in the Loan Documents, and that are not excluded as ineligible by virtue of the one or more of the criteria set forth below. In determining the amount to be so included, Inventory shall be valued at the lower of cost or market on a basis consistent with Borrowers' historical accounting practices. An item of Inventory shall not be included in Eligible Inventory if:

                     (a) a Borrower does not have good, valid, and marketable title thereto,

                     (b) it is not located at one of Borrowers' warehouse locations set forth on SCHEDULE E-1 (or in-transit from one of Borrowers' warehouse locations to another), or located at (or in-transit from one of Borrowers' warehouse locations to) one of Borrowers' business locations set forth on SCHEDULE E-2 that offers finished goods for sale to the general public (each a "RETAIL STORE"), or located at one of Borrowers' offsite storage locations set forth on SCHEDULE E-3 (each an "OFFSITE STORAGE LOCATION") (or in-transit from a Retail Store to an Offsite Storage Location or in transit from an Offsite Storage Location to a Retail Store),

                     (c) if it is (i) located at one of Borrowers' warehouse locations set forth on SCHEDULE E-1 or stored with a warehouseman or other third Person and it is not subject to a Collateral Access Agreement executed by the lessor or warehouseman or (ii) located at one of Borrowers' Retail Stores or Offsite Storage Locations and that is located in one of the Specified States unless it is subject to a Collateral Access Agreement executed by the lessor or unless Agent has established Reserves with respect thereto against the Borrowing Base as provided in SECTION 2.1(b)(iii),

                     (d) it is not subject to a valid and perfected first priority security interest in favor of Agent, for the benefit of the Lender Group,

                     (e) it consists of goods returned or rejected by a Borrower's customers (other than in the ordinary course of such Borrower's business and which otherwise comply with the criteria for Eligible Inventory),

                     (f)  it consists of Slow Moving Inventory, or

                     (g) it consists of goods that are custom items, work-in-process, or goods that constitute spare parts, packaging and shipping materials, supplies used or consumed in a Borrower's business (but not including accessories to musical instruments held for sale), bill and hold goods, damaged or defective goods, samples, "seconds," or Inventory acquired on consignment.

                  "ELIGIBLE TRANSFEREE" means (a) any one or more of: Bank of America, N.A., FleetBoston, N.A., Union Bank of California, The CIT Group, La Salle Bank, N.A., Sanwa Bank of California, and GECC, or any Affiliate thereof, (b) any Affiliate (other than individuals) of a pre-existing Lender,
(c) so long as no Event of Default has occurred and is continuing, any other Person approved by Agent and Administrative Borrower (such approval by Administrative Borrower not to be unreasonably withheld, conditioned or delayed), and (d) during the continuation of an Event of Default, any other Person approved by Agent.

                  "EQUIPMENT" means all of Borrowers' present and hereafter acquired machinery, machine tools, motors, equipment, furniture, furnishings, fixtures, vehicles (including motor vehicles and trailers), tools, parts, goods (other than consumer goods, farm products, or Inventory), wherever located, including all attachments, accessories, accessions, replacements, substitutions, additions, and improvements to any of the foregoing.

                  "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, and any successor statute thereto.

                  "ERISA AFFILIATE" means (a) any corporation subject to ERISA whose employees are treated as employed by the same employer as the employees of a Borrower under IRC Section 414(b), (b) any trade or business subject to ERISA whose employees are treated as employed by the same employer as the employees of a Borrower under IRC Section 414(c), (c) solely for purposes of Section 302 of ERISA and Section 412 of the IRC, any organization subject to ERISA that is a member of an affiliated service group of which a Borrower is a member under IRC Section 414(m), or (d) solely for purposes of
Section 302 of ERISA and Section 412 of the IRC, any party subject to ERISA that is a party to an arrangement with a Borrower and whose employees are aggregated with the employees of a Borrower under IRC Section 414(o).

                  "ERISA EVENT" with respect to any Person means (a) the occurrence of a reportable event, within the meaning of Section 4043 of ERISA, with respect to any Plan of such Person or any of its ERISA Affiliates unless the 30-day notice requirement with respect to such event has been waived by the PBGC; (b) the provision by the administrator of any Plan of such Person or any of its ERISA Affiliates of a notice of intent to terminate such Plan, pursuant to Section 4041(a)(2) of ERISA (including any such notice with respect to a plan amendment referred to in Section 4041(e) of ERISA); (c) the cessation of operations at a facility of such Person or any of its ERISA Affiliates in the circumstances described in Section 4062(e) of ERISA; (d) the withdrawal by such Person or any of its ERISA Affiliates from a Multiple Employer Plan during a plan year for which it was a substantial employer, as defined in
Section 4001(a)(2) of ERISA; (e) the failure by such Person or any of its ERISA Affiliates to make a payment to a Plan which failure would result in the imposition of a Lien under Section 302(f)(1) of ERISA; (f) the adoption of an amendment to a Plan of such Person or any of its ERISA Affiliates requiring the provision of security to such Plan, pursuant to Section 307 of ERISA; or (g) the institution by the PBGC of proceedings to terminate any Plan of such Person or any of its ERISA Affiliates, pursuant to Section 4042 of ERISA, or the occurrence of any event or condition described in Section 4042 of ERISA that could constitute grounds for the termination of, or the appointment of a trustee to administer, such Plan.

                  "EVENT OF DEFAULT" has the meaning set forth in SECTION 8.

                  "EXCESS AVAILABILITY" means the amount, as of the date any determination thereof is to be made, equal to Availability PLUS cash and Cash Equivalents, MINUS the aggregate amount, if any, of all trade payables of Borrowers aged in excess of Borrowers' historical levels with respect thereto and all book overdrafts in excess of Borrowers' historical practices with respect thereto, in each case as determined by Agent in its Permitted Discretion.

                  "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended, and any successor statute.

                  "EXISTING LENDER" means Wells Fargo.

                  "FACILITY AMOUNT" means, as of the date of any determination thereof, the maximum amount of Advances that then may be outstanding subject to the limitations, deductions, reserves and other conditions set forth in SECTION 2.1, which amount shall be (i) initially set at $100,000,000 as of the Closing Date, (ii) thereafter, shall be subject to increase or decrease in accordance with SECTION 2.2, (iii) shall at no time be less than $75,000,000, and (iv) shall at no time exceed the Maximum Facility Amount.

                  "FAMILY MEMBER" means, with respect to any individual, any other individual having a relationship by blood (to the second degree of consanguinity), marriage, or adoption to such individual.

                  "FAMILY TRUSTS" means, with respect to any individual, trusts or other estate planning vehicles established for the benefit of Family Members of such individual and in respect of which such individual serves as trustee or in a similar capacity.

                  "FEE LETTER" shall mean that certain letter agreement, dated as of the Closing Date, between the Borrowers and Agent, for the sole and separate account of Agent, setting forth certain fees payable to Agent.

                  "FEE SPLIT LETTER" shall mean that certain letter agreement, dated as of the Closing Date, between Foothill, in its individual capacity, and BBRF, in its individual capacity, setting forth the allocation to BBRF of certain fees payable by Borrowers to Agent pursuant to the Fee Letter.

                  "FEIN" means Federal Employer Identification Number.

                  "FOOTHILL" means Foothill Capital Corporation, a California corporation.

                  "FUNDED DEBT" means and refers to all consolidated Indebtedness of Guitar or its Subsidiaries that matures one (1) year or more from the date of issuance, or that is renewable or extendable, at the sole option of Guitar or its Subsidiaries, as applicable, by its terms to a date that is one (1) year or more from the date of issuance thereof, or that, under a revolving credit or similar agreement, obligates the lender to extend credit over a period of one (1) year or more from the date of issuance.

                  "FUNDING DATE" means the date on which a Borrowing occurs.

                  "FUNDING LOSSES" has the meaning set forth in SECTION 2.13(b)(ii).

                  "GAAP" means generally accepted accounting principles as in effect from time to time in the United States, consistently applied.

                  "GENERAL INTANGIBLES" means all of Borrowers' present and future general intangibles and other personal property (including contract rights, rights to payment against credit card clearinghouses and processors, rights arising under common law, statutes, or regulations, choses or things in action, goodwill, patents, trade names, trademarks, servicemarks, copyrights, blueprints, drawings, purchase orders, customer lists, monies due or recoverable from pension funds, route lists, rights to payment and other rights under any royalty or licensing agreements, infringement claims, computer programs, information contained on computer disks or tapes, literature, reports, catalogs, money, deposit accounts, insurance premium rebates, tax refunds, and tax refund claims), other than goods, Accounts, Investment Property, and Negotiable Collateral.

                  "GOVERNING DOCUMENTS" means, with respect to any Person, the certificate or articles of incorporation, by-laws, or other organizational documents of such Person.

                  "GOVERNMENTAL AUTHORITY" shall mean any federal, state, local, or other governmental or administrative body, instrumentality, department, or agency or any court, tribunal, administrative hearing body, arbitration panel, commission, or other similar governmental or administrative dispute-resolving panel or body.

                  "GUARANTOR" means any one or more of MCI, for so long as the Borrowers hold 50% or more of the issued and outstanding Stock of MCI, and each other Subsidiary of Guitar, other than MFI, and MFI.

                  "GUARANTOR SECURITY AGREEMENT" means a Security Agreement, dated as of even date herewith, made by each of the Guarantors in favor of Agent, for the benefit of the Lender Group, in form and substance satisfactory to Agent.

                  "GUARANTY" means a General Continuing Guaranty, dated as of even date herewith, made by each of the Guarantors in favor of Agent, for the benefit of the Lender Group, in form and substance satisfactory to Agent, pursuant to which they guaranty the payment and performance of all present and future Obligations.

                  "GUITAR" has the meaning set forth in the preamble to this Agreement.

                  "GUITAR COLLECTION ACCOUNT" has the meaning set forth in
SECTION 2.7(a).

                  "GUITAR COLLECTION ACCOUNT BANK" has the meaning set forth in SECTION 2.7(a).

                  "GUITAR CONCENTRATION ACCOUNT" has the meaning set forth in
SECTION 2.7(a).

                  "GUITAR CONCENTRATION ACCOUNT BANK" has the meaning set forth in SECTION 2.7(a).

                  "HAZARDOUS MATERIALS" means (a) substances that are defined or listed in, or otherwise classified pursuant to, any applicable laws or regulations as "hazardous substances," "hazardous materials," "hazardous wastes," "toxic substances," or any other formulation intended to define, list, or classify substances by reason of deleterious properties such as ignitability, corrosivity, reactivity, carcinogenicity, reproductive toxicity, or "EP toxicity", (b) oil, petroleum, or petroleum derived substances, natural gas, natural gas liquids, synthetic gas, drilling fluids, produced waters, and other wastes associated with the exploration, development, or production of crude oil, natural gas, or geothermal resources, (c) any flammable substances or explosives or any radioactive materials, and (d) asbestos in any form or electrical equipment that contains any oil or dielectric fluid containing levels of polychlorinated biphenyls in excess of 50 parts per million.

                  "INDEBTEDNESS" means, with respect to any Person, without duplication, (a) all obligations for borrowed money, (b) all obligations evidenced by bonds, debentures, notes, or other similar instruments and all reimbursement or other obligations in respect of letters of credit, bankers acceptances, interest rate swaps, or other financial products, (c) all obligations under Capital Leases, (d) all obligations or liabilities of others secured by a Lien on any property or asset of such Person, irrespective of whether such obligation or liability is assumed, and (e) any obligation of such Person guaranteeing or intended to guarantee (whether guaranteed, endorsed, co-made, discounted, or sold with recourse to such Person) any obligation of any other Person.

                  "INDEMNIFIED LIABILITIES" has the meaning set forth in
SECTION 11.3.

                  "INDEMNIFIED PERSON" has the meaning set forth in SECTION
11.3.

                  "INSOLVENCY PROCEEDING" means any proceeding commenced by or against any Person under any provision of the Bankruptcy Code or under any other bankruptcy or insolvency law, assignments for the benefit of creditors, formal or informal moratoria, compositions, extensions generally with a significant number of such Person's creditors, or proceedings seeking reorganization, arrangement, or other similar relief.

                  "INTANGIBLE ASSETS" means, with respect to any Person, that portion of the book value of all of such Person's assets that would be treated as intangibles under GAAP.

                  "INTEREST PERIOD" means, with respect to each LIBOR Rate Advance, a period commencing on the date of the making of such LIBOR Rate Advance and ending 1, 2, 3 or 6 months thereafter; PROVIDED, HOWEVER, that
(a) if any Interest Period would end on a day that is not a Business Day, such Interest Period shall be extended (subject to clauses (c)-(e) below) to the next succeeding Business Day, (b) interest shall accrue from and including the first day of each Interest Period to, but excluding, the day on which any Interest Period expires, (c) any Interest Period that would end on a day that is not a Business Day shall be extended to the next succeeding Business Day unless such Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Business Day,
(d) with respect to an Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period), the Interest Period shall end on the last Business Day of the calendar month that is 1, 2, 3, or 6 months after the date on which the Interest Period began, as applicable, and (e) Borrowers may not elect an Interest Period which will end after the Maturity Date.

                  "INVENTORY" means all present and future inventory in which any Borrower has any interest, including goods held for sale or lease or to be furnished under a contract of service and all of Borrowers' present and future raw materials, work in process, finished goods, and packing and shipping materials, wherever located.

                  "INVENTORY REAPPRAISAL" means an appraisal of the liquidation value of Borrowers' Inventory (the methodology and implementation of such appraisal to be satisfactory to Agent in its Permitted Discretion), conducted by an appraisal or auctioneer firm acceptable to Agent.

                  "INVENTORY SECURITY AGREEMENT" means a security agreement, dated as of even date herewith, between Guitar and MFI, as debtors, and Agent, as secured party, which agreement shall be governed by the laws of Delaware and otherwise shall be in form and substance reasonably satisfactory to Agent.

                  "INVESTMENT" means, with respect to any Person, any investment by such Person in any other Person (including Affiliates) in the form of loans, guarantees, advances, or capital contributions (excluding (a) commission, travel, and similar advances to officers and employees of such Person made in the ordinary course of business, and (b) bona fide accounts receivable arising from the sale of goods or services in the ordinary course of business consistent with past practice), purchases or other acquisitions for consideration of Indebtedness or Stock, and any other items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP.

                  "INVESTMENT PROPERTY" means "investment property" as that term is defined in of the Code, whether now owned or hereafter acquired.

                  "IRC" means the Internal Revenue Code of 1986, as amended, and any successor statute.

                  "L/C" has the meaning set forth in SECTION 2.12(a).

                  "L/C UNDERTAKING" has the meaning set forth in SECTION
2.12(a).

                  "LENDER" and "LENDERS" have the respective meanings set forth in the preamble to this Agreement, and shall include any other Person made a party to this Agreement in accordance with the provisions of SECTION
14.1 hereof.

                  "LENDER GROUP" means, individually and collectively, each of the Lenders, and Agent.

                  "LENDER GROUP EXPENSES" means all (a) costs or expenses (including taxes, and insurance premiums) required to be paid by Borrowers under any of the Loan Documents that are paid or incurred by the Lender Group, (b) reasonable fees or charges paid or incurred by the Lender Group in connection with the Lender Group's transactions with Borrowers, including, fees or charges for photocopying, notarization, couriers and messengers, telecommunication, public record searches (including tax lien, litigation, and UCC searches and including searches with the patent and trademark office, the copyright office, or the department of motor vehicles), filing, recording, publication, appraisal (including Collateral appraisals in accordance with the provisions of this Agreement), and real estate title policies and endorsements, (c) costs and expenses incurred by Agent in the disbursement of funds to Borrowers (by wire transfer or otherwise), (d) charges paid or incurred by Agent resulting from the dishonor of checks, (e) reasonable costs and expenses paid or incurred by the Lender Group to correct any default or enforce any provision of the

Loan Documents, or in gaining possession of, maintaining, handling, preserving, storing, shipping, selling, preparing for sale, or advertising to sell the Collateral, or any portion thereof, irrespective of whether a sale is consummated, (f) reasonable costs and expenses paid or incurred by the Lender Group in examining the Books, (g) reasonable costs and expenses of third party claims or any other suit paid or incurred by the Lender Group in enforcing or defending the Loan Documents or in connection with the transactions contemplated by the Loan Documents or the Lender Group's relationship with Borrowers or any guarantor under the Loan Documents, (h) Agent's reasonable fees and expenses (including reasonable attorneys fees) incurred in advising, structuring, drafting, reviewing, administering, amending, terminating, enforcing (including reasonable attorneys fees and expenses incurred in connection with a "workout," a "restructuring," or an Insolvency Proceeding concerning any Borrower or any guarantor of the Obligations), defending, or concerning the Loan Documents, irrespective of whether suit is brought, and (i) each of the Lenders' reasonable fees and expenses (including reasonable attorneys fees) incurred in terminating, enforcing (including reasonable attorneys fees and expenses incurred in connection with a "workout," a "restructuring," or an Insolvency Proceeding concerning any Borrower), or defending the Loan Documents, irrespective of whether suit is brought.

                  "LENDER-RELATED PERSON" means, with respect to any Lender, such Lender, together with such Lender's Affiliates, and the officers, directors, employees, counsel, and agents of such Lender.

                  "LETTER OF CREDIT" means an L/C or an L/C Undertaking, as the context requires.

                  "LETTER OF CREDIT USAGE" means, as of any date of determination, the aggregate undrawn amount of all outstanding Letters of Credit.

                  "LEVERAGE RATIO" means and refers to, for the period to be determined, the ratio of (a) the aggregate amount of Funded Debt as of the last day of such period, to (b) consolidated EBITDA for such period.

                  "LIBOR DEADLINE" has the meaning set forth in SECTION 2.13(b)(ii).

                  "LIBOR NOTICE" means a written notice in the form of EXHIBIT L-1 attached hereto.

                  "LIBOR RATE" means, for each Interest Period for each LIBOR Rate Advance, the rate per annum determined by Agent (rounded upwards, if necessary, to the next 1/16%) determined by dividing (a) the Base LIBOR Rate for such Interest Period, by (b) 100% minus the Reserve Percentage. The LIBOR Rate shall be adjusted on and as of the effective day of any change in the Reserve Percentage.

                  "LIBOR RATE ADVANCE" means each portion of an Advance bearing interest at a rate determined by reference to the LIBOR Rate.

                  "LIEN" means any interest in property securing an obligation owed to, or a claim by, any Person other than the owner of the property, whether such interest shall be based on the common law, statute, or contract, whether such interest shall be recorded or perfected, and whether such interest shall be contingent upon the occurrence of some future event or events or the existence of some future circumstance or circumstances, including the lien or security interest arising from a mortgage, deed of trust, encumbrance, pledge, hypothecation, assignment, deposit arrangement, security agreement, conditional sale or trust receipt, or from a lease, consignment, or bailment for security purposes and also including reservations, exceptions, encroachments, easements, rights-of-way, covenants, conditions, restrictions, leases, and other title exceptions and encumbrances affecting Real Property.

                  "LOAN ACCOUNT" has the meaning set forth in SECTION 2.10.

                  "LOAN DOCUMENTS" means this Agreement, the Disbursement Letter, the Letters of Credit, the Suretyship Agreement, the Guaranty, the Guarantor Security Agreement, the tri-party blocked account agreements governing the Guitar Collection Accounts, the Guitar Concentration Account, the MFI Concentration Account, the Collateral Access Agreements, any Control Agreement, the Mortgages, the Stock Pledge Agreement, the Trademark Security Agreement, the Inventory Security Agreement, the Fee Letter, and any other agreement entered into, now or in the future, by any Obligor and the Lender Group in connection with this Agreement.

                  "MATERIAL ADVERSE CHANGE" means (a) a material adverse change in the business, operations, results of operations, assets, liabilities or condition (financial or otherwise) of Guitar and its Subsidiaries taken as a whole, (b) the material impairment of any Borrower's ability to perform its obligations under the Loan Documents to which it is a party or of the Lender Group's ability to enforce the Obligations or realize upon the Collateral, or (c) a material impairment of the priority of the Agent's Liens with respect to the Collateral as a result of an action or failure to act on the part of any Borrower.

                  "MATURITY DATE" has the meaning set forth in SECTION 3.4.

                  "MAXIMUM FACILITY AMOUNT" means $150,000,000.

                  "MCI" means Musician's Choice, Inc., a Delaware corporation.

                  "MFI has the meaning set forth in the preamble to this Agreement.

                  "MFI CONCENTRATION ACCOUNT" has the meaning set forth in
SECTION 2.7(b).

                  "MFI CONCENTRATION ACCOUNT BANK" has the meaning set forth in
SECTION 2.7(b).

                  "MORTGAGE" means, individually and collectively, one or more mortgages, deeds of trust, or deeds to secure debt, executed and delivered by an Obligor in favor of Agent, for the benefit of the Lender Group, the form and substance of which shall be satisfactory to Agent, in Agent's Permitted Discretion, that encumber Real Property Collateral and the related improvements thereto.

                  "MULTIEMPLOYER PLAN" of any Person means a multiemployer plan, as defined in Section 4001(a)(3) of ERISA, to which such Person or any of its ERISA Affiliates is making or accruing an obligation to make contributions, or has within any of the preceding five plan years made or accrued an obligation to make contributions.

                  "MULTIPLE EMPLOYER PLAN" of any Person means a single employer plan, as defined in Section 4001(a)(15) of ERISA, that (a) is maintained for employees of such Person or any of its ERISA Affiliates and at least one Person other than such Person and its ERISA Affiliates or (b) was so maintained and in respect of which such Person or any of its then current ERISA Affiliates could have liability under Section 4064 or 4069 of ERISA in the event such plan has been or were to be terminated.

                  "NEGOTIABLE COLLATERAL" means all of Borrowers' now owned and hereafter acquired letters of credit, notes, drafts, instruments, security certificates, documents (as defined in the Code), and chattel paper.

                  "NET CASH PROCEEDS" means, (a) the gross cash proceeds received by either Guitar or MFI, as the case may be, in respect of a Permitted Disposition of Real Property Collateral, less (b) the sum of (i) the amount, if any, of all taxes (other than income taxes) payable by Guitar or MFI, as the case may be, in connection with such Permitted Disposition and their good faith best estimate of the amount of all income taxes payable in connection with such Permitted Disposition, (ii) (A) the amount of any reasonable reserve established in accordance with GAAP against any liabilities associated with the Real Property Collateral sold and leased back and retained by Guitar or MFI, as the case may be, provided that the amount of any subsequent reduction of such reserve (other than in connection with a payment in respect of any such liability) shall be deemed to be Net Cash Proceeds of such Permitted Disposition occurring on the date of such reduction, and (B) the amount applied to repay any Indebtedness to the extent such Indebtedness is required by its terms to be repaid as a result of such Permitted Disposition, and (iii) reasonable and customary fees, commissions, and expenses and other costs paid by Guitar or MFI, as the case may be, in connection with such Permitted Disposition (other than those payable to any Affiliate thereof), in each case only to the extent not already deducted in arriving at the amount referred to in CLAUSE (a).

                  "NET LIQUIDATION PERCENTAGE" means the percentage of book value estimated to be recoverable in an orderly liquidation of Borrowers' Inventory, such percentage to be as determined by a qualified appraisal company selected by Agent.

                  "OBLIGATIONS" means all loans, Advances, debts, principal, interest (including any interest that, but for the provisions of the Bankruptcy Code, would have accrued), contingent reimbursement obligations with respect to Letters of Credit, premiums, liabilities (including all amounts charged to Borrowers' Loan Account pursuant hereto), obligations, fees, charges, costs, or Lender Group Expenses (including any fees or expenses that, but for the provisions of the Bankruptcy Code, would have accrued), lease payments, guaranties, covenants, and duties owing by any Borrower to the Lender Group of any kind and description pursuant to or evidenced by the Loan Documents (and irrespective of whether for the payment of money), whether direct or indirect, absolute or contingent, due or to become due, now existing or hereafter arising, and including all interest not paid when due and all Lender Group Expenses that a Borrower is required to pay or reimburse by the Loan Documents, by law, or otherwise.

                  "OBLIGORS" means, collectively, jointly and severally, Borrowers and the Guarantor, and "Obligor" means any one of them.

                  "OFFSITE STORAGE LOCATION" is defined in clause (b) of the definition of "Eligible Inventory."

                  "ORIGINATING LENDER" has the meaning set forth in SECTION 14.1(e).

                  "OVERADVANCE" has the meaning set forth in SECTION 2.5.

                  "PARTICIPANT" has the meaning set forth in SECTION 14.1(e).

                  "PAY-OFF LETTER" means a letter, in form and substance reasonably satisfactory to Agent, from Existing Lender to Agent respecting the amount necessary to repay in full all of the obligations of Borrowers owing to Existing Lender and obtain a release of all of the Liens existing in favor of Existing Lender in and to the assets of Borrowers.

                  "PERMITTED ACQUISITION" means an Acquisition of all or substantially all of the assets or Stock of another Person made by any Borrower so long as (a) no Default or Event of Default shall have occurred and be continuing or would result from the consummation of the proposed Acquisition, (b) the assets being acquired, or the Person whose Stock is being acquired, are useful in or engaged in, as applicable, the business of the Obligors as such business exists on the Closing Date, (c) the aggregate consideration paid or payable for Permitted Acquisitions during any fiscal year, after giving effect to the proposed Acquisition, shall not exceed $5,000,000, (d) the aggregate consideration paid or payable for all Permitted Acquisitions, after giving effect to the proposed Acquisition, shall not exceed $15,000,000, and (e) each Borrower shall have complied with SECTION
6.22. Without limiting whether or not an Acquisition shall constitute a Permitted Acquisition, in the event that Borrowers request of Agent that the Inventory and Accounts being acquired through a Permitted Acquisition be included in the Borrowing Base as Eligible Accounts or Eligible Inventory, as the case may be, Agent shall have completed its audit, appraisal, and standard due diligence review with respect to the assets or Person that is to be the subject of the proposed Permitted Acquisition and the results thereof shall be satisfactory to Agent in the exercise of its Permitted Discretion before such Inventory or Accounts shall be included in the Borrowing Base.

                  "PERMITTED DISCRETION", with respect to any determination by a member of the Lender Group, means a determination made in good faith and in the exercise of reasonable (from the perspective of a secured asset-based lender) business judgment.

                  "PERMITTED DISPOSITIONS" means (a) sales, exchanges, trade-ins, or other dispositions of Equipment that is significantly worn, damaged, or obsolete in the ordinary course of a Borrower's business, (b) sales of Inventory to buyers in the ordinary course of a Borrower's business,
(c) the use or transfer of money, or Cash Equivalents by a Borrower in a manner that is not prohibited by the terms of this Agreement or the other Loan Documents, (d) the licensing by a Borrower, on a non-exclusive basis, of patents, trademarks, copyrights, and other intellectual property rights in the ordinary course of such Borrower's business, (e) provided that no Event of Default has occurred and is continuing or would result therefrom, including an Event of Default resulting from a Change of Control, the sale, transfer, or other disposition by Guitar of the Stock of MCI, (f) provided that no Event of Default has occurred and is continuing or would result therefrom, the sale, license, lease, exchange, transfer, or other dispositions of any parcel or parcels of Real Property owned in fee by Guitar (including goods that are fixtures and Equipment associated with the property in an amount not to exceed $50,000) as of the Closing Date and not comprising Real Property Collateral, (g) provided that no Event of Default has occurred and is continuing or would result therefrom, the sale and lease-back of the retail store #110 owned in fee by Guitar and located in Hollywood, California, as more specifically described on SCHEDULE R-1, PROVIDED that Guitar receives a minimum of $3,000,000 in Net Cash Proceeds from such sale and lease-back, (h) provided that no Event of Default has occurred and is continuing or would result therefrom, the sale or sale and lease-back of distribution center owned in fee by MFI and located in Medford, Oregon, as more specifically described on SCHEDULE R-1, PROVIDED that MFI receives a minimum of $1,700,000 in Net Cash Proceeds from such sale and lease-back, and
(i) provided that no Event of Default has occurred and is continuing or would result therefrom, including an Event of Default resulting from a Change of Control, the sale, license, lease, exchange, transfer, or other dispositions of any other tangible personal property of the Borrowers that do not exceed, on a book value basis, $500,000 in the aggregate is any fiscal year.

                  "PERMITTED HOLDERS" means the individuals referenced in the Permitted Holders Side Letter and their Family Members, and their Family Trusts.

                  "PERMITTED HOLDERS SIDE LETTER" means that certain side letter, dated as of even date herewith, between Borrowers and Agent, in form and substance reasonably satisfactory to Agent.

                  "PERMITTED INVESTMENTS" means (a) Investments in Cash Equivalents, (b) loans and advances to officers and employees of the Borrowers in the ordinary course of business, other than as provided for in clause (c), in an aggregate amount at any one time outstanding not to exceed $500,000, (c) loans and advances to officers and employees of the Borrowers in the ordinary course of business to facilitate the purchase by such officers or employees of the Stock of Guitar and the repayment of any such loans or advances is secured by a first priority Lien on the Stock purchased thereby, in an aggregate amount outstanding at any one time not to exceed $1,000,000, (d) Investments in negotiable instruments for collection, (e) advances made in connection with purchases of goods or services in the ordinary course of business, (f) Permitted Acquisitions, (g) Investments by the Borrowers in MCI not to exceed $10,000,000 outstanding at any one time, and (h) other Investments in an aggregate amount not to exceed $250,000 outstanding at any one time.

                  "PERMITTED LIENS" means (a) Liens held by Agent for the benefit of the Lender Group, (b) Liens for unpaid taxes that either (i) are not yet overdue or (ii) do not constitute an Event of Default hereunder and are the subject of Permitted Protests, (c) Liens set forth on SCHEDULE P-1,
(d) the interests of lessors under operating leases, (e) Purchase Money Liens , but only if such Lien shall at all times be confined solely to the fixed assets the purchase price of which was financed through the incurrence of the Purchase Money Indebtedness secured by such Lien, or the interests of lessors under Capital Leases to the extent that such interests secure Permitted Purchase Money Indebtedness and so long as the Lien attaches only to the asset purchased or acquired and the proceeds thereof, (f) Liens arising by operation of law in favor of warehousemen, landlords, carriers, mechanics, materialmen, laborers, or suppliers, incurred in the ordinary course of business of Borrowers and not in connection with the borrowing of money, and which Liens either (i) are for sums not yet overdue, or (ii) are the subject of Permitted Protests, (g) Liens arising from deposits made in connection with obtaining worker's compensation or other unemployment insurance, (h) Liens or deposits to secure performance of bids, tenders, or leases incurred in the ordinary course of business of Borrowers and not in connection with the borrowing of money, (i) Liens arising by reason of security for surety or appeal bonds in the ordinary course of business of Borrowers, (j) Liens resulting from any judgment or award that is not an Event of Default hereunder, (k) Liens with respect to Real Property Collateral that exist as of the Closing Date, (l) with respect to any Real Property, easements, rights of way, or zoning that do not materially interfere with or impair the use or operation of the Real Property by Borrowers, and (m) Liens arising in connection with any Acquired Indebtedness.

                  "PERMITTED PROTEST" means the right of Borrowers to protest any Lien (other than any such Lien that secures the Obligations), tax (other than payroll taxes or taxes that are the subject of a United States federal tax lien), or rental payment, provided that (a) a reserve with respect to such obligation is established on the Books in such amount as is required under GAAP, (b) any such protest is instituted and diligently prosecuted by

Borrowers in good faith, and (c) Agent, in the exercise of its Permitted Discretion, is satisfied that, while any such protest is pending, there will be no impairment of the enforceability, validity, or priority of any of the Liens of Agent on behalf of the Lender Group in and to the Collateral.

                  "PERMITTED PURCHASE MONEY INDEBTEDNESS" means, as of any date of determination, (i) Purchase Money Indebtedness incurred after the Closing Date in an aggregate amount outstanding at any one time not to exceed $10,000,000, or (ii) Purchase Money Indebtedness incurred on or before the Closing Date and as set forth on SCHEDULE 7.1.

                  "PERSON" means natural persons, corporations, limited liability companies, limited partnerships, general partnerships, limited liability partnerships, joint ventures, trusts, land trusts, business trusts, or other organizations, irrespective of whether they are legal entities, and governments and agencies and political subdivisions thereof.

                  "PERSONAL PROPERTY COLLATERAL" means all Collateral other than such of the Real Property Collateral.

                  "PHYSICAL COUNT" means a physical count of Borrowers' Inventory (the methodology and implementation of such physical count to be satisfactory to Agent in its Permitted Discretion), conducted by an appraisal, accounting, auction, or other professional firm acceptable to Agent.

                  "PLAN" means a Single Employer Plan or a Multiple Employer
Plan.

                  "PROJECTIONS" means Guitar's forecasted consolidated (a) balance sheets, (b) profit and loss statements, (c) cash flow statements, and
(d) capitalization statements, all prepared on a consistent basis with Guitar's historical financial statements, together with appropriate supporting details and a statement of underlying assumptions.

                  "PRO RATA SHARE" means the percentage obtained by dividing
(i) such Lender's Revolving Credit Commitment, by (ii) the aggregate amount of all Lenders' Revolving Credit Commitments.

                  "PUBLIC OFFERING" means an underwritten public offering of the common Stock of any Person.

                  "PURCHASE MONEY INDEBTEDNESS" means Indebtedness (other than the Obligations, but including Capitalized Lease Obligations), incurred at the time of, or within 20 days after, the acquisition of any fixed assets for the purpose of financing all or any part of the acquisition cost thereof.

                  "PURCHASE MONEY LIEN" means a Lien upon fixed assets that secures Purchase Money Indebtedness.

                  "REAL PROPERTY" means any estates or interests in real property now owned or hereafter acquired by an Obligor, and the improvements related thereto.

                  "REAL PROPERTY COLLATERAL" means (i) the retail store #110 owned in fee by Guitar and located in Hollywood, California, and (ii) the distribution center owned in fee by MFI and located in Medford, Oregon, in each case more specifically described on SCHEDULE R-1, and any Real Property hereafter acquired in fee by an Obligor.

                  "RECEIVABLES DUE DILIGENCE DATE" means that date as of which Agent has completed, to its satisfaction in its Permitted Discretion, its field audit of Borrowers' Accounts, including historic dilution, cyclical patterns, and such other matters affecting credit quality and collectability as Agent shall determine.

                  "RECEIVABLES ACTIVATION DATE" means that date, on or after the Receivables Due Diligence Date, designated by written notice from the Administrative Borrower to the Agent as the date from and after which the Borrowers elect to include Eligible Accounts in the Borrowing Base, which written notice is to be received by Agent no less than 15 days prior to the designated Receivables Activation Date.

                  "REQUIRED AVAILABILITY" means, as of the date of the determination thereof, Excess Availability in an amount no less than the lesser of (i) 15% of the Facility Amount in effect on such date of determination, and (ii) $20,000,000.

                  "REQUIRED LENDERS" means, at any time, Lenders whose Pro Rata Shares aggregate 51% of the Commitments, or if the Commitments have been terminated irrevocably, 51% of the Obligations then outstanding.

                  "RESERVE PERCENTAGE" means, on any day, that percentage prescribed by the Board of Governors of the Federal Reserve System (or any successor Governmental Authority) for determining the reserve requirements (including any basic, supplemental, marginal, or emergency reserves) that is in effect on such date with respect to deposits of Dollars in a non-United States or an international banking office of a bank used to fund a LIBOR Rate Advance.

                  "RETAIL STORE" is defined in clause (b) of the definition of "Eligible Inventory."

                  "REVOLVING CREDIT COMMITMENT" means, for each Lender, the Dollar amount of the obligation of such Lender to make Advances (in an aggregate amount at any one time outstanding), as such amount is set forth opposite the name of such Lender under the caption Revolving Credit Commitment on SCHEDULE C-1 (as such amount shall be increased or decreased pursuant to SECTION 2.2).

                  "REVOLVER USAGE" means, as of any date of determination, the sum of (a) the aggregate amount of Advances outstanding, PLUS (b) the amount of the Letter of Credit Usage.

                  "RISK PARTICIPATION LIABILITY" means, as to each Letter of Credit, all reimbursement obligations of Borrowers to the issuer of an L/C or to the issuer of a letter of credit with respect to the transaction for which an L/C Undertaking was executed and delivered (to the extent such reimbursement obligations are subject to such L/C Undertaking), consisting of
(a) the amount available to be drawn or which may become available to be drawn under the Letter of Credit, (b) all amounts which that been paid and made available by the issuing bank to the extent not reimbursed by Borrowers, whether by the making of an Advance or otherwise, and (c) all accrued and unpaid interest, fees, and expenses payable with respect thereto.

                  "SEC" means the United States Securities and Exchange Commission and any successor thereto.

                  "SECURITIES ACCOUNT" means a "securities account" as that term is defined in Section 8-501 of the Code.

                  "SENIOR INDENTURE" means the Indenture , dated as of July 2, 1996, between Guitar Center Management Company, Inc., a California corporation (predecessor in interest by merger to Guitar), as issuer, and U.S. Trust Company of California, N.A., as trustee, pursuant to which the Senior Notes were issued, as modified, amended or replaced from time to time in a manner permitted by this Agreement.

                  "SENIOR INDENTURE INDEBTEDNESS" means the Senior Notes and any other Indebtedness of any Obligor under the Senior Indenture, together with any refinancings thereof permitted by the terms of SECTION 7.8(c).

                  "SENIOR NOTE DOCUMENTS" means the collective reference to the Senior Notes, the Senior Indenture and each agreement, instrument and document delivered in connection therewith or relating thereto, as modified, amended, or replaced from time to time in a manner permitted by this Agreement.

                  "SENIOR NOTES" means the 11% $100,000,000 Senior Notes due 2006 of Guitar issued pursuant to the Senior Indenture, as modified, amended or replaced from time to time in a manner permitted by this Agreement.

                  "SETTLEMENT" has the meaning set forth in SECTION 2.3(f)(i).

                  "SETTLEMENT DATE" has the meaning set forth in SECTION 2.3(f)(i).

                  "SINGLE EMPLOYER PLAN" of any Person means a single employer plan, as defined in Section 4001(a)(15) of ERISA, that (a) is maintained for employees of such Person or any of its ERISA Affiliates and no Person other than such

Person and its ERISA Affiliates or (b) was so maintained and in respect of which such Person or any of its then current ERISA Affiliates could have liability under Section 4069 of ERISA in the event such plan has been or were to be terminated.

                  "SLOW MOVING INVENTORY" means goods (i) that have been included in Borrowers' Inventory for in excess of 120 days, or (ii) classified as slow moving on Borrowers' books and records if not otherwise included in clause (i).

                  "SOLVENT" means, with respect to any Person on a particular date, that such Person is not insolvent (as such term is defined in the Uniform Fraudulent Transfer Act).

                  "SPECIFIED STATE" means any State which provides for a statutory lien of distraint in favor of a lessor of real property that is prior to the Liens of Agent hereunder.

                  "STOCK" means all shares, options, warrants, interests, participations, or other equivalents (regardless of how designated) of or in a Person, whether voting or nonvoting, including common stock, preferred stock, or any other "equity security" (as such term is defined in Rule 3a11-1 of the General Rules and Regulations promulgated by the SEC under the Exchange Act).

                  "STOCK PLEDGE AGREEMENT" means a stock pledge agreement, in form and substance reasonably satisfactory to Agent, executed and delivered by Guitar and MFI to Agent with respect to the pledge of the capital Stock of each of Guitar's and MFI's Subsidiaries.

                  "SUBORDINATED INDEBTEDNESS" means any Indebtedness of a Borrower that is subordinated to the Obligations of the Borrowers under the Loan Documents on, and that otherwise contains, terms and conditions acceptable to Agent in the exercise of its Permitted Discretion.

                  "SUBSIDIARY" of a Person means a corporation, partnership, limited liability company, or other entity in which that Person directly or indirectly owns or controls the shares of Stock having ordinary voting power to elect a majority of the board of directors (or appoint other comparable managers) of such corporation, partnership, limited liability company, or other entity.

                  "SURETYSHIP AGREEMENT" means an agreement, in form and substance satisfactory to Agent, dated as of even date herewith and entered into by each Borrower for the benefit of the Lender Group.

                  "SWING LENDER" means any Lender appointed by the Agent in writing, and which appointment has been accepted by such Lender in writing, as the "Swing Lender".

                  "SWING LOAN" has the meaning set forth in SECTION 2.3(d)(i).

                  "TANGIBLE NET WORTH" means, as of any date of determination, the result of (a) Guitar's total stockholder's equity, MINUS
(b) all Intangible Assets of Borrowers.

                  "TRADEMARK SECURITY AGREEMENT" means a Trademark Security Agreement made by the Borrowers for the benefit of the Lender group, in form and substance satisfactory to Agent.

                  "VOIDABLE TRANSFER" has the meaning set forth in SECTION 17.7.

                  "VOTING STOCK" means, with respect to any Person, Capital Stock of any class or classes if the holders of such Capital Stock are ordinarily, in the absence of contingencies, entitled to vote for the election of the directors (or other persons performing similar functions) of such Person even if the right to so vote has been suspended by the happening of such a contingency.

                  "WELLS FARGO" means Wells Fargo Bank, National Association, a national banking association.

                  "WITHDRAWAL LIABILITY" has the meaning specified in Part I of Subtitle E of Title IV of ERISA.

                  "YEAR 2000 COMPLIANT" means, with regard to any Person, that all software in goods produced or sold by, or utilized by and material to the business operations or financial condition of, such Person are able to interpret and manipulate data on and involving all calendar dates correctly and without causing any abnormal ending scenario, including in relation to dates on and after the year 2000.

              1.2 ACCOUNTING TERMS. All accounting terms not specifically defined herein shall be construed in accordance with GAAP. When used herein, the term "financial statements" shall include the notes and schedules thereto. Whenever the term "Borrower" is used in respect of a financial covenant or a related definition, it shall be understood to mean such Borrower on a consolidated basis unless the context clearly requires otherwise. All calculations made for the purposes of determining compliance with this Agreement shall (except as otherwise expressly provided herein) be made by application of GAAP applied on a basis consistent with the most recent annual or quarterly financial statements delivered pursuant hereto (or, prior to the delivery of the first financial statements hereunder, consistent with the financial statements as at December 31, 1998); PROVIDED HOWEVER, that if Administrative Borrower or Agent shall object to determining such compliance or such basis due to any change in GAAP or the rules promulgated with respect thereto, then such calculations shall be made on a basis consistent with the most recent financial statements delivered by Guitar hereunder as to which no such objection shall have been made.

              1.3 CODE. Any terms used in this Agreement that are defined in the Code shall be construed and defined as set forth in the Code unless otherwise defined herein.

              1.4 CONSTRUCTION. Unless the context of this Agreement or any other Loan Document clearly requires otherwise, references to the plural include the singular, references to the singular include the plural, the term "including" is not limiting, and the term "or" has, except where otherwise indicated, the inclusive meaning represented by the phrase "and/or." The words "hereof," "herein," "hereby," "hereunder," and similar terms in this Agreement or any other Loan Document refer to this Agreement or such other Loan Document, as the case may be, as a whole and not to any particular provision of this Agreement or such other Loan Document, as the case may be. Section, subsection, clause, schedule, and exhibit references herein are to this Agreement unless otherwise specified. Any reference in this Agreement or in the Loan Documents to this Agreement or any of the Loan Documents shall include all alterations, amendments, changes, extensions, modifications, renewals, replacements, substitutions, joinders, and supplements, thereto and thereof, as applicable.

              1.5 SCHEDULES AND EXHIBITS. All of the schedules and exhibits attached to this Agreement shall be deemed incorporated herein by reference.

2.       LOAN AND TERMS OF PAYMENT.

              2.1 REVOLVER ADVANCES.

                         (a) Subject to the terms and conditions of this
Agreement, and during the term of this Agreement, each Lender agrees to make advances ("ADVANCES") to Borrowers in an amount at any one time outstanding not to exceed such Lender's Pro Rata Share of an amount equal to THE LOWEST OF (i) the Facility Amount in effect at the time of such Advance LESS the Letter of Credit Usage, (ii) the Borrowing Base LESS the Letter of Credit Usage, or (iii) the maximum aggregate amount of Indebtedness permitted to be incurred by Borrowers pursuant to the terms and conditions of the Senior Indenture. For purposes of this Agreement, "BORROWING BASE," as of any date of determination, shall mean the result of:

                              (x)       THE LOWEST OF

                                        (i)       $30,000,000, and

                                        (ii)      from and after the Receivables
                                        Activation Date, 85% of the amount of
                                        Eligible Accounts, LESS the amount, if
                                        any, of the Dilution Reserve, PLUS

                              (y)       THE LESSER OF

                                        (i)       70% of the value of Eligible
                                        Inventory, and

                                        (ii)      80% of the product of the
                                        value of Eligible Inventory times the
                                        Net Liquidation Percentage (such Net
                                        Liquidation Percentage as calculated by
                                        the most recently concluded Inventory
                                        Reappraisal as of the date of
                                        determination of the Borrowing Base),
                                        MINUS

                              (z) the aggregate amount of reserves, if any, established by Agent under SECTION 2.1(b).

                  (b) Anything to the contrary in this SECTION 2.1 notwithstanding, Agent shall have the right to establish reserves in such amounts, and with respect to such matters, as Agent in its Permitted Discretion shall deem necessary or appropriate, against the Borrowing Base, including reserves with respect to (i) sums that Borrowers are required to pay (such as taxes, assessments, insurance premiums, or, in the case of leased assets, rents or other amounts payable under such leases) and have failed to pay under any Section of this Agreement or any other Loan Document,
(ii) amounts owing by Borrowers to any Person to the extent secured by a Lien (other than any existing Permitted Lien set forth on SCHEDULE P-1 which is specifically identified thereon as entitled to have priority over Agent's Liens for the benefit of the Lender Group) on, or trust over, any of the Collateral, which Lien or trust, in the Permitted Discretion of Agent, would be likely to have a priority superior to the Liens of Agent, for the benefit of the Lender Group (such as landlord liens, ad valorem taxes, property taxes, or sales taxes where given priority under applicable law) in and to such item of the Collateral, (iii) a minimum of 3 months rent for each leased Retail Store or Offsite Storage Location located in a Specified State for which an acceptable Collateral Access Agreement has not been received by Agent (irrespective of whether any rent is currently due), (iv) in-store customer credits and gift certificates, and (v) layaway and customer deposits. In addition to the foregoing, Agent SHALL HAVE THE RIGHT TO HAVE THE INVENTORY (A) REAPPRAISED THROUGH THE CONDUCT OF AN INVENTORY REAPPRAISAL FROM TIME TO TIME AFTER THE CLOSING DATE FOR THE PURPOSE OF REDETERMINING THE NET LIQUIDATION PERCENTAGE OF THE ELIGIBLE INVENTORY PORTION OF THE COLLATERAL AND, AS A RESULT, REDETERMINING THE BORROWING BASE; PROVIDED, HOWEVER, FOR SO LONG AS NO EVENT OF DEFAULT HAS OCCURRED AND IS CONTINUING, BORROWERS SHALL HAVE NO OBLIGATION TO PAY FOR OR REIMBURSE AGENT TO THE EXTENT SET FORTH IN SECTION 2.11(c) FOR REAPPRAISALS OF INVENTORY WITH A FREQUENCY GREATER THAN 1 INVENTORY REAPPRAISAL DURING ANY 12 MONTH PERIOD AND NO MORE THAN 2 INVENTORY REAPPRAISALS MAY BE PERFORMED IN ANY 12 MONTH PERIOD, AND (B) PHYSICALLY COUNTED THROUGH THE CONDUCT OF A PHYSICAL COUNT FROM TIME TO TIME AFTER THE CLOSING DATE; PROVIDED, HOWEVER, FOR SO LONG AS NO EVENT OF DEFAULT HAS OCCURRED AND IS CONTINUING, BORROWERS SHALL HAVE NO OBLIGATION TO PAY FOR OR REIMBURSE AGENT TO THE EXTENT SET FORTH IN SECTION 2.11(c) FOR MORE THAN 1 PHYSICAL COUNT DURING ANY 12 MONTH PERIOD AND NO MORE THAN 2 PHYSICAL COUNTS MAY BE CONDUCTED DURING ANY 12 MONTH PERIOD.

                  (c) The Lenders shall have no obligation to make further Advances hereunder to the extent such further Advances would cause the Revolver Usage to exceed the Facility Amount or the maximum aggregate amount of Indebtedness permitted to be incurred by Borrowers pursuant to the terms and conditions of the Senior Indenture.

                  (d) Amounts borrowed pursuant to this Section may be repaid and, subject to the terms and conditions of this Agreement, reborrowed at any time during the term of this Agreement.

              2.2 INCREASE OR REDUCTION IN FACILITY AMOUNT AND COMMITMENTS.

                  (a) PROVIDED that no Event of Default shall have occurred and is continuing or would result from any such increase in the Facility Amount, and PROVIDED FURTHER, that after giving effect to any such increase in the Facility Amount, the Facility Amount shall not exceed $150,000,000, at any time and from time to time after the Closing, upon 45 days prior written notice by Administrative Borrower to the Agent of the amount of the proposed increase in the Facility Amount and the intended effective date of any such increase (the "NOTICE OF PROPOSED INCREASE IN FACILITY AMOUNT"), Borrowers may request an increase in the Facility Amount through an amendment to this Agreement. Any such request by Borrowers to increase the Facility Amount shall be for a minimum increase of $10,000,000 over the Facility Amount then in effect, and in incremental amounts of $10,000,000 thereafter. Upon the effective date of any such increase in the Facility Amount, (i) Borrowers shall pay to Agent, for its separate account, a supplemental facility fee as provided in the Fee Letter with respect to each incremental increase in the Facility Amount and (ii) the Revolving Credit Commitment of all Lenders shall be increased by such amount and the Revolving Credit Commitment of each Lender shall be increased by its Pro Rata Share of the incremental increase in the Facility Amount and SCHEDULE C-1 shall automatically be amended to reflect such increase.

                  (b) Provided that no Event of Default has occurred and is continuing, and, provided further, that after giving effect to any such reduction, the Maximum Facility Amount shall not be less than $75,000,000, Borrowers shall have the right to elect from time to time to permanently reduce the Maximum Facility Amount in an amount not to exceed the sum of (i) the difference between the Maximum Facility Amount and the Facility Amount then in effect, and (ii) the unfunded portion of the Revolving Credit Commitments of all Lenders, with a corresponding permanent reduction in the Revolving Credit Commitments of the Lenders. Administrative Borrower shall give Agent not less than 15 Business Days prior written notice designating the date (which shall be a Business Day) as of which such reduction is to be effective and the amount of the proposed reduction. Such reduction shall be effective on the date specified in Administrative Borrower's notice given in compliance hereunder, and shall be in a minimum amount of $10,000,000, and integral multiples of $5,000,000 in excess thereof. Any reduction of the Maximum Facility Amount pursuant to this SECTION 2.2(b) shall be without premium or penalty, with the exception that from and after Borrowers' election to permanently reduce the Maximum Facility Amount and the Lenders' Revolving Credit Commitments pursuant to this SECTION 2.2(b), Borrowers shall no longer have the right to request any further increase in the Maximum Facility Amount pursuant to SECTION 2.2(a). Any reduction of the Lenders' Revolving Credit Commitments pursuant to this SECTION 2.2(b) shall reduce the Revolving Credit Commitment of each Lender by the amount of its Pro Rata Share of the incremental reduction in the Facility Amount and SCHEDULE C-1 shall automatically be amended to reflect such reduction.

              2.3 BORROWING PROCEDURES AND SETTLEMENTS

                  (a) PROCEDURE FOR BORROWING. Each Borrowing shall be made by an irrevocable written request by an Authorized Person delivered to Agent (which notice must be received by Agent no later than 11:00 a.m. (California time) on the Business Day immediately preceding the requested Funding Date) specifying (i) the amount of such Borrowing, and (ii) the requested Funding Date, which shall be a Business Day; PROVIDED, HOWEVER, that in the case of a request for Swing Loan in an amount of $15,000,000, or less, such notice will be timely received if it is received by Agent no later than 11:00 a.m. (California time) on the Business Day that is the requested Funding Date. At Agent's election, in lieu of delivering the above-described written request, any Authorized Person may give Agent telephonic notice of such request by the required time, with such telephonic notice to be confirmed in writing within 24 hours of the giving of such notice.

                  (b) AGENT'S ELECTION. Promptly after receipt of a request for a Borrowing pursuant to SECTION 2.3(a), Agent shall elect, in its discretion, (i) to have the terms of SECTION 2.3(c) apply to such requested Borrowing, or (ii) to request Swing Lender to make a Swing Loan pursuant to the terms of SECTION 2.3(d) in the amount of the requested Borrowing; provided, however, that if Swing Lender declines in its sole discretion to make a Swing Loan pursuant to SECTION 2.3(d), Agent shall elect to have the terms of SECTION 2.3(c) apply to such requested Borrowing.

                  (c) MAKING OF ADVANCES.

                              (i) In the event that Agent shall elect to have
                    the terms of this SECTION 2.3(c) apply to a requested Borrowing as described in SECTION 2.3(b), then promptly after receipt of a request for a Borrowing pursuant to
                    SECTION 2.3(a), Agent shall notify the Lenders, not later than 1:00 p.m. (California time) on the Business Day immediately preceding the Funding Date applicable thereto, by telecopy, telephone, or other similar form of transmission, of the requested Borrowing. Each Lender shall make the amount of such Lender's Pro Rata Share of the requested Borrowing available to Agent in immediately available funds, to such account of Agent as Agent may designate, not later than 11:00 a.m. (California time) on the Funding Date applicable thereto. After Agent's receipt of the proceeds of such Advances, upon satisfaction of the applicable conditions precedent set forth in SECTION 3 hereof, Agent shall make the proceeds of such Advances available to Borrowers on the applicable Funding Date by transferring same day funds equal to the proceeds of such Advances received by Agent to the Designated Account; PROVIDED, HOWEVER, that, subject to the provisions of
                    SECTION 2.3(i), Agent shall not request any Lender to make, and no Lender shall have the obligation to make, any Advance if Agent shall have received written notice from any Lender, or otherwise has actual knowledge, that (1) one or more of the applicable conditions precedent set forth in SECTION 3 will not be satisfied on the requested Funding Date for the applicable Borrowing unless such condition has been waived, or (2) the requested Borrowing would exceed the Availability of Borrowers on such Funding Date.

                              (ii) Unless Agent receives notice from a Lender on
                    or prior to the Closing Date or, with respect to any Borrowing after the Closing Date, at least 1 Business Day prior to the date of such Borrowing, that such Lender will not make available as and when required hereunder to Agent for the account of Borrowers the amount of that Lender's Pro Rata Share of the Borrowing, Agent may assume that each Lender has made or will make such amount available to Agent in immediately available funds on the Funding Date and Agent may (but shall not be so required), in reliance upon such assumption, make available to Borrowers on such date a corresponding amount. If and to the extent any Lender shall not have made its full amount available to Agent in immediately available funds and Agent in such circumstances has made available to Borrowers such amount, that Lender shall on the Business Day following such Funding Date make such amount available to Agent, together with interest at the Defaulting Lenders Rate for each day during such period. A notice submitted by Agent to any Lender with respect to amounts owing under this subsection shall be conclusive, absent manifest error. If such amount is so made available, such payment to Agent shall constitute such Lender's Advance on the date of Borrowing for all purposes of this Agreement. If such amount is not made available to Agent on the Business Day following the Funding Date, Agent will notify Administrative Borrower of such failure to fund and, upon demand by Agent, Borrowers shall pay such amount to Agent for Agent's account, together with interest thereon for each day elapsed since the date of such Borrowing, at a rate per annum equal to the interest rate applicable at the time to the Advances composing such Borrowing. The failure of any Lender to make any Advance on any Funding Date shall not relieve any other Lender of any obligation hereunder to make an Advance on such Funding Date, but no Lender shall be responsible for the failure of any other Lender to make the Advance to be made by such other Lender on any Funding Date.

                              (iii) Agent shall not be obligated to transfer to
                    a Defaulting Lender any payments made by Borrowers to Agent for the Defaulting Lender's benefit, and Agent may in its discretion transfer any such payments to each other non-Defaulting Lender member of the Lender Group ratably in accordance with their Commitments (but only to the extent that such Defaulting Lenders Advance was funded by the other members of the Lender Group) or, if so requested by Administrative Borrower and if no Default or Event of Default had occurred and is continuing (and to the extent such Defaulting Lender's Advance was not funded by the Lender Group), retain same to be re-advanced to Borrowers as if such Defaulting Lender had made Advances to Borrowers; nor shall a Defaulting Lender be entitled to the sharing of any payments hereunder. Amounts payable to a Defaulting Lender shall instead be paid to or retained by Agent as permitted herein. Subject to the foregoing, Agent may hold and, in its Permitted Discretion, re-lend to Borrowers for the account of such Defaulting Lender the amount of all such payments received and retained by it for the account of such Defaulting Lender. Solely for the purposes of voting or consenting to matters with respect to the Loan Documents, such Defaulting Lender shall be deemed not to be a "Lender" and such Lender's Commitment shall be deemed to be zero (-0-). This section shall remain effective with respect to such Defaulting Lender until (x) the Obligations under this Agreement shall have been declared or shall have become immediately due and payable, (y) the non-Defaulting Lenders, Agent, and Administrative Borrower shall have waived such Lender's default in writing, or (z) the Defaulting Lender makes its Pro Rata Share of all outstanding Advances and pays to Agent all amounts owing by Defaulting Lender in respect thereof. The operation of this section shall not be construed to increase or otherwise affect the Commitment of any Lender, to relieve or excuse the performance by such Defaulting Lender or any other Lender of its duties and obligations hereunder or to relieve or excuse the performance by each Borrower of its duties and obligations hereunder to Agent or to Lenders other than such Defaulting Lender. Any such failure to fund by any Defaulting Lender shall constitute a material breach by such Defaulting Lender of this Agreement and shall entitle Administrative Borrower at its option, upon written notice to Agent, to arrange for a substitute Lender to assume the Commitment of such Defaulting Lender, such substitute Lender to be acceptable to Agent, such consent not to be unreasonably withheld. In connection with the arrangement of such a substitute Lender, the Defaulting Lender shall have no right to refuse to be replaced hereunder, and agrees to execute and deliver a completed form of Assignment and Acceptance Agreement in favor of the substitute Lender (and agrees that it shall be deemed to have executed and delivered such document if it fails to do so) subject only to being repaid its share of the outstanding Obligations (including an assumption of its Pro Rata Share of the Risk Participation Liability) without any premium or penalty of any kind whatsoever; PROVIDED further, HOWEVER, that any such assumption of the Commitment of such Defaulting Lender shall not be deemed to constitute a waiver of any of Borrowers' rights or remedies against any such Defaulting Lender's arising out of or in relation to such failure to fund.

                              (d) MAKING OF SWING LOANS.

                              (i) In the event Agent shall elect, with the
                    consent of Swing Lender, as a Lender, to have the terms of this SECTION 2.3(d) apply to a requested Borrowing as described in SECTION 2.3(b), Swing Lender as a Lender shall make an Advance in the amount of such Borrowing (any such Advance made solely by Swing Lender as a Lender pursuant to this SECTION 2.3(d) being referred to as a "SWING LOAN" and such Advances being referred to collectively as "SWING LOANS") available to Borrowers on the Funding Date applicable thereto by transferring same day funds to the Designated Account. Each Swing Loan is an Advance hereunder and shall be subject to all the terms and conditions applicable to other Advances, except that all payments thereon shall be payable to Swing
                    Lender as a Lender solely for its own account (and for the account of the holder of any participation interest with respect to such Advance). Subject to the provisions of SECTION 2.3(i), Agent shall not request Swing Lender as a Lender to make, and Swing Lender as a Lender shall not make, any Swing Loan if Agent shall have received written notice from any Lender, or otherwise has actual knowledge, that (i) one or more of the applicable conditions precedent set forth in SECTION 3 will not be satisfied on the requested Funding Date for the applicable Borrowing unless such condition has been waived, or (ii) the requested Borrowing would exceed the Availability of Borrowers on such Funding Date. Swing Lender as a Lender shall not otherwise be required to determine whether the applicable conditions precedent set forth in SECTION 3 have been satisfied on the Funding
                    Date applicable thereto prior to making, in its sole discretion, any Swing Loan.

                              (ii) The Swing Loans shall be secured by the
                    Collateral and shall constitute Advances and Obligations hereunder, and shall bear interest at the rate applicable from time to time to Advances pursuant to SECTION 2.6 hereof.

                              (e) AGENT ADVANCES.

                              (i) Subject to the limitations set forth in the
                    proviso contained in this SECTION 2.3(e), Agent hereby is authorized by Borrowers and the Lenders, from time to time in Agent's sole discretion, (1) after the occurrence and during the continuance of a Default or an Event of Default, or (2) at any time that any of the other applicable conditions precedent set forth in SECTION 3 have not been satisfied, to make Advances to Borrowers on behalf of the Lenders that Agent, in the exercise of its Permitted Discretion, deems necessary or appropriate (A) to preserve or protect the Collateral, or any portion thereof, (B) to enhance the likelihood of repayment of the Obligations, or
                    (C) to pay any other amount chargeable to Borrowers pursuant to the terms of this Agreement, including Lender Group Expenses and the costs, fees, and expenses described in
                    SECTION 10 (any of the Advances described in this SECTION 2.3(e) being hereinafter referred to as "AGENT ADVANCES"); PROVIDED, HOWEVER, that at no time shall the aggregate amount of outstanding Agent Advances under this SECTION 2.3(e) exceed the result of (1) the lesser of (A) $10,000,000, and (B) 10% of the Borrowing Base then in effect, MINUS (2) the amount of optional Overadvance Loans made by Agent to the Borrowers pursuant to SECTION 2.3(i).

                              (ii) Agent Advances shall be repayable on demand
                    and secured by the Collateral, shall
                    constitute Advances and Obligations hereunder, and shall bear interest at the rate applicable from time to time to Base Rate Advances pursuant to SECTION 2.6 hereof.

                  (f) SETTLEMENT. It is agreed that each Lender's funded portion of the Advances is intended by the Lenders to equal, at all times, such Lender's Pro Rata Share of the outstanding Advances. Such agreement notwithstanding, Agent, Swing Lender, and the other Lenders agree (which agreement shall not be for the benefit of or enforceable by Borrowers) that in order to facilitate the administration of this Agreement and the other Loan Documents, settlement among them as to the Advances, the Swing Loans, and the Agent Advances shall take place on a periodic basis in accordance with the following provisions:

                              (i) Agent shall request settlement ("SETTLEMENT")
                    with the Lenders on a weekly basis, or on a more frequent basis if so determined by Agent, (1) on behalf of Swing Lender, with respect to each outstanding Swing Loan, (2) for itself, with respect to each Agent Advance, and (3) with respect to Collections received, as to each by notifying the Lenders by telecopy, telephone, or other similar form of transmission, of such requested Settlement, no later than 2:00 p.m. (California time) on the Business Day immediately prior to the date of such requested Settlement (the date of such requested Settlement being the "SETTLEMENT DATE"). Such notice of a Settlement Date shall include a summary statement of the amount of outstanding Advances, Swing Loans, and Agent Advances for the period since the prior Settlement Date, the amount of repayments received in such period, and the amounts allocated to each Lender of the interest, fees, and other charges for such period. Subject to the terms and conditions contained herein (including
                    SECTION 2.3(c)(iii)): (y) if a Lender's balance of the Advances, Swing Loans, and Agent Advances exceeds such Lender's Pro Rata Share of the Advances, Swing Loans, and Agent Advances as of a Settlement Date, then Agent shall by no later than 12:00 p.m. (California time) on the Settlement Date transfer in immediately available funds to the account of such Lender as such Lender may designate, an amount such that each such Lender shall, upon receipt of such amount, have as of the Settlement Date, its Pro Rata Share of the Advances, Swing Loans, and Agent Advances; and (z) if a Lender's balance of the Advances, Swing Loans, and Agent Advances is less than such Lender's Pro Rata Share of the Advances, Swing Loans, and Agent Advances as of a Settlement Date, such Lender shall no later than 12:00 p.m. (California time) on the Settlement Date transfer in immediately available funds to such account of Agent as Agent may designate, an amount such that each such Lender shall, upon transfer of such amount, have as of the Settlement Date, its Pro Rata Share of the Advances, Swing Loans, and Agent Advances. Such amounts made available to Agent under clause
                    (z) of the immediately preceding sentence shall be applied against the amounts of the applicable Swing Loan or Agent Advance and, together with the portion of such Swing Loan or Agent Advance representing Swing Lender's Pro Rata Share thereof, shall constitute Advances of such Lenders. If any such amount is not made available to Agent by any Lender on the Settlement Date applicable thereto to the extent required by the terms hereof, Agent shall be entitled to recover for its account such amount on demand from such Lender together with interest thereon at the Defaulting Lenders Rate.

                              (ii) In determining whether a Lender's balance of
                    the Advances, Swing Loans, and Agent Advances is less than, equal to, or greater than such Lender's Pro Rata Share of the Advances, Swing Loans, and Agent Advances as of a Settlement Date, Agent shall, as part of the relevant Settlement, apply to such balance the portion of payments actually received in good funds by Agent or Swing Lender with respect to principal, interest, fees payable by Borrowers and allocable to the Lenders hereunder, and proceeds of Collateral. To the extent that a net amount is owed to any such Lender after such application, such net amount shall be distributed by Agent or Swing Lender to that Lender as part of such next Settlement.

                              (iii) Between Settlement Dates, Agent, to the
                    extent no Agent Advances or Swing Loans are outstanding, may pay over to Swing Lender any payments received by Agent, that in accordance with the terms of this Agreement would be applied to the reduction of the Advances, for application to Swing Lender's Pro Rata Share of the Advances. If, as of any Settlement Date, Collections received since the then immediately preceding Settlement Date have been applied to Swing Lender's Pro Rata Share of the Advances other than to Swing Loans or Agent Advances, as provided for in the previous sentence, Swing Lender shall pay to Agent for the accounts of the Lenders, and Agent shall pay to the Lenders, to be applied to the outstanding Advances of such Lenders, an amount such that each Lender shall, upon receipt of such amount, have, as of such Settlement Date, its Pro Rata Share of the Advances. During the period between Settlement Dates, Swing Lender with respect to Swing Loans, Agent with respect to Agent Advances, and each Lender with respect to the Advances other than Swing Loans and Agent Advances, shall be entitled to interest at the applicable rate or rates payable under this Agreement on the daily amount of funds employed by Swing Lender, Agent, or the Lenders, as applicable.

                  (g) NOTATION. Agent shall record on its books the principal amount of the Advances owing to each Lender, including the Swing Loans owing to Swing Lender, and Agent Advances owing to Agent, and the interests therein of each Lender, from time to time. In addition, each Lender is authorized, at such Lender's option, to note the date and amount of each payment or prepayment of principal of such Lender's Advances in its books and records, including computer records, such books and records constituting rebuttably presumptive evidence, absent manifest error, of the accuracy of the information contained therein.

                  (h) LENDERS' FAILURE TO PERFORM. All Advances (other than Swing Loans and Agent Advances) shall be made by the Lenders simultaneously and in accordance with their Pro Rata Shares. It is understood that (i) no Lender shall be responsible for any failure by any other Lender to perform its obligation to make any Advances hereunder, nor shall any Commitment of any Lender be increased or decreased as a result of any failure by any other Lender to perform its obligation to make any Advances hereunder, and (ii) no failure by any Lender to perform its obligation to make any Advances hereunder shall excuse any other Lender from its obligation to make any Advances hereunder.

                  (i) OPTIONAL OVERADVANCES. Any contrary provision of this Agreement notwithstanding, if the condition for borrowing under SECTION 3.3(d) cannot be fulfilled, the Lenders nonetheless hereby authorize Agent or Swing Lender, as applicable, and Agent or Swing Lender, as applicable, may, but is not obligated to, knowingly and intentionally continue to make Advances (including Swing Loans) to Borrowers such failure of condition notwithstanding, so long as, at any time, (i) the outstanding Revolver Usage does not exceed the Borrowing Base by more than the lesser of (A) $10,000,000 and (B) 10% of the Borrowing Base then in effect, and (ii) the outstanding Revolver Usage (except for and excluding amounts charged to the Loan Account for interest, fees, or Lender Group Expenses) does not exceed the Facility Amount. The foregoing provisions are for the sole and exclusive benefit of Agent, Swing Lender, and the Lenders and are not intended to benefit Borrowers in any way. The Advances and Swing Loans, as applicable, that are made pursuant to this SECTION 2.3(i) shall be subject to the same terms and conditions as any other Advance or Swing Loan, as applicable, except that the rate of interest applicable thereto shall be the rates set forth in SECTION 2.6(c) hereof without regard to the presence or absence of a Default or Event of Default.

                              (i) In the event Agent obtains actual knowledge
                    that the Revolver Usage exceeds the amounts permitted by the preceding paragraph, regardless of the amount of or reason for such excess, Agent shall notify Lenders as soon as practicable (and prior to making any (or any further) intentional Overadvances (except for and excluding amounts charged to the Loan Account for interest, fees, or Lender Group Expenses) unless Agent determines that prior notice would result in imminent harm to the Collateral or its value), and the Lenders thereupon shall, together with Agent, jointly determine the terms of arrangements that shall be implemented with Borrowers intended to reduce, within a reasonable time, the outstanding principal amount of the Advances to Borrowers to an amount permitted by the preceding paragraph. In the event Agent or any Lender disagrees over the terms of reduction or repayment of any Overadvance, the terms of reduction and/or repayment thereof shall be implemented according to the determination of the Required Lenders.

                              (ii) Each Lender shall be obligated to settle with
                    Agent as provided in SECTION 2.3(f) for the amount of such Lender's Pro Rata Share of any unintentional Overadvances by Agent reported to such Lender, any intentional Overadvances made as permitted under this SECTION 2.3(i), and any

                    Overadvances resulting from the charging to the Loan Account of interest, fees, or Lender Group Expenses.

         2.4 PAYMENTS.

                  (a) PAYMENTS BY BORROWERS.

                              (i) All payments to be made by Borrowers shall be
                    made without set-off, recoupment, deduction, or counterclaim, except as otherwise required by law. Except as otherwise expressly provided herein, all payments by Borrowers shall be made to Agent for the account of the Lender Group at Agent's address set forth in SECTION 12, and shall be made in immediately available funds, no later than 11:00 a.m. (California time) on the date specified herein. Any payment received by Agent later than 11:00 a.m. (California time), at the option of Agent, shall be deemed to have been received on the following Business Day and any applicable interest or fee shall continue to accrue until such following Business Day.

                              (ii) Whenever any payment is due on a day other
                    than a Business Day, such payment shall be made on the following Business Day, and such extension of time shall in such case be included in the computation of interest or fees, as the case may be.

                              (iii) Unless Agent receives notice from
                    Administrative Borrower prior to the date on which any payment is due to the Lenders that Borrowers will not make such payment in full as and when required, Agent may assume that Borrowers have made (or will make) such payment in full to Agent on such date in immediately available funds and Agent may (but shall not be so required), in reliance upon such assumption, distribute to each Lender on such due date an amount equal to the amount then due such Lender. If and to the extent Borrowers do not make such payment in full to Agent on the date when due, each Lender severally shall repay to Agent on demand such amount distributed to such Lender, together with interest thereon at the Defaulting Lender Rate for each day from the date such amount is distributed to such Lender until the date repaid.

                  (b) APPORTIONMENT, APPLICATION, AND REVERSAL OF PAYMENTS. Except as otherwise provided with respect to Defaulting Lenders, principal and interest payments shall be apportioned ratably among the Lenders (according to the unpaid principal balance of the Obligations to which such payments relate held by each individual Lender) and payments of fees (other than fees designated for Agent's sole and separate account) shall, as applicable, be apportioned ratably among the Lenders having a Pro Rata Share of the type of credit facility as to which the particular fee is applicable. All payments shall be remitted to Agent and all such payments not relating to principal or interest of specific Obligations or not constituting payment of specific fees, and all proceeds of Collateral received by Agent, shall be applied as in the following order:

                              (i) to pay any fees or expense reimbursements then
                    due to Agent from Borrowers,

                              (ii) to pay any fees or expense reimbursements
                    then due to the Lenders from Borrowers,

                              (iii) to pay interest due in respect of all
                    outstanding Advances (including Swing Loans and Agent Advances),

                              (iv) to pay fees, charges, commissions, and costs
                    in respect of all outstanding Letters of Credit,

                              (v) to pay or prepay principal of Agent Advances,

                              (vi) to pay principal of all outstanding Advances
                    that are Base Rate Advances (other than Agent Advances), such prepayment to be made, first, to the outstanding Swing Loans that are Base Rate Advances and, second, to all other outstanding Advances that are Base Rate Advances,

                              (vii) to pay principal of all outstanding Advances
                    that are LIBOR Rate Advances, such prepayment to be made, first, to the outstanding Swing Loans that are LIBOR Rate Advances and, second, to all other outstanding Advances that are LIBOR Rate Advances,

                              (viii) if an Event of Default has occurred and is
                    continuing, to provide cash collateral to be held by Agent, for the ratable benefit of those Lenders having a Pro Rata Share of the Letters of Credit, in an amount equal to 105% of the maximum amount of the Lender Group's obligations under Letters of Credit,

                              (ix) ratably to pay any other Obligations due to
                    Agent, or any Lender by Borrowers, and

                              (x) to Borrowers and wired to the Designated
                    Account.

         2.5 OVERADVANCES. Subject to SECTION2.3(i), if, at any time or for any reason, the amount of Obligations owed by Borrowers to the Lender Group pursuant to SECTIONS 2.1, 2.12, OR 2.13 is greater than either the Dollar or percentage limitations set forth in SECTIONS 2.1, 2.12, OR 2.13, (an "OVERADVANCE"), Borrowers immediately shall pay to Agent, in cash, the amount of such excess, which amount shall be used by Agent to reduce the Obligations in accordance with the priority set forth in SECTION 2.4(b). In addition, each Borrower hereby promises to pay the Obligations (including principal, interest, fees, costs, and expenses) in Dollars in full to the Lender Group as and when due and payable under the terms of this Agreement and the other Loan Documents.

         2.6 INTEREST AND LETTER OF CREDIT FEES: RATES, PAYMENTS, AND CALCULATIONS.

                  (a) INTEREST RATES. Except as provided in clause (c) below, all Obligations (except for undrawn Letters of Credit) that have been charged to the Loan Account pursuant to the terms hereof shall bear interest on the Daily Balance thereof as follows (y) if a LIBOR Rate Advance, at a per annum rate equal to the LIBOR Rate plus the Applicable LIBOR Margin, and (z) otherwise, at a per annum rate equal to the Base Rate plus the Applicable Base Rate Margin.

                  (b) LETTER OF CREDIT FEE. Borrowers shall pay Agent (for the ratable benefit of the Lenders with a Revolving Credit Commitment based upon their Pro Rata Share of the Revolving Credit Commitment), a fee (in addition to the charges, commissions, fees, and costs set forth in SECTION 2.12(e)) equal to 1.50% per annum times the aggregate undrawn amount of all outstanding Letters of Credit.

                  (c) DEFAULT RATE. Upon the occurrence and during the continuation of an Event of Default, and at Agent's discretion (or as the Agent is directed by the Required Lenders),

                              (i) all Obligations (except for undrawn Letters of
                    Credit) that have been charged to the Loan Account pursuant to the terms hereof shall bear interest on the Daily Balance thereof at a per annum rate equal to 2 percentage points above the per annum rate otherwise applicable hereunder, and

                              (ii) the Letter of Credit fee provided for above
                    shall be increased to 2 percentage points above the per annum rate otherwise applicable hereunder.

                  (d) PAYMENTS. Interest, Letter of Credit fees, and all other fees payable hereunder shall be due and payable, in arrears, on the first day of each month during the term hereof. Each Borrower hereby authorizes Agent, without prior notice to such Borrower, to charge such interest and fees, all Lender Group Expenses (as and when incurred), the charges, commissions, fees, and costs provided for in SECTION 2.12(e) (as and when accrued or incurred), the charges, commissions, fees, and costs provided for in SECTION 2.13 (as and when accrued or incurred), the fees and charges provided for in SECTION 2.11 (as and when accrued or incurred), and all other payments due under any Loan Document to Borrowers' Loan Account, in each case to the extent not otherwise paid by Borrowers, which amounts thereafter shall accrue interest at the rate then applicable to Advances hereunder. Any interest not paid when due shall be compounded and shall thereafter accrue interest at the rate then applicable to Advances hereunder.

                  (e) COMPUTATION. All interest and fees chargeable under the Loan Documents shall be computed on the basis of a 360 day year for the actual number of days elapsed. In the event the Base Rate is changed from time to time hereafter, the applicable rates of interest hereunder based upon the Base Rate automatically and immediately shall be increased or decreased by an amount equal to such change in the Base Rate.

                  (f) INTENT TO LIMIT CHARGES TO MAXIMUM LAWFUL RATE. In no event shall the interest rate or rates payable under this Agreement, plus any other amounts paid in connection herewith, exceed the highest rate permissible under any applicable law. Borrowers and the Lender Group, in executing and delivering this Agreement, intend legally to agree upon the rate or rates of interest and manner of payment stated within it; provided, however, that, anything contained herein to the contrary notwithstanding, if said rate or rates of interest or manner of payment exceeds the maximum allowable under applicable law, then, ipso facto as of the date of this Agreement, each Borrower is and shall be liable only for the payment of such maximum as allowed by law, and payment received from such Borrower in excess of such legal maximum, whenever received, shall be applied to reduce the principal balance of the Obligations to the extent of such excess.

         2.7 CASH MANAGEMENT.

                  (a) Guitar shall (i) establish and maintain a concentration account in the name of Agent (the "GUITAR CONCENTRATION ACCOUNT") at the bank which shall be designated as the concentration account bank for Guitar on
SCHEDULE 2.7(a) (the "GUITAR CONCENTRATION ACCOUNT BANK"), and (ii) deposit or cause to be deposited promptly, and in any event no later than the first Business Day after the date of receipt thereof, all Collections, including cash, credit card sales drafts, credit card sales or change slips or receipts, checks, drafts and all forms of daily store receipts or other similar items of payment either into the Concentration Account or into other bank accounts in Guitar's name (each a "GUITAR COLLECTION ACCOUNT" and, collectively, the "GUITAR COLLECTION ACCOUNTS") at banks other than the Concentration Account Bank as set forth on SCHEDULE 2.7(a) (each a "GUITAR COLLECTION ACCOUNT BANK" and, collectively, the "GUITAR COLLECTION ACCOUNT BANKS"). All Guitar Collection Account Banks and the Guitar Concentration Account Bank shall be satisfactory to the Agent in the exercise of its Permitted Discretion.

                  (b) MFI shall (i) establish and maintain an account in the name of Agent (the "MFI CONCENTRATION ACCOUNT") at the bank which shall be designated as the deposit account bank for MFI on SCHEDULE 2.7(b) (the "MFI CONCENTRATION ACCOUNT BANK"), which bank shall be satisfactory to the Agent in the exercise of its Permitted Discretion, and (ii) deposit or cause to be deposited promptly, and in any event no later than the first Business Day after the date of receipt thereof, all Collections, including cash, credit card sales drafts, credit card sales or change slips or receipts, checks, drafts and all forms of daily store receipts or other similar items of payment into the MFI Concentration Account.

                  (c) Each of the Guitar Concentration Account Bank, the MFI Concentration Account Bank, and the Designated Account Bank shall establish and maintain tri-party blocked account agreements with the Agent and the applicable Obligor, in form and substance acceptable to the Agent in the exercise of its Permitted Discretion. Each such blocked account agreement shall provide, among other things, that (i) all items of payment deposited in such accounts and proceeds thereof are held by such banks as agent or bailee-in-possession for the Agent, (ii) the bank executing such agreement has no rights of setoff or recoupment or any other claim against such account, as the case may be, other than for payment of its service fee and other charges directly related to the administration of such account and for returned checks or other items of payment, and (iii) each such bank agrees to immediately forward all amounts received in the applicable MFI Concentration Account or Guitar Concentration Account to the Agent's Account; PROVIDED, HOWEVER, that Agent reserves the right, in its sole discretion, to require that collections representing amounts attributable to trust fund taxes be segregated by the MFI Concentration Account Bank or the Guitar Concentration Account Bank and held in a separate account, (it being the intent of the Agent, to the extent it has sufficient information to do so, to so segregate trust fund taxes, and avoid the deposit of such funds into the Agent's Account). No Obligor shall, or shall cause or permit any Subsidiary thereof to, accumulate or maintain cash in disbursement or payroll accounts as of any date of determination in excess of checks outstanding against such accounts as of that date and amounts necessary to meet minimum balance requirements.

                  (d) So long as no Default or Event of Default has occurred and is continuing, the Obligors may amend SCHEDULE 2.7(a), or (b) to add or replace a Guitar Collection Account Bank or Guitar Collection Account, or to replace the MFI Concentration Account, the Guitar Concentration Account or the Designated Account; PROVIDED, HOWEVER, that (i) Agent shall have consented in writing in advance to the opening of such account with the relevant bank and (ii) prior to the time of the opening of an account to replace the MFI Concentration Account, the Guitar Concentration Account or the Designated Account, the applicable Obligor or the Subsidiaries thereof, as applicable, and such bank shall have executed and delivered to Agent a tri-party blocked account agreement, in form and substance satisfactory to Agent in the exercise of its Permitted Discretion. The Obligors shall close any of their accounts (and establish replacement accounts in accordance with the foregoing sentence) promptly and in any event within 45 days of notice from Agent that the creditworthiness of any bank holding an account is no longer acceptable to Agent in the exercise of its Permitted Discretion, or as promptly as practicable and in any event within 60 days of notice from Agent that the operating performance, funds transfer or availability procedures or performance with respect to accounts of the bank holding such accounts or Agent's liability under any tri-party blocked account agreement with such bank is no longer acceptable to Agent in the exercise of its Permitted Discretion.

                  (e) The Guitar Collection Accounts, the Designated Account, the MFI Concentration Account, and the Guitar Concentration Account shall all be cash collateral accounts, with all cash, checks and similar items of payment in such accounts securing payment of the Advances and all other Obligations, and in which each Obligor and each Subsidiary Guarantor shall have granted a Lien to Agent pursuant to this Agreement.

                  (f) Each Obligor shall and shall cause its Affiliates, officers, employees, agents, directors or other Persons acting for or in concert with such Obligor (each a "RELATED PERSON") to (i) hold in trust for Agent all checks, cash and other items of payment received by Obligor or any such Related Person, and (ii) within one (1) Business day after receipt by such Obligor or any Related Person of any checks, cash or other items of payment, deposit the same into a Guitar Collection Account or the MFI Concentration Account of such Obligor, as applicable. Each Obligor and each Related Person thereof acknowledges and agrees that all Collections are the property of Agent for the benefit of the Lenders. All proceeds of the sale or other disposition of any Collateral shall be deposited directly into an Obligor's Collection or Concentration Account, as applicable.

                  (g) Guitar further agrees that with respect to each bank at which a Guitar Collection Account is located, Guitar shall require each such bank to forward immediately by daily sweep all amounts in each Guitar Collection Account into Guitar's Concentration Account, PROVIDED, HOWEVER, up to $30,000 may be retained and not swept daily in each Guitar Collection Account which is established and maintained at a Guitar Collection Account Bank.

         2.8 CREDITING PAYMENTS. The receipt of any payment by Agent (whether from transfers to Agent by the Concentration Account Banks or otherwise) shall not be considered a payment on account unless such payment item is a wire transfer of immediately available federal funds made to the Agent Account or unless and until such payment item is honored when presented for payment. Should any payment item not be honored when presented for payment, then Borrowers shall be deemed not to have made such payment and interest shall be calculated accordingly. Anything to the contrary contained herein notwithstanding, any payment item shall be deemed received by Lender only if it is received into the Agent Account on a Business Day on or before 11:00 a.m. (California time). If any Collection item is received into the Agent Account on or after 11:00 a.m. (California time) on a Business Day, it shall be deemed to have been received by Agent as of the opening of business on the immediately following Business Day.

         2.9 DESIGNATED ACCOUNT. Agent is authorized to make the Advances, and issue the Letters of Credit under this Agreement based upon telephonic or other instructions received from anyone purporting to be an Authorized Person, or without instructions if pursuant to SECTION 2.6(d). Administrative Borrower agrees to establish and maintain the Designated Account with the Designated Account Bank for the purpose of receiving the proceeds of the Advances requested by Borrowers and made by Agent or the Lenders hereunder. Unless otherwise agreed by Agent and Borrowers, any Advance, Agent Advance, or Swing Loan requested by Borrowers and made by Agent or the Lenders hereunder shall be made to the Designated Account.

         2.10 MAINTENANCE OF LOAN ACCOUNT; STATEMENTS OF OBLIGATIONS. Agent shall maintain an account on its books in the name of Borrowers (the "LOAN ACCOUNT") on which Borrowers will be charged with all Advances made by Agent or the Lenders to Borrowers or for Borrowers' account, including, accrued interest, Lender Group Expenses, and any other payment Obligations of Borrowers. In accordance with SECTION 2.8, the Loan Account will be credited with all payments received by Agent from Borrowers or for Borrowers' account, including all amounts received in the Agent Account from any the Concentration Accounts. Agent shall render statements regarding the Loan Account to Administrative Borrower, including principal, interest, fees, and including an itemization of all charges and expenses constituting Lender Group Expenses owing, and such statements shall be conclusively presumed to be correct and accurate and constitute an account stated between each Borrower and the Lender Group unless, within 60 days after receipt thereof by Administrative Borrower, Administrative Borrower shall deliver to Agent written objection thereto describing the error or errors contained in any such statements.

         2.11 FEES. Borrowers shall pay to Agent the following fees, which fees shall be non-refundable when paid (irrespective of whether this Agreement is terminated thereafter):

                  (a) FEE LETTER FEES. Borrowers shall pay to the Agent the fees set forth in the Fee Letter in accordance with the terms thereof, and such fees constitute Indebtedness hereunder.

                  (b) UNUSED LINE FEE. To the Agent, for the ratable benefit of each Lender with a Revolving Credit Commitment, on the first day of each month during the term of this Agreement, an unused line fee in an amount equal to 0.25% per annum TIMES the result of (a) the average Facility Amount in effect during the immediately preceding month, LESS (b) the sum of (i) the average Daily Balance of Advances that were outstanding during the immediately preceding month, PLUS (ii) the average Daily Balance of the Letter of Credit Usage during the immediately preceding month, and

                  (c) FINANCIAL EXAMINATION, VALUATION, AND APPRAISAL FEES.
(i) For the sole and separate account of Agent, a separate fee of $750 pay day, per examiner, plus out-of-pocket expenses for each financial analysis and examination (i.e., audits) of Borrowers performed by personnel employed by Agent; PROVIDED, HOWEVER, that if no Event of Default is continuing, there shall be no more than 4 such audits during any 12 month period and Borrower shall be required to pay no more that $50,000 plus out-of-pocket expenses to reimburse Agent for audits conducted during any 12 month period; (ii) a one-time charge of $3,000 plus reasonable out-of-pocket expenses for the establishment of electronic collateral reporting systems; (iii) for the sole and separate accounts of Agent and each Lender that exercises its rights under SECTION 4.6, the actual charges paid or incurred by Agent or any Lender if it elects to employ the services of one or more third Persons to perform such audits of Borrowers or their Books, to appraise the Collateral, or to assess a Borrower's business valuation; and (iv) subject to the limitations set forth in SECTION 2.1(b), for the sole and separate account of Agent, the out-of-pocket costs and expenses incurred by Agent for the engagement of appraisal, accounting, auction, or other professional firms to conduct Inventory Appraisals or Physical Counts.

         2.12 LETTERS OF CREDIT.

                  (a) Subject to the terms and conditions of this Agreement, Agent agrees to issue letters of credit for the account of a Borrower (each, an "L/C") or to purchase participations, or execute indemnities or reimbursement obligations (each such undertaking, an "L/C UNDERTAKING") with respect to letters of credit issued by an issuing bank for the account of a Borrower. Agent shall have no obligation to issue a Letter of Credit if any of the following would result:

                              (i) the Letter of Credit Usage would exceed the
                    Borrowing Base LESS the amount of outstanding Advances,

                              (ii) the Letter of Credit Usage would exceed
                    $10,000,000, or

                              (iii) the Revolver Usage would exceed the Facility
                    Amount then in effect.

Borrowers and Agent acknowledge and agree that certain of the letters of credit that are to be the subject of L/C Undertakings may be outstanding on the Closing Date. Each Letter of Credit shall have an expiry date no later than the Maturity Date (without regard to any potential renewal term) and all such Letters of Credit shall be in form and substance acceptable to Agent (in the exercise of its Permitted Discretion). If Agent is obligated to advance funds under a Letter of Credit, Borrowers immediately shall reimburse such amount to Agent and, in the absence of such reimbursement, the amount so advanced immediately and automatically shall be deemed to be an Advance hereunder and, thereafter, shall bear interest at the rate then applicable to Base Rate Advances under SECTION 2.6.

                  (b) Each Lender agrees to fund its Pro Rata Share of any Advance deemed made pursuant to the foregoing subsection on the same terms and conditions as if Borrowers had requested such Advance. Each Lender with a Pro Rata Share of the Letters of Credit shall be deemed to have purchased a participation in each Letter of Credit, in an amount equal to its Pro Rata Share of the Risk Participation Liability of such Letter of Credit, and each Lender agrees to pay to Agent such Lender's Pro Rata Share of any payments made by Agent under such Letter of Credit. The obligation of each Lender to deliver to Agent an amount equal to its respective Pro Rata Share pursuant to the preceding two sentences shall be absolute and unconditional and such remittance shall be made notwithstanding the occurrence or continuation of an Event of Default or Default or the failure to satisfy any condition set forth in SECTION 3 hereof. If any Lender fails to make available to Agent the amount of such Lender's Pro Rata Share of any payments made by Agent in respect of such Letter of Credit as provided in this Section, Agent shall be entitled to recover such amount on demand from such Lender together with interest thereon at the Base Rate until paid in full.

                  (c) Each Borrower hereby agrees to indemnify, save, defend, and hold the Lender Group harmless from any loss, cost, expense, or liability, expenses, and reasonable attorneys fees incurred by the Lender Group arising out of or in connection with any Letter of Credit unless arising as a result of the gross negligence or willful misconduct of the Lender Group, any Lender-Related Person, the issuing bank, or any of their Affiliates. Each Borrower agrees to be bound by the issuing bank's regulations and interpretations of any letter of credit that is the subject of an L/C Undertaking and opened to or for such Borrower's account or by Agent's interpretations of any L/C issued by Agent to or for such Borrower's account, even though this interpretation may be different from such Borrower's own, and each Borrower understands and agrees that the Lender Group shall not be liable for any error, negligence, or mistake, whether of omission or commission, in following a Borrower's instructions or those contained in the Letter of Credit or any modifications, amendments, or supplements thereto. Each Borrower understands that the L/C Undertakings may require Agent to indemnify the issuing bank for certain costs or liabilities arising out of claims by a Borrower against such issuing bank. Each Borrower hereby agrees to indemnify, save, defend, and hold the Lender Group harmless with respect to any loss, cost, expense (including reasonable attorneys fees), or liability incurred by the Lender Group under any L/C Undertaking as a result of the Lender Group's indemnification of any such issuing bank unless such indemnification results from the gross negligence or willful misconduct of the Lender Group or any Lender-Related Person.

                  (d) Each Borrower hereby authorizes and directs any bank that issues a letter of credit that is the subject of an L/C Undertaking to deliver to Agent all instruments, documents, and other writings and property received by the issuing bank pursuant to such letter of credit, and to accept and rely upon Agent's instructions with respect to all matters arising in connection with such letter of credit and the related application.

                  (e) Any and all charges, commissions, fees, and costs incurred by Agent relating to the letters of credit that are the subject of an L/C Undertaking but not in excess of the issuing bank's standard schedule for such charges, commissions, fees, and costs then in effect, shall be considered Lender Group Expenses for purposes of this Agreement and immediately shall be reimbursable by Borrowers to Agent.

                  (f) If by reason of (i) any change in any applicable law, treaty, rule, or regulation or any change in the interpretation or application thereof by any Governmental Authority, or (ii) compliance by the issuing bank or the Lender Group with any direction, request, or requirement (irrespective of whether having the force of law) of any Governmental Authority or monetary authority including, Regulation D of the Federal Reserve Board as from time to time in effect (and any successor thereto):

                              (i) any reserve, deposit, or similar requirement
                    is or shall be imposed or modified in respect of any Letters of Credit issued hereunder, or

                              (ii) there shall be imposed on the issuing bank or
                    the Lender Group any other condition regarding any Letter of Credit issued pursuant hereto;

                    and the result of the foregoing is to increase, directly or indirectly, the cost to the Lender Group of issuing, making, guaranteeing, or maintaining any Letter of Credit or to reduce the amount receivable in respect thereof by the Lender Group, then, and in any such case, Agent may, at any time within a reasonable period, and in any event within 180 days, after the additional cost is incurred or the amount received is reduced, notify Administrative Borrower, and Borrowers shall pay on demand such amounts Agent may specify to be necessary to compensate the Lender Group for such additional cost or reduced receipt, together with interest on such amount from the date of such demand until payment in full thereof at the rate then applicable to Advances hereunder; PROVIDED, HOWEVER, that (x) before making any such demand, the Agent agrees to use reasonable efforts (consistent with its internal policy and legal and regulatory restrictions and so long as such efforts would not be disadvantageous to it, in its reasonable discretion, in any legal, economic, or regulatory manner) to avoid the need for, or materially reduce the amount of, such increased cost, and (y) Borrowers shall not be obligated to pay any such increased cost which relates to a period ending more than 180 days prior to the date of receipt by Administrative Borrower of such notice. The determination by Agent of any amount due pursuant to this Section, as set forth in a certificate setting forth the calculation thereof in reasonable detail, shall, in the absence of manifest or demonstrable error, be final and conclusive and binding on all of the parties hereto.

         2.13 LIBOR OPTION.

                  (a) INTEREST AND INTEREST PAYMENT DATES. In lieu of having interest charged at the rate based upon the Base Rate, Borrowers shall have the option (the "LIBOR OPTION") to have interest on a portion (whether upon the making of such Advance or at any time subsequent thereto that such portion is outstanding) of the Advances be charged at the LIBOR Rate. Interest on LIBOR Rate Advances shall be payable on the first day of each month and on the last day of each Interest Period applicable thereto. On the last day of each applicable Interest Period, unless Administrative Borrower has properly exercised the LIBOR Option with respect thereto, the interest rate applicable to such LIBOR Rate Advances automatically shall convert to the rate of interest then applicable to non-LIBOR Rate Advances under SECTION
2.6 hereof. At any time that an Event of Default has occurred and is continuing, Agent shall have the right to convert the interest rate on all outstanding LIBOR Rate Advances to the rate then applicable to Base Rate Advances under SECTION 2.6 hereof; PROVIDED, HOWEVER, that, unless the Lender Group shall declare all Obligations immediately due and payable pursuant to
SECTION 9 hereof, any outstanding LIBOR Rate Advances shall continue to bear interest at the rate applicable thereto that is based upon the LIBOR Rate (subject to the ability of the Lender Group to apply SECTION 2.6(c)(i) thereto) until the last day of each such Interest Period, at which time the interest rate applicable thereto automatically shall convert to the rate of interest then applicable to non-LIBOR Rate Advances under SECTION 2.6 hereof.

                  (b) LIBOR Election.

                  (i) Administrative Borrower may, at any time and from time to time, so long as no Event of Default has occurred and is continuing, elect to exercise the LIBOR Option by notifying Agent prior to 11:00 a.m. (California time) at least 3 Business Days prior to the commencement (including the extension or continuation of any prior Interest Period) of the proposed Interest Period (the "LIBOR DEADLINE"). Notice of Administrative Borrower's election of the LIBOR Option for a permitted portion of the Advances and an Interest Period pursuant to this Section shall be made by delivery to Agent of a LIBOR Notice received by Agent before the LIBOR Deadline, or by telephonic notice received by Agent before the LIBOR
               Deadline (to be confirmed by delivery to Agent of a LIBOR Notice received by Agent prior to 5:00 p.m. (California time) on the same day. Promptly (but in no event later than 3:00 p.m. (California time) on the date of receipt thereof) upon its receipt of each such LIBOR Notice, Agent shall provide a copy thereof to each of the Lenders.

                  (ii) Each LIBOR Notice shall be irrevocable and binding on
               Borrowers. In connection with each LIBOR Rate Advance, Borrowers shall indemnify, defend, and hold Agent and the Lenders harmless against any loss, cost, or expense incurred by Agent or any Lender as a result of any failure to fulfill, on or before the date specified in the LIBOR Notice, the applicable conditions set forth herein or the termination, prior to the end of the applicable Interest Period, of the applicability of interest at the LIBOR Rate, as provided hereunder, including any loss (including loss of anticipated profits which shall be determined based upon the difference between the effective interest rate charged on redeployed funds and the LIBOR Rate that would have applied to the Advance in question), cost, or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired or committed to be acquired by Agent, any Lender or any of their participants to fund the requested LIBOR Rate Advances that, as a result of such failure, are not so employed on such date (such losses, costs, and expenses, collectively, "FUNDING LOSSES") other than Funding Losses which are the result of the gross negligence or willful misconduct of Agent, any Agent-Related Person, any Lender, or any Lender-Related Person.

                  (iii) Borrowers shall have not more than seven (7) Interest
               Periods in effect at any given time. Borrowers only may exercise the LIBOR Option for LIBOR Rate Advances of at least $1,000,000 and integral multiples of $500,000 in excess thereof.

                  (c) PREPAYMENTS. Borrowers may prepay LIBOR Rate Advances at any time; PROVIDED, HOWEVER, that in the event that LIBOR Rate Advances are prepaid on any date that is not the last day of the Interest Period applicable thereto, including as a result of any automatic prepayment through the required application by Agent of proceeds of Collections or for any other reason, including early termination of the term of this Agreement or acceleration of the Obligations pursuant to the terms hereof, Borrowers shall indemnify, defend, and hold Agent and the Lenders and their participants harmless against any and all Funding Losses that arise in connection with such prepayment other than Funding Losses which are the result of the gross negligence or willful misconduct of Agent, any Agent-Related Person, any Lender, or any Lender-Related Person.

                  (d) SPECIAL PROVISIONS APPLICABLE TO LIBOR RATE.

                  (i) The LIBOR Rate may be adjusted by Agent with respect to any Lender on a prospective basis to take into account any additional or increased costs to such Lender of maintaining or obtaining any eurodollar deposits or increased costs due to changes in applicable law occurring subsequent to the commencement of the then applicable Interest Period, including but not limited to changes in tax laws (except changes of general applicability in corporate income tax laws) and changes in the reserve requirements imposed by the Board of Governors of the Federal Reserve System (or any successor), excluding the Reserve Percentage, which additional or increased costs would increase the cost of funding loans bearing interest at the LIBOR Rate. In any such event, the affected Lender shall give Administrative Borrower and Agent notice of such a determination and adjustment; PROVIDED, HOWEVER, that (x) before making any such demand, the affected Lender agrees to use reasonable efforts (consistent with its internal policy and legal and regulatory restrictions and so long as such efforts would not be disadvantageous to it, in its reasonable discretion, in any legal, economic, or regulatory manner) to designate a different eurodollar lending office if the making of such designation would allow the affected Lender to continue to perform its obligations to make LIBOR Rate Advances or to continue to fund or maintain LIBOR Rate Advances and avoid the need for, or materially reduce the amount of, such increased cost, and (y) Borrowers shall not be obligated to pay any such increased cost which relates to a period ending more than 180 days prior to the date of receipt by Administrative Borrower of such notice and certificate; and the Agent shall promptly transmit the notice to each other Lender and Borrowers may, by notice to such affected Lender
               (1) require such Lender to furnish to Administrative Borrower a statement setting forth the basis for adjusting such LIBOR Rate and the method for determining the amount of such adjustment, or (2) repay the LIBOR Rate Advances with respect to which such adjustment is made.

                  (ii) In the event that any change in market conditions or
               any law, regulation, treaty, or directive, or any change therein or in the interpretation of application thereof, shall at any time after the date hereof, in the reasonable opinion of any Lender, make it unlawful or impractical for such Lender to fund or maintain LIBOR Advances or to continue such funding or maintaining, or to determine or charge interest rates at the LIBOR Rate, such Lender shall give notice of such changed circumstances to Agent and Administrative Borrower; PROVIDED, HOWEVER, that before making any such demand, the affected Lender agrees to use reasonable efforts (consistent with its internal policy and legal and regulatory restrictions and so long as such efforts would not be disadvantageous to it, in its reasonable discretion, in any legal, economic, or regulatory manner) to designate a different eurodollar lending office if the making of such designation would allow the affected Lender to continue to perform its obligations to make LIBOR Rate Advances or to continue to fund or maintain LIBOR Rate Advances; and the Agent shall immediately transmit the notice to each other Lender and (y) in the case of any LIBOR Rate Advances that are outstanding, the date specified in such Lender's notice shall be deemed to be the last day of the Interest Period of such LIBOR Rate Advances, and interest upon the LIBOR Advances of the affected Lender then outstanding shall thereafter accrue interest at the rate then applicable to Base Rate Advances as provided in
               SECTION 2.6 hereof, and (z) Borrowers shall not be entitled to elect the LIBOR Option from such affected Lender until such affected Lender determines that it would no longer be unlawful or impractical to do so, PROVIDED, HOWEVER, that each other Lender shall remain obligated as provided in this Agreement to make LIBOR Rate Advances.

                  (e) NO REQUIREMENT OF MATCHED FUNDING. Anything to the contrary contained herein notwithstanding, neither Agent, nor any Lender, nor any participant is required actually to acquire eurodollar deposits to fund or otherwise match fund any Advances as to which interest accrues at the LIBOR Rate. The provisions of this Section shall apply as if each Lender or its participants had match funded any Advances as to which interest is accruing at the LIBOR Rate by acquiring eurodollar deposits for each Interest Period in the amount of the LIBOR Rate Advances.

         2.14 CAPITAL REQUIREMENTS. If after the date hereof any Lender determines that (i) the adoption of or change in any law, rule, regulation or guideline regarding capital requirements for banks or bank holding companies, or any change in the interpretation or application thereof by any Governmental Authority charged with the administration thereof, or (ii) compliance by such Lender or its parent bank holding company with any guideline, request or directive of any such entity regarding capital adequacy (whether or not having the force of law), the effect of reducing the return on such Lender's or such holding company's capital as a consequence of such Lender's Commitment to make Advances hereunder or its obligations in respect of any Letter of Credit to a level below that which such Lender or such holding company could have achieved but for such adoption, change or compliance (taking into consideration such Lender's or such holding company's then existing policies with respect to capital adequacy and assuming the full utilization of such entity's capital) by any amount deemed by such Lender to be material, than such Lender may, by written notice given to Agent and Administrative Borrower, require Borrowers to pay, on demand, an amount equal to such Lender's additional costs incurred during the ninety (90) days preceding the date on which such notice is given and during each fiscal quarter thereafter; PROVIDED, HOWEVER, that in the event that payments to any Lender are required to be made hereunder as a result of such additional costs, Borrowers shall be entitled to substitute for such Lender any other bank or financial institution reasonably acceptable to the Agent and the Required Lenders. Each such Lender shall state in the notice required by this
SECTION 2.14, in reasonable detail, the cause and amount of such additional cost. Within 30 days after receipt of such notice, Borrowers may, at their option, elect to terminate that portion of the Revolving Credit Commitment that is held by such Lender.

        2.15 JOINT AND SEVERAL LIABILITY OF THE BORROWERS.

                  (a) Each of the Borrowers is accepting joint and several liability hereunder and under the other Loan Documents in consideration of the financial accommodations to be provided by the Agent and the Lenders under this Agreement, for the mutual benefit, directly and indirectly, of each of the Borrowers and in consideration of the undertakings of the other Borrower to accept joint and several liability for the Obligations.

                  (b) Each of the Borrowers, jointly and severally, hereby irrevocably and unconditionally accepts, not merely as a surety but also as a co-debtor, joint and several liability with the other Borrower, with respect to the payment and performance of all of the Obligations (including, without limitation, any Obligations arising under this SECTION 2.15), it being the intention of the parties hereto that all the Obligations shall be the joint and several obligations of each Person comprising the Borrowers without preferences or distinction among them.

                  (c) If and to the extent that any of the Borrowers shall fail to make any payment with respect to any of the Obligations as and when due or to perform any of the Obligations in accordance with the terms thereof, then in each such event the other Persons comprising the Borrowers will make such payment with respect to, or perform, such Obligation.

                  (d) The Obligations of each Person comprising the Borrowers under the provisions of this SECTION 2.15 constitute the absolute and unconditional, full recourse Obligations of each Person comprising the Borrowers enforceable against each such Borrower to the full extent of its properties and assets, irrespective of the validity, regularity or enforceability of this Agreement or any other circumstances whatsoever.

                  (e) Except as otherwise expressly provided in this Agreement, each Person comprising the Borrowers hereby waives notice of acceptance of its joint and several liability, notice of any Advances issued under or pursuant to this Agreement, notice of the occurrence of any Default, Event of Default, or of any demand for any payment under this Agreement, notice of any action at any time taken or omitted by Agent or Lenders under or in respect of any of the Obligations, any requirement of diligence or to mitigate damages and, generally, to the extent permitted by applicable law, all demands, notices and other formalities of every kind in connection with this Agreement (except as otherwise provided in this Agreement). Except as otherwise expressly provided in this Agreement, each Person comprising the Borrowers hereby assents to, and waives notice of, any extension or postponement of the time for the payment of any of the Obligations, the acceptance of any payment of any of the Obligations, the acceptance of any partial payment thereon, any waiver, consent or other action or acquiescence by Agent or Lenders at any time or times in respect of any default by any Person comprising the Borrowers in the performance or satisfaction of any term, covenant, condition or provision of this Agreement, any and all other indulgences whatsoever by Agent or Lenders in respect of any of the Obligations, and the taking, addition, substitution or release, in whole or in part, at any time or times, of any security for any of the Obligations or the addition, substitution or release, in whole or in part, of any Person comprising the Borrowers. Without limiting the generality of the foregoing except as otherwise expressly provided in this Agreement, each of the

Borrowers assents to any other action or delay in acting or failure to act on the part of Agent or any Lender with respect to the failure by any Person comprising the Borrowers to comply with any of its respective Obligations, including, without limitation, any failure strictly or diligently to assert any right or to pursue any remedy or to comply fully with applicable laws or regulations thereunder, which might, but for the provisions of this SECTION
2.15 afford grounds for terminating, discharging or relieving any Person comprising the Borrowers, in whole or in part, from any of its Obligations under this SECTION 2.15, it being the intention of each Person comprising the Borrowers that, so long as any of the Obligations hereunder remain unsatisfied, the Obligations of such Person comprising the Borrowers under this SECTION 2.15 shall not be discharged except by performance and then only to the extent of such performance. The Obligations of each Person comprising the Borrowers under this SECTION 2.15 shall not be diminished or rendered unenforceable by any winding up, reorganization, arrangement, liquidation, reconstruction or similar proceeding with respect to any Person comprising the Borrowers or any Agent or Lender. The joint and several liability of the Persons comprising the Borrowers hereunder shall continue in full force and effect notwithstanding any absorption, merger, amalgamation or any other change whatsoever in the name, constitution or place of formation of any of the Persons comprising the Borrowers or Agent or any Lender.

                  (f) The provisions of this SECTION 2.15 are made for the benefit of the Agent, the Lenders and their respective successors and assigns, and may be enforced by it or them from time to time against any or all of the Persons comprising the Borrowers as often as occasion therefor may arise and without requirement on the part of the Agent, any such Lender, successor or assign first to marshall any of its or their claims or to exercise any of its or their rights against any of the other Persons comprising the Borrowers or to exhaust any remedies available to it or them against any of the other Persons comprising the Borrowers or to resort to any other source or means of obtaining payment of any of the Obligations hereunder or to elect any other remedy. The provisions of this SECTION 2.15 shall remain in effect until all of the Obligations, other than contingent indemnity obligations, shall have been paid in full or otherwise fully satisfied. If at any time, any payment, or any part thereof, made in respect of any of the Obligations, is rescinded or must otherwise be restored or returned by Agent or any Lender upon the insolvency, bankruptcy or reorganization of any of the Persons comprising the Borrowers, or otherwise, the provisions of this SECTION 2.15 will forthwith be reinstated in effect, as though such payment had not been made.

                  (g) Each of the Persons comprising the Borrowers hereby agrees that it will not enforce any of its rights of contribution or subrogation against the other Person comprising the Borrowers with respect to any liability incurred by it hereunder or under any of the other Loan Documents, any payments made by it to the Agent or the Lenders with respect to any of the Obligations or any collateral security therefor until such time as all of the Obligations, other than contingent indemnity obligations, have been paid in full in cash. Any claim which any Borrower may have against any other Borrower with respect to any payments to Agent or any Lender hereunder or under any other Loan Documents are hereby expressly made subordinate and junior in right of payment, without limitation as to any increases in the Obligations arising hereunder or thereunder, to the prior payment in full in cash of the Obligations and, in the event of any insolvency, bankruptcy, receivership, liquidation, reorganization or other similar proceeding under the laws of any jurisdiction relating to any Borrower, its debts or its assets, whether voluntary or involuntary, all such Obligations, other than contingent indemnity obligations, shall be paid in full in cash before any payment or distribution of any character, whether in cash, securities or other property, shall be made to any other Borrower therefor.

                  (h) Each of the Persons comprising the Borrowers hereby agrees that, after the occurrence and during the continuance of any Default or Event of Default, the payment of any amounts due with respect to the indebtedness owing by any Borrower to any other Borrower is hereby subordinated to the prior payment in full in cash of the Obligations. Each Borrower hereby agrees that after the occurrence and during the continuance of any Default or Event of Default, such Borrower will not demand, sue for or otherwise attempt to collect any indebtedness of any other Borrower owing to such Borrower until the Obligations, other than contingent indemnity obligations, shall have been paid in full in cash. If, notwithstanding the foregoing sentence, such Borrower shall collect, enforce or receive any amounts in respect of such indebtedness, such amounts shall be collected, enforced and received by such Borrower as trustee for the Lender Group, and shall deliver any such amounts to the Agent for application to the Obligations in accordance with SECTION 2.4(B).

3.       CONDITIONS; TERM OF AGREEMENT.

           3.1 CONDITIONS PRECEDENT TO THE INITIAL EXTENSION OF CREDIT. The obligation of the Lender Group (or any member thereof) to make the initial Advance (or otherwise to extend any credit provided for hereunder), is subject to the fulfillment, to the reasonable satisfaction of Agent, of each of conditions precedent set forth below:

                  (a) the Closing Date shall occur on or before December 15, 1999;

                  (b) Agent shall have received all financing statements required by Agent, duly executed by the Obligors, and Agent shall have received endorsed filed copies from the appropriate governmental agencies reflecting the filing of all such financing statements;

                  (c) Agent shall have received each of the following documents, in form and substance satisfactory to Agent, duly executed, and each such document shall be in full force and effect:

                              (i) this Agreement;

                              (ii) tri-party blocked account agreements
                    governing the Concentration Accounts and the Designated Account;

                              (iii) the Control Agreement(s), if any;

                              (iv) the Disbursement Letter;

                              (v) the Stock Pledge Agreement, together with all
                    certificates (if any) representing shares of Stock of each of the Subsidiaries of Guitar and

                    MFI and Stock of any other Person pledged thereunder, as well as Stock powers with respect to the foregoing endorsed in blank;

                              (vi) the Trademark Security Agreement;

                              (vii) the Guaranty;

                              (viii) the Guarantor Security Agreement;

                              (ix) the Suretyship Agreement;

                              (x) the Mortgages;

                              (xi) the Inventory Security Agreement;

                              (xii) the Fee Letter;

                              (xiii) the Fee Split Letter;

                              (xiv) the Permitted Holders Side Letter;

                              (xv) the Pay-Off Letter, together with UCC
                    termination statements and other documentation evidencing the termination by Existing Lender of its Liens in and to the properties and assets of Borrowers;

                  (d) Agent shall have received a certificate from the Secretary of Guitar attesting to the resolutions of each Borrower's Board of Directors authorizing its execution, delivery, and performance of this Agreement and the other Loan Documents to which a Borrower is a party and authorizing specific officers of such Borrower to execute the same;

                  (e) Agent shall have received copies of each Borrower's Governing Documents, as amended, modified, or supplemented to the Closing Date, certified by the Secretary of Guitar;

                  (f) Agent shall have received a certificate of status with respect to each Borrower, dated within 14 days of the Closing Date, such certificate to be issued by the appropriate officer of the jurisdiction of organization of such Borrower, which certificate shall indicate that such Borrower is in good standing in such jurisdiction;

                  (g) Agent shall have received certificates of status with respect to each Borrower, each dated within 21 days of the Closing Date, such certificates to be issued by the appropriate officer of the jurisdictions in which its failure to be duly qualified or licensed would constitute a Material Adverse Change, which certificates shall indicate that such Borrower is in good standing in such jurisdictions;

                  (h) Agent shall have received a certificate from the Secretary of Guitar attesting to the resolutions of each Guarantor's Board of Directors authorizing such

Guarantor's execution, delivery, and performance of the Loan Documents to which such Guarantor is a party and authorizing specific officers of such Guarantor to execute the same;

                  (i) Agent shall have received copies of each Guarantor's Governing Documents, as amended, modified, or supplemented to the Closing Date, certified by the Secretary of Guitar;

                  (j) Agent shall have received a certificate of status with respect to each Guarantor, dated within 14 days of the Closing Date, such certificate to be issued by the appropriate officer of the jurisdiction of organization of such Guarantor, which certificate shall indicate that Guarantor is in good standing in such jurisdiction;

                  (k) Agent shall have received certificates of status with respect to Guarantor, each dated within 21 days of the Closing Date, such certificates to be issued by the appropriate officer of the jurisdictions in which its failure to be duly qualified or licensed would constitute a Material Adverse Change, which certificates shall indicate that such Guarantor is in good standing in such jurisdictions;

                  (l) Agent shall have received a certificate of insurance, together with the endorsements thereto, as are required by SECTION 6.9, the form and substance of which shall be satisfactory to Agent and its counsel;

                  (m) Agent shall have received such Collateral Access Agreements from lessors, warehousemen, bailees, and other third persons as Agent may require in the exercise of its Permitted Discretion;

                  (n) Agent shall have received an opinion of Obligors' counsel in form and substance satisfactory to Agent in its Permitted Discretion;

                  (o) Agent shall have received satisfactory evidence that all tax returns required to be filed by Obligors have been timely filed and all taxes upon Obligors or their properties, assets, income, and franchises (including real property taxes and payroll taxes) have been paid prior to delinquency, except such taxes that are the subject of a Permitted Protest;

                  (p) Borrowers shall have Excess Availability after giving effect to the initial extensions of credit, of at least $15,000,000;

                  (q) Agent shall have completed its business, legal, and collateral due diligence;

                  (r) Agent shall have completed reference checks with respect to Borrowers' senior management, the results of which are satisfactory to Agent in its sole discretion;

                  (s) Agent shall have received a liquidation value appraisal of Guitar's Inventory, the results of which are satisfactory to Agent in its sole discretion;

                  (t) Agent shall have received copies of all employment or similar agreements between Guitar or any Subsidiary thereof and any Permitted Holder or Affiliate thereof, certified as current, complete and correct by an Authorized Person;

                  (u) Agent shall have received a copy of Borrowers' Cycle Count Manual, certified as current, complete and correct by an Authorized Person;

                  (v) Borrowers shall pay all Lender Group Expenses incurred by Agent or any other Lender in connection with the entry of Agent and the Lenders into this Agreement; and

                  (w) all other documents and legal matters in connection with the transactions contemplated by this Agreement shall have been delivered, executed, or recorded and shall be in form and substance reasonably satisfactory to Agent and its counsel.

           3.2 CONDITIONS SUBSEQUENT TO THE INITIAL EXTENSION OF CREDIT. The obligation of the Lender Group (or any member thereof) to continue to make Advances or to issue Letters of Credit is subject to the fulfillment, on or before the date applicable thereto, of each of the conditions subsequent set forth below (the failure by Borrowers to so perform or cause to be performed constituting an Event of default):

                  (a) within 15 days of the Closing Date, Agent shall have received a liquidation value appraisal of MFI's Inventory, the results of which are satisfactory to Agent in its sole discretion, unless the failure to obtain such an appraisal within the time period provided is due to the actions of a Person other than an Obligor or an Affiliate thereof;

                  (b) within 30 days of the Closing Date, Borrowers shall deliver to Agent the certified copies of the policies of insurance, together with the endorsements thereto, as are required by SECTION 6.9, the form and substance of which shall be satisfactory to Agent and its counsel; and

                  (c) within 30 days of the Closing Date, Agent shall have received searches from the appropriate governmental agencies reflecting the filing of all such financing statements and the first priority position, with the exception of Permitted Liens, of the security interest of Agent in the Personal Property Collateral.

           3.3 CONDITIONS PRECEDENT TO ALL EXTENSIONS OF CREDIT. The obligation of the Lender Group (or any member thereof) to make all Advances, Swing Loans, or to issue Letters of Credit (and to make any other extensions of credit provided for hereunder) shall be subject to the following conditions precedent:

                  (a) the representations and warranties contained in this Agreement and the other Loan Documents shall be true and correct in all material respects on and as of the date of such extension of credit, as though made on and as of such date (except to the extent that such representations and warranties relate solely to an earlier date),

                  (b) no Default or Event of Default shall have occurred and be continuing on the date of such extension of credit, nor shall either result from the making thereof,

                  (c) no injunction, writ, restraining order, or other order of any nature prohibiting, directly or indirectly, the extending of such credit shall have been issued and remain in force by any Governmental Authority against any Borrower, Agent, any Lender, or any of their Affiliates, and

                  (d) the amount of the Revolver Usage, after giving effect to the requested Advances or Letter of Credit, shall not exceed the Availability.

             The foregoing conditions precedent are not conditions to each Lender (i) participating in or reimbursing Agent for such Lenders' Pro Rata Share of any drawings under Letters of Credit as provided herein, or (ii) participating in or reimbursing Swing Lender or the Agent for such Lenders' Pro Rata Share of any Swing Loan or Agent Advance as provided herein.

          3.4 TERM. This Agreement shall become effective upon the execution and delivery hereof by Borrowers and the Lender Group and shall continue in full force and effect for a term ending on December 16, 2004 (the "MATURITY DATE"). The foregoing notwithstanding, the Lender Group shall have the right to terminate its obligations under this Agreement immediately and without notice upon the occurrence and during the continuation of an Event of Default.

           3.5 EFFECT OF TERMINATION. On the date of termination of this Agreement, all Obligations (including contingent reimbursement obligations of Borrowers with respect to any outstanding Letters of Credit) immediately shall become due and payable without notice or demand. No termination of this Agreement, however, shall relieve or discharge Borrowers of Borrowers' duties, Obligations, or covenants hereunder, continuing security interests in the Collateral, for the benefit of the Lender Group, shall remain in effect until all Obligations have been fully and finally discharged and the Lender Group's obligations to provide additional credit hereunder have been terminated. Upon termination of this Agreement and after all Obligations (other than contingent indemnification obligations) have been fully and finally discharged and the Lender Group's obligations to provide additional credit under the Loan Documents have been terminated irrevocably, Agent will, at Borrowers' sole expense, execute and deliver any Uniform Commercial Code termination statements, lien releases, mortgage releases, re-assignments of trademarks, discharges of security interests, and other similar discharge or release documents (and, if applicable, in recordable form) as are reasonably necessary to release, as of record, the security interests, financing statements, and all other notices of security interests and liens previously filed by Agent for the benefit of the Lender Group with respect to the Obligations.

           3.6 EARLY TERMINATION BY BORROWERS. Borrowers have the option, at any time upon 90 days prior written notice to Agent, to terminate this Agreement by paying to Agent, for the benefit of the Lender Group, in cash, the Obligations (including either (i) providing cash collateral to be held by Agent for the benefit of the Lender Group in an amount equal to 105% of the maximum amount of the Lender Group's obligations under outstanding Letters of Credit, or (ii) causing the original Letters of Credit to be returned to Agent, but excluding contingent indemnification obligations), in full, without any penalty or premium.

4.       CREATION OF SECURITY INTEREST.

           4.1 GRANT OF SECURITY INTEREST. Each Borrower hereby grants to Agent, for the benefit of the Lender Group a continuing security interest in all currently existing and hereafter acquired or arising Personal Property Collateral in order to secure prompt repayment of any and all Obligations and in order to secure prompt performance by Borrowers of each of their covenants and duties under the Loan Documents ("AGENT'S LIENS"). The Agent's Liens in and to the Personal Property Collateral shall attach to all Personal Property Collateral without further act on the part of the Lender Group or Borrowers. Anything contained in this Agreement or any other Loan Document to the contrary notwithstanding, except for Permitted Dispositions, no Borrower has authority, express or implied, to dispose of any item or portion of the Collateral.

           4.2 NEGOTIABLE COLLATERAL. In the event that any Collateral, including proceeds, is evidenced by or consists of Negotiable Collateral, and if and to the extent that perfection of priority of Agent's security interest is dependent on possession, each Borrower, immediately upon the request of Agent, shall endorse and deliver physical possession of such Negotiable Collateral to Agent.

           4.3 COLLECTION OF ACCOUNTS, GENERAL INTANGIBLES, AND NEGOTIABLE COLLATERAL. At any time after the occurrence and during the continuation of an Event of Default, Agent or Agent's designee may (a) notify customers or Account Debtors of Borrowers that the Accounts, General Intangibles, or Negotiable Collateral have been assigned to Agent for the benefit of the Lender Group or that Agent for the benefit of the Lender Group or that Agent for the benefit of the Lender Group has a security interest therein, or (b) collect the Accounts, General Intangibles, and Negotiable Collateral directly and charge the collection costs and expenses to the Loan Account. Each Borrower agrees that it will hold in trust for the Lender Group, as the Lender Group's trustee, any Collections that it receives and promptly will deliver said Collections to Agent in their original form as received by Borrowers.

           4.4 DELIVERY OF ADDITIONAL DOCUMENTATION REQUIRED. At any time upon the reasonable request of Agent, each Borrower shall execute and deliver to Agent, all financing statements, fixture filings, security agreements, Control Agreements, pledges, assignments, endorsements of certificates of title, and all other documents that Agent reasonably may request, in form and substance reasonably satisfactory to Agent, to perfect and continue perfected Agent's Liens in the Collateral (whether now owned or hereafter arising or acquired), and in order to fully consummate all of the transactions contemplated hereby and under the other the Loan Documents.

           4.5 POWER OF ATTORNEY. Each Borrower hereby irrevocably makes, constitutes, and appoints Agent (and any of Agent's officers, employees, or agents designated by Agent) as such Borrower's true and lawful attorney, with power to (a) if such Borrower refuses to, or fails timely to execute and deliver any of the documents described in SECTION 4.4, sign the name of such Borrower on any of the documents described in SECTION 4.4, (b) at any time that an Event of Default has occurred and is continuing, sign such Borrower's name on any invoice or bill of lading relating to any Account, drafts against Account Debtors, and notices to Account Debtors, (c) send requests for verification of Accounts, PROVIDED that if no Event of Default is continuing, Agent shall send out such requests no more often that 2 times during any 12 month period, (d) endorse such Borrower's name on any Collection item that may come into the Lender Group's possession and deposit into Agent's Account,
(e) at any time that an Event of Default has occurred and is continuing, notify the post office authorities to change the address for delivery of such Borrower's mail to an address designated by Agent, to receive and open all mail addressed to such Borrower, and to retain all mail relating to the Collateral and forward all other mail to such Borrower, (f) at any time that an Event of Default has occurred and is continuing, make, settle, and adjust all claims under such Borrower's policies of insurance and make all determinations and decisions with respect to such policies of insurance, and
(g) at any time that an Event of Default has occurred and is continuing, settle and adjust disputes and claims respecting the Accounts directly with Account Debtors, for amounts and upon terms that Agent determines to be reasonable, and Agent may cause to be executed and delivered any documents and releases that Agent determines, in the exercise of its Permitted Discretion, to be necessary. The appointment of Agent as each Borrower's attorney, and each and every one of its rights and powers, being coupled with an interest, is irrevocable until all of the Obligations have been fully and finally repaid and performed and the Lender Group's obligations to extend credit hereunder are terminated.

           4.6 RIGHT TO INSPECT. Agent and each Lender (through any of their respective officers, employees, or agents) shall have the right, from time to time hereafter to inspect the Books and to check, test, and appraise the Collateral in order to verify each Borrower's financial condition or the amount, quality, value, condition of, or any other matter relating to, the Collateral, provided that prior to the occurrence and continuance of an Event of Default, such inspections, checks, tests, and appraisals shall occur only during a Borrower's normal business hours upon at least one Business Day's prior notice. Without in any way limiting the foregoing, each Borrower will, upon the request of Agent and the Required Lenders, (i) during any period when no Event of Default has occurred and is continuing, participate in a meeting of the Agent and Lenders once during each calendar year to be held at Guitar's corporate offices (or such other location as may be agreed upon between Agent and Administrative Borrower) at such time as may be agreed to by Administrative Borrower and Agent, and (ii) following the occurrence and during the continuance of an Event of Default, participate in meetings of the Agent and Lenders at such frequency as the Agent shall request in the exercise of its Permitted Discretion to be held at Guitar's corporate offices (or such other location as may be agreed upon between Agent and Administrative Borrower) at such time as may be agreed to by Administrative Borrower and Agent.

           4.7 CONTROL AGREEMENTS. Each Obligor agrees that it will not transfer assets out of any Securities Accounts other than as permitted under
SECTION 7.24 and, if to another securities intermediary, unless each of such Obligor, Agent, and the substitute securities intermediary have entered into a Control Agreement. No arrangement contemplated hereby or by any Control Agreement in respect of any Securities Accounts or other investment property shall be modified by an Obligor without the prior written consent of Agent. Upon the occurrence and during the continuance of a Default or Event of Default, Agent may notify any securities intermediary to liquidate or transfer the applicable Securities Account or any related investment property maintained or held thereby and remit the proceeds thereof to the Agent Account.

5. REPRESENTATIONS AND WARRANTIES. In order to induce the Lender Group to enter into this Agreement, Guitar, and each of its Subsidiaries, as applicable, makes the following representations and warranties to the Lender Group which shall be true, correct, and complete, in all material respects, as of the date hereof, and shall be true, correct, and complete in all material respects as of the Closing Date, and at and as of the date of the making of each Advance (or other extension of credit) made thereafter, as though made on and as of the date of such Advance (or other extension of credit) (except to the extent that such representations and warranties relate solely to an earlier date) and such representations and warranties shall survive the execution and delivery of this Agreement:

           5.1 NO ENCUMBRANCES. Each Borrower has good and indefeasible title to the Collateral, free and clear of Liens except for Permitted Liens.

           5.2 ELIGIBLE ACCOUNTS. The Eligible Accounts are bona fide existing payment obligations of Account Debtors created by the sale and delivery of Inventory or the rendition of services to Borrowers' customers in the ordinary course of Borrowers' business, owed to a Borrower without defenses, disputes, offsets, counterclaims, or rights of return or cancellation. As to each Eligible Account, such Eligible Account is in compliance with the criteria for eligibility set forth under the definition of "Eligible Accounts" in SECTION 1.1.

           5.3 ELIGIBLE INVENTORY. All Eligible Inventory is of good and merchantable quality, free from defects. As to each item of Eligible Inventory, such Inventory is in compliance with the criteria for eligibility set forth under the definition of "Eligible Inventory" in SECTION 1.1.

           5.4 EQUIPMENT. All of the Equipment is used or held for use in the Obligors' business and substantially all of such Equipment is fit for such purposes.

           5.5 LOCATION OF INVENTORY AND EQUIPMENT. The Inventory and Equipment are not stored with a bailee, warehouseman, or similar party and are located only at the locations identified on SCHEDULE 6.11 permitted by
SECTION 6.11.

           5.6 INVENTORY RECORDS. Each Obligor keeps correct and accurate records, with the exception of insignificant errors, itemizing and describing the type, quality, and quantity of the Inventory and its cost therefor.

           5.7 LOCATION OF CHIEF EXECUTIVE OFFICE; FEIN. The chief executive office of the Obligors is located at the address indicated in SCHEDULE 5.7 and each Obligor's FEIN is identified in SCHEDULE 5.7.

           5.8 DUE ORGANIZATION AND QUALIFICATION; SUBSIDIARIES.

                  (a) Each Obligor is duly organized and existing and in good standing under the laws of the jurisdiction of its organization and qualified to do business in any state where the failure to be so qualified would reasonably be expected to cause a Material Adverse Change.

                  (b) Set forth on SCHEDULE 5.8, is a complete and accurate description of the authorized capital Stock of each Obligor (other than Guitar) as of the Closing Date, by class, and, as of the Closing Date, a description of the number of shares of each such class that are issued and outstanding. Other than as described on SCHEDULE 5.8, there are no subscriptions, options, warrants, or calls relating to any shares of the capital Stock of any Obligor (other than Guitar) as of the Closing Date, including any right of conversion or exchange under any outstanding security or other instrument. No Obligor is subject to any obligation (contingent or otherwise) to repurchase or otherwise acquire or retire any shares of its capital Stock or any security convertible into or exchangeable for any of its capital Stock.

                  (c) Set forth on SCHEDULE 5.8, is a complete and accurate list of each Borrower's direct and indirect Subsidiaries, showing: (i) the jurisdiction of their incorporation; (ii) the number of shares of each class of common and preferred Stock authorized for each of such Subsidiaries; and
(iii) the number and the percentage of the outstanding shares of each such class owned directly or indirectly by Borrowers. All of the outstanding capital Stock of each such Subsidiary has been validly issued and is fully paid and non-assessable.

                  (d) Except as set forth on SCHEDULE 5.8, no capital Stock (or any securities, instruments, warrants, options, purchase rights, conversion or exchange rights, calls, commitments or claims of any character convertible into or exercisable for Stock) of any direct or indirect Subsidiary of Borrowers is subject to the issuance of any security, instrument, warrant, option, purchase right, conversion or exchange right, call, commitment or claim of any right, title, or interest therein or thereto.

           5.9 DUE AUTHORIZATION; NO CONFLICT.

                  (a) The execution, delivery, and performance by each Obligor of the Loan Documents to which it is a party have been duly authorized by all necessary action on the part of such Obligor.

                  (b) The execution, delivery, and performance by each Obligor of the Loan Documents to which it is a party do not and will not (i) violate any provision of federal, state, or local law or regulation (including Regulations T, U, and X of the Federal Reserve Board), applicable to such Obligor, the Governing Documents of such Obligor, or any order, judgment, or decree of any court or other Governmental Authority binding on such Obligor, (ii) conflict with, result in a breach of, or constitute (with due notice or lapse of time or both) a default under any material contractual obligation of such Obligor, (iii) result in or require the creation or imposition of any Lien of any nature whatsoever upon any properties or assets of such Obligor, other than Permitted Liens, or (iv) except to the extent previously obtained, require any approval of stockholders or any approval or consent of any Person under any material contractual obligation of such Obligor.

                  (c) Other than the filing of financing statements, fixture filings, and Mortgages, the execution, delivery, and performance by each Obligor of the Loan Documents to which such Obligor is a party do not and will not require any registration with, consent, or approval of, or notice to, or other action with or by, any Governmental Authority or other Person.

                  (d) The Loan Documents to which each Obligor is a party, and all other documents contemplated hereby and thereby, when executed and delivered by such Obligor will be the legally valid and binding obligations of such Obligor, enforceable against such Obligor in accordance with their respective terms, except as enforcement may be limited by equitable principles or by bankruptcy, insolvency, reorganization, moratorium, or similar laws relating to or limiting creditors' rights generally.

                  (e) The Agent's Liens granted by Borrowers to Agent, for the benefit of the Lender Group, in and to its assets pursuant to this Agreement and the other Loan Documents are validly created, perfected (except where the lack of perfection is the result of the Agent's failure to file a financing statement, or to continue a financing statement once filed, or to continue possession of Collateral where the security interest therein is perfected through possession), and first priority Liens, subject only to Permitted Liens.

           5.10 LITIGATION. Other than those matters disclosed on SCHEDULE 5.10, there are no actions, suits, or proceedings pending or, to the best knowledge of Borrowers, threatened against a Borrower, or any of its Subsidiaries, as applicable, except for matters arising after the Closing Date that, if decided adversely to a Borrower, or any of its Subsidiaries, as applicable, would not reasonably be expected to cause in a Material Adverse Change.

           5.11 NO MATERIAL ADVERSE CHANGE. All financial statements relating to Borrowers or any guarantor of the Obligations that have been delivered by Borrowers to the Lender Group have been prepared in accordance with GAAP (except, in the case of unaudited financial statements, for the lack of footnotes and being subject to year-end audit adjustments) and fairly present Borrowers' (or such guarantor's, as applicable) financial condition as of the date thereof and results of operations for the period then ended. There has not been a Material Adverse Change with respect to Borrowers (or such guarantor, as applicable) since the date of the latest financial statements submitted to the Lender Group on or before the Closing Date.

           5.12     FRAUDULENT TRANSFER.

                  (a) Each Obligor is Solvent.

                  (b) No transfer of property is being made by an Obligor and no obligation is being incurred by an Obligor in connection with the transactions contemplated by this Agreement or the other Loan Documents with the intent to hinder, delay, or defraud either present or future creditors of such Obligor.

           5.13 EMPLOYEE BENEFITS. (a) no ERISA Event has occurred or is reasonably expected to occur with respect to any Plan of an Obligor or any of its ERISA Affiliates; (b) no Obligor nor any of its ERISA Affiliates has incurred or is reasonably expected to incur any Withdrawal Liability to any Multiemployer Plan; and (c) no Obligor nor any of its ERISA Affiliates has been notified by the sponsor of a Multiemployer Plan of an Obligor or any of its ERISA Affiliates that such Multiemployer Plan is in reorganization or has been terminated, within the meaning of Title IV of ERISA, and no such Multiemployer Plan is reasonably expected to be in reorganization or to be terminated, within the meaning of Title IV of ERISA, and any such event, either individually or in the aggregate could reasonably be expected to result in a liability of the Obligors and their Subsidiaries in excess of $250,000. As of the Closing Date, none of Obligors, any of their Subsidiaries, nor any of their ERISA Affiliates maintains or contributes to any Benefit Plan.

          5.14 ENVIRONMENTAL CONDITION. None of Obligors' properties or assets has ever been used to produce, treat, release, or transport, any Hazardous Materials. None of Obligors' properties or assets has ever been designated or identified in any manner pursuant to any environmental protection statute as a Hazardous Materials disposal site, or a candidate for closure pursuant to any environmental protection statute. No Lien arising under any environmental protection statute has attached to any revenues or to any real or personal property owned or operated by an Obligor. No Obligor has received a summons, citation, notice, or directive from the Environmental Protection Agency or any other federal or state governmental agency concerning any action or omission by such Obligor resulting in the releasing or disposing of Hazardous Materials into the environment.

           5.15 BROKERAGE FEES. No Obligor has utilized the services of any broker or finder in connection with Borrowers' obtaining financing from the Lender Group under this Agreement and no brokerage commission or finders fee is payable in connection herewith.

           5.16 YEAR 2000 COMPLIANCE. On the basis of a comprehensive inventory, review, and assessment undertaken by the Obligors of material computer applications utilized by the Obligors or contained in material products produced or sold by an Obligor, and upon inquiry made of Obligors' material suppliers and vendors, Obligors' management is of the considered view that each Obligor, its material products, and all such suppliers and vendors are Year 2000 Compliant.

           5.17 INTELLECTUAL PROPERTY. Each Obligor owns, or holds licenses in, all trademarks, trade names, copyrights, patents, patent rights, and licenses that are necessary to the conduct of its business as currently conducted.

           5.18 LEASES. Each Obligor enjoys peaceful and undisturbed possession under all leases material to the business of such Obligor and to which it is a party or under which it is operating. All of such leases are valid and subsisting and no material default by such Obligor exists under any of them.

           5.19 DDAS. Set forth on SCHEDULE 5.19 are all of Obligors' current DDAs, including, with respect to each depository (i) the name and address of that depository; and (ii) the account number(s) of the account(s) maintained with such depository.

           5.20 OFFSITE STORAGE LOCATIONS. With respect to each Offsite Storage Location, (i) no more than $500,000 in Inventory is stored at each such location and no more than $1,500,000 in the aggregate is stored at all Offsite Storage Locations, and (ii) Guitar has complete and unrestricted access to each such location and the Inventory located thereat.

6.       AFFIRMATIVE COVENANTS.

Each Borrower covenants and agrees that, so long as any credit hereunder shall be available and until full and final payment of the Obligations (other than contingent indemnification obligations), each Obligor or its Subsidiaries, as applicable, shall do all of the following:

           6.1 ACCOUNTING SYSTEM. Maintain a system of accounting that enables Borrowers to produce financial statements in accordance with GAAP and maintain records pertaining to the Collateral that contain information as from time to time reasonably may be requested by Agent. Each Borrower also shall keep an inventory reporting system that shows all additions, sales, claims, returns, and allowances with respect to the Inventory.

           6.2 COLLATERAL REPORTING. Provide Agent with the following documents at the following times in form reasonably satisfactory to Agent:

                  (a) on a daily basis, from and after the Receivables Activation Date and during any period after the occurrence and during the continuance of an Event of Default, a sales journal, collection journal, and credit register since the last such schedule,

                  (b) on a weekly basis and, in any event, by no later than the third Business Day of the immediately following week

                              (i) from and after the Receivables Activation Date
                    and during any period when no Event of Default has occurred and is continuing, a sales journal, collection journal, and credit register since the last such schedule,

                              (ii) during any period after the occurrence and
                    during the continuance of an Event of Default, (A) a Borrowing Base Certificate setting forth the calculation of the Borrowing Base as of such date and demonstrating Borrowers' compliance with the limitation on Advances set forth in SECTION 2.1(c), and, (B) Inventory reports specifying Borrowers' cost and the wholesale market value of its Inventory by category, with additional detail showing additions to and deletions from the Inventory with additional detail showing additions to and deletions from the Inventory (the so called "roll forward inventory collateral report"),

                              (iii) during any period after the occurrence and
                    during the continuance of an Event of Default, Inventory reports specifying the cost of Borrowers' Inventory by category, with additional detail showing additions to and deletions from the Inventory (the so-called "Roll Forward Inventory Collateral Report"),

                  (c) on a monthly basis and, in any event, by no later than the 10th day of each month during the term of this Agreement,

                              (i) prior to the Receivables Activation
                    Date, a sales journal, collection journal, and credit register since the last such schedule.

                              (ii) during any period when no Event of Default
                    has occurred and is continuing, a Borrowing Base Certificate setting forth the calculation of the Borrowing Base and demonstrating Borrowers' compliance with the limitation on Advances set forth in SECTION 2.1(a)(iii) as of the last day of the immediately preceding month.

                              (iii) during any period when no Event of Default
                    has occurred and is continuing, Inventory reports specifying the cost of Borrowers' Inventory by category, with additional detail showing additions to and deletions from the Inventory (the so-called "Roll Forward Inventory Collateral Report"),

                             (iv) a listing, by vendor, of Borrowers'
                    accounts payable and any book overdraft,

                             (v) a consigned inventory report by vendor,

                             (vi) an inventory reconciliation to general ledger,

                             (vii) and a calculation of Dilution for the
                    prior month,

                  (d) on a monthly basis and, in any event, by no later than the 16th day of each month during the term of this Agreement, a detailed aging, by total, of the Eligible Accounts, together with a reconciliation to the detailed calculation of the Borrowing Base previously provided to Agent, together with a calculation of Accounts or rights to payment that are not Eligible Accounts, gift certificates, and merchandise credits,

                  (e) promptly upon request of Agent in the exercise of its Permitted Discretion,

                             (i) copies of invoices in connection with the
                    Accounts, customer statements, credit memos, remittance advices and reports, deposit slips, shipping and delivery documents in connection with the Accounts and for Inventory and Equipment acquired by Borrowers, purchase orders and invoices

                             (ii) a list of all unissued credit memos
                    and a copy of Borrowers' unissued credit log,

                             (iii) notice of all returns, or credit memos as
                    reported in the accounts receivable activity report,

                             (iv) copies of all draft or unaudited results of
                    the then most recently completed component of Borrowers' Inventory cycle count program, together with a report of all adjustments to Borrowers' Inventory made on the basis of the results of such cycle count component.

                             (v) evidence of payment of sales taxes, and

                             (vi) such other reports as to the Collateral or the
                    financial condition of Borrowers, or the above reports but at a greater reporting frequency, as Agent may request from time to time in its Permitted Discretion,

                  (f) on the Receivables Activation Date, a roll-forward to the Business day immediately preceding the Receivables Activation Date of the sales journal, collection journal, and credit register delivered by Borrower to Agent for the immediately preceding month pursuant to SECTION 6.2(c)(i).

           6.3 FINANCIAL STATEMENTS, REPORTS, CERTIFICATES. Deliver to Agent, with copies to each Lender:

                  (a) as soon as available, but in any event within 45 days after the end of each month during each of Guitar's fiscal years,

                             (i) a company prepared balance sheet, income
                    statement, and statement of cash flow covering Borrowers' operations during such period,

                             (ii) a certificate signed by the chief financial
                    officer of Administrative Borrower to the effect that:

                                        (A) the financial statements delivered
                              hereunder have been prepared in accordance with GAAP (except for the lack of footnotes and being subject to year-end audit adjustments) and fairly present the financial condition of Borrowers in all material respects,

                                        (B) the representations and warranties
                              of each Borrower contained in this Agreement and the other Loan Documents are true and correct in all material respects on and as of the date of such certificate, as though made on and as of such date (except to the extent that such representations and warranties relate solely to an earlier date), and

                                        (C) there does not exist any condition
                              or event that constitutes a Default or Event of Default (or, to the extent of any non-compliance, describing such non-compliance as to which he or she may have knowledge and what action Borrowers have taken, are taking, or propose to take with respect thereto).

                  (b) as soon as available, but in any event within 45 days after the end of each fiscal quarter during each of Guitar's fiscal years,

                             (i) a company prepared balance sheet, income
                    statement, and statement of cash flow covering Borrowers' operations during such period,

                             (ii) a certificate signed by the chief financial
                    officer of Administrative Borrower to the effect that:

                                        (A) the financial statements delivered
                              hereunder have been prepared in accordance with GAAP (except for the lack of footnotes and being subject to year-end audit adjustments) and fairly present the financial condition of Borrowers in all material respects,

                                        (B) the representations and warranties
                              of Borrowers contained in this Agreement and the other Loan Documents are true and correct in all material respects on and as of the date of such certificate, as though made on and as of such date (except to the extent that such representations and warranties relate solely to an earlier date),

                                        (C) there does not exist any condition
                              or event that constitutes a Default or Event of Default (or, to the extent of any non-compliance, describing such non-compliance as to which he or she may have knowledge and what action Borrowers have taken, are taking, or propose to take with respect thereto),

                             (iii) a Compliance Certificate demonstrating, in
                    reasonable detail, compliance at the end of such quarter period with the financial covenants contained in SECTION 7.20, and

                              (iv) a detailed calculation of the Leverage Ratio,
                    certified as correct by the chief financial officer of Administrative Borrower, in sufficient detail as determined by Agent in its Permitted Discretion, to permit the redetermination of the applicable interest rate margins.

                  (c) as soon as available, but in any event within 105 days after the end of each of Guitar's fiscal years, financial statements of Borrowers for each such fiscal year, audited by independent certified public accountants reasonably acceptable to Agent and certified, without any qualifications, by such accountants to have been prepared in accordance with GAAP (such audited financial statements to include a balance sheet, income statement, and statement of cash flow and, if prepared, such accountants' letter to management), and the delivery by Guitar of its Form 10-K annual report to the Lender Group within 105 days of the end of its fiscal year, which report is otherwise in compliance with the auditors' certification requirements of this clause (c), shall be deemed to satisfy the delivery requirement of this clause (c),

                  (d) if filed by Guitar, within 5 Business Days following such filing,

                             (i) 10-Q quarterly reports, Form 10-K annual
                    reports, and Form 8-K current reports,

                             (ii) any other filings made by Borrowers with the
                    SEC, and

                             (iii) any other material information that is
                    provided by a Borrower to its shareholders generally,

                  (e) if and when filed by Borrowers and as requested by Agent in the exercise of its Permitted Discretion, satisfactory evidence of payment of applicable excise taxes in each jurisdictions in which (i) a Borrower conducts business or is required to pay any such excise tax, (ii) where a Borrower's failure to pay any such applicable excise tax would result in a Lien on the properties or assets of such Borrower, or (iii) where a Borrower's failure to pay any such applicable excise tax would constitute a Material Adverse Change,

                  (f) not later than 45 days after the end of each of Guitar's fiscal quarters, a "Same Store Sales Analysis" comparing the sales of each Borrower's retail locations for such fiscal quarter to the comparable period for each such retail location for the immediately preceding fiscal year; and

                  (g) upon the request of Agent, in the exercise of its Permitted Discretion, any other report reasonably requested relating to the financial condition of Borrowers.

           Each Borrower agrees to deliver financial statements prepared on both a consolidated and consolidating basis and that no Obligor will have a fiscal year different from that of Guitar.

         6.4 GUARANTOR REPORTS. Cause each Guarantor of any of the Obligations to deliver its annual financial statements at the time when Guitar provides its audited financial statements to Agent and, upon the request of Agent following and during the continuation of an Event of Default, copies of all federal income tax returns as soon as the same are available and in any event no later than 30 days after the same are required to be filed by law.

        6.5 RETURN. Cause returns and allowances, if any, as between a Borrower and its Account Debtors to be on the same basis and in accordance with the usual customary practices of such Borrower, as they exist at the time of the execution and delivery of this Agreement. If, at a time when an Event of Default has occurred and is continuing, any Account Debtor returns any Inventory to a Borrower that exceeds $100,000 for any particular sale transaction, such Borrower promptly shall determine the reason for such return and, if Agent consents (which consent shall not be unreasonably withheld), issue a credit memorandum (with a copy to be sent to Agent) in the appropriate amount to such Account Debtor.

         6.6 TITLE TO EQUIPMENT. Upon Agent's request in the exercise of its Permitted Discretion, immediately deliver to Agent, properly endorsed, any and all certificates or documents of title to any items of Equipment which, individually, have a value in excess of $100,000, or in the aggregate have a value in excess of $750,000.

         6.7 MAINTENANCE OF EQUIPMENT. Maintain the Equipment in good operating condition and repair (ordinary wear and tear excepted), and to the extent necessary to the continued operations of an Obligor make all necessary replacements thereto so that the value and operating efficiency thereof shall at all times be maintained and preserved. Other than those items of Equipment that constitute fixtures on the Closing Date or Equipment with an aggregate book value to Borrowers in an amount not to exceed $1,000,000 during any fiscal year, no Borrower shall permit any item of Equipment to become a fixture to real estate or an accession to other property, other than Real Property Collateral, and such Equipment shall at all times remain personal property unless a part of Real Property Collateral.

         6.8 TAXES. Cause all assessments and taxes, whether real, personal, or otherwise, due or payable by, or imposed, levied, or assessed against any Obligor or any of its property to be paid in full, before delinquency or before the expiration of any extension period, except to the extent that the validity of such assessment or tax shall be the subject of a Permitted Protest. The Obligors will make timely payment or deposit of all tax payments and withholding taxes required of it by applicable laws, including those laws concerning F.I.C.A., F.U.T.A., state disability, and local, state, and federal income taxes, and will, upon request, furnish Agent with proof satisfactory to Agent indicating that each Obligor has made such payments or deposits. Upon the request of Agent in the exercise of its Permitted Discretion, Administrative Borrower shall deliver satisfactory evidence of payment of applicable excise taxes in each jurisdictions in which (a) such Obligor conducts business or is required to pay any such excise tax, or (b) where such Obligor's failure to pay any such applicable excise tax would result in a Lien on the properties or assets of such Obligor, in each case, where such Obligor's failure to pay any such applicable excise tax would constitute a Material Adverse Change.

         6.9 INSURANCE.

                  (a) At their expense, maintain insurance respecting the Collateral wherever located and with respect to Borrowers' business, covering loss or damage by fire, theft, explosion, and all other hazards and risks as ordinarily are insured against by other Persons engaged in the same or similar businesses. Each Borrower also shall maintain business interruption, public liability, and product liability insurance, as well as insurance against "employee dishonesty." All such policies of insurance shall be in such amounts and with such insurance companies as are reasonably satisfactory to Agent. Each Borrower shall deliver certified copies of all such policies to Agent with 438 BFU lender's loss payable endorsements or other reasonably satisfactory lender's loss payable endorsements, naming Agent as sole loss payee or additional insured, as appropriate. Each policy of insurance or endorsement shall contain a clause requiring the insurer to give not less than 30 days prior written notice to Agent in the event of cancellation of the policy for any reason whatsoever, other than for the non-payment of premium, for which the notice period shall be 10 days. If a Borrower fails to provide and pay for such insurance, Agent may, at its option, but shall not be required to, procure the same and charge Borrowers' Loan Account therefor.

                  (b) At its expense, maintain key man life insurance policies with respect to the following individuals and in the following amounts:

                                             NAME                       AMOUNT
                                     ----------------------         --------------
                                        Mr. Marty Albertson            $3,500,000

                                        Mr. Larry Thomas               $5,000,000

                  All proceeds payable under such life insurance policies shall be payable to Agent for the benefit of the Lender Group to be applied on account of the Obligations in accordance with SECTION 2.4(b).

                  (c) At its expense, obtain and maintain (i) insurance of the type necessary to insure the Improvements and Chattels (as such terms are defined in the Mortgages), for the full replacement cost thereof, against any loss by fire, lightning, windstorm, hail, explosion, aircraft, smoke damage, vehicle damage, earthquakes (but only for Obligors' locations in the States of California, Arizona, Nevada and Washington, and any States in which any Obligor initiates business operations after the Closing Date where Persons engaged in the same or similar businesses as such Obligor customarily obtain earthquake insurance), elevator collision, and other risks from time to time included under "extended coverage" policies, in such amounts as Agent may require, but in any event in amounts sufficient to prevent any Obligor from becoming a co-insurer under such policies, (ii) combined single limit bodily injury and property damages insurance against any loss, liability, or damages on, about, or relating to each parcel of Real Property Collateral, in an amount of not less than $2,000,000; and (iii) business rental insurance covering annual receipts for a 12 month period for each parcel of Real Property Collateral.

                  (d) Each Borrower shall give Agent prompt notice of any material loss covered by such insurance. Agent shall have the exclusive right to adjust any losses payable under any such insurance policies, without any liability to Borrowers whatsoever in respect of such adjustments; PROVIDED, HOWEVER, prior to the occurrence and during the continuance of an Event of Default, Borrowers shall have the right to adjust any losses payable under any such insurance policies involving amounts less than $2,500,000. Any monies received as payment for any loss under any insurance policy mentioned above (other than liability insurance policies) or as payment of any award or compensation for condemnation or taking by eminent domain, shall be paid over to Agent to be applied at the option of the Required Lenders either to the prepayment of the Obligations without premium, in such order or manner as the Required Lenders may elect, or shall be disbursed to Borrowers under staged payment terms reasonably satisfactory to the Required Lenders for application to the cost of repairs, replacements, or restorations. All repairs, replacements, or restorations shall be effected with reasonable promptness and shall be of a value at least equal to the value of the items or property destroyed prior to such damage or destruction. Upon the occurrence and during the continuance of an Event of Default, Agent shall have the right to apply all prepaid premiums to the payment of the Obligations in such order or form as Agent shall determine in its Permitted Discretion.

                  (e) No Borrower shall take out separate insurance concurrent in form or contributing in the event of loss with that required to be maintained under this SECTION 6.9, unless Agent is included thereon as named insured with the loss payable to Agent under a standard California 438BFU (NS) Mortgagee endorsement, or its equivalent. Administrative Borrower immediately shall notify Agent whenever such separate insurance is taken out, specifying the insurer thereunder and full particulars as to the policies evidencing the same, and originals of such policies immediately shall be provided to Agent.

         6.10 NO SETOFFS OR COUNTERCLAIMS. Make payments hereunder and under the other Loan Documents by or on behalf of the Obligors without setoff or counterclaim and free and clear of, and without deduction or withholding for or on account of, any federal, state, or local taxes.

         6.11 LOCATION OF INVENTORY AND EQUIPMENT. Keep the Inventory and Equipment only at the locations identified on SCHEDULE 6.11; provided, however, that Borrowers may amend SCHEDULE 6.11 so long as such amendment occurs by written notice to Agent not less than 30 days prior to the date on which the Inventory or Equipment is moved to such new location, so long as such new location is within the continental United States, and so long as, not less than 30 days prior to the effectiveness of such amendment, Borrowers provide any financing statements or fixture filings necessary to perfect and continue perfected the Agent's Liens on such assets and, if requested by Agent in the exercise of its Permitted Discretion, also provides to Agent a Collateral Access Agreement.

         6.12 COMPLIANCE WITH LAWS. Comply with the requirements of all applicable laws, rules, regulations, and orders of any governmental authority, including the Fair Labor Standards Act and the Americans With Disabilities Act, other than laws, rules, regulations, and orders the non-compliance with which, individually or in the aggregate, would not result in and would reasonably not be expected to result in a Material Adverse Change.

         6.13 EMPLOYEE BENEFITS.

                  (a) ERISA EVENTS. Promptly and in any event within 10 days after an Obligor or any of its Subsidiaries knows or has reason to know that any ERISA Event with respect to such Obligor or any of its ERISA Affiliates has occurred, a statement of the chief financial officer of Administrative Borrower describing such ERISA Event and the action, if any, that such Obligor or such ERISA Affiliate has taken and proposes to take with respect thereto.

                  (b) PLAN TERMINATIONS. Promptly and in any event within 5 Business Days after receipt thereof by an Obligor, any of its Subsidiaries, or, to the knowledge of such Obligor, any of its other ERISA Affiliates, copies of each notice from the PBGC stating its intention to terminate any Plan of such Obligor or any of its ERISA Affiliates or to have a trustee appointed to administer any such Plan.

                  (c) PLAN ANNUAL REPORTS. Promptly and in any event within 30 days after the filing thereof with the Internal Revenue Service, copies of each Schedule B (Actuarial Information) to the annual report (Form 5500 Series) with respect to each Plan of Obligors or any of their ERISA Affiliates.

                  (d) MULTIEMPLOYER PLAN NOTICES. Promptly and in any event within 5 Business Days after RECEIPT thereof by an Obligor, any of its Subsidiaries, or, to the knowledge of such Obligor, any of its other ERISA Affiliates from the sponsor of a Multiemployer Plan of such Obligor or any of its ERISA Affiliates, copies of each notice concerning (i) the imposition of Withdrawal Liability by any such Multiemployer Plan, (ii) the reorganization or termination, within the meaning of Title IV of ERISA, of any such Multiemployer Plan or (iii) the amount of liability incurred, or that may be incurred, by such Obligor or any of its ERISA Affiliates in connection with any event described in clause (i) or (ii).

         6.14 LEASES.Pay when due (after giving effect to all cure periods under such leases) all rents and other amounts payable under any leases to which any Borrower is a party or by which a Borrower's properties and assets are bound, unless such payments are the subject of a Permitted Protest or where the failure to make such payment would have only a DE MINIMIS effect on the business, operations, results of operations, assets, liabilities or condition (financial or otherwise) of the Borrowers taken as a whole. To the extent that any Borrower fails timely to make payment of such rents and other amounts payable when due under its leases, Agent shall be entitled, in its discretion, to reserve an amount equal to such unpaid amounts against the Borrowing Base.

         6.15  YEAR 2000 COMPLIANCE.  Be and shall remain Year 2000 Compliant.

         6.16 PROJECTIONS. Not later than 30 days prior to the end of each fiscal year of Guitar, deliver to Agent Projections of Borrowers, in form and substance (including as to scope and underlying assumptions) satisfactory to Agent in its Permitted Discretion, for the forthcoming fiscal year, month by month, certified by the chief financial officer of Administrative Borrower as being such officer's good faith best estimate of the financial performance of the Obligors during the period covered thereby.

         6.17 CORPORATE EXISTENCE, ETC. Except as otherwise permitted hereunder, at all time preserve and keep in full force and effect each Obligor's valid corporate existence and good standing and any rights and franchises material to such Obligor's businesses.

         6.18 DISCLOSURE UPDATES. Promptly and in no event later than 5 Business Days after obtaining knowledge thereof, (i) notify Agent if any written information, exhibit, or report furnished to the Lender Group contained any untrue statement of a material fact or omitted to state any material fact necessary to make the statements contained therein not misleading in light of the circumstances in which made, and (ii) correct any defect or error that may be discovered therein or in any Loan Document or in the execution, acknowledgement, filing, or recordation thereof.

         6.19 MAILING LISTS. Add Agent as an addressee on all mailing lists maintained by or for the Obligors.

         6.20 INVENTORY CYCLE COUNTS. Perform Inventory cycle counts in the manner and at the times described in Guitar's Cycle Count Manual as in effect on the Closing Date.

         6.21 DISTRIBUTION CENTERS. From and after the Closing Date, Inventory located at the Medford, Oregon and Knoxville, Tennessee distribution centers of MFI shall be used solely to support direct response sales fulfillment, PROVIDED, HOWEVER, Borrowers may from time to time transfer Inventory from MFI to Guitar in order to correct overstock situations and to use repackaged, slow moving, or discontinued items for promotional purposes or as Guitar may otherwise reasonably deem appropriate.

         6.22 PERMITTED ACQUISITIONS. In connection with any Permitted Acquisition involving the acquisition of the Stock of another Person by any Borrower, Borrowers shall execute and deliver to Agent such amendments , modifications, or supplements to the Loan Documents as Agent may request in the exercise of its Permitted Discretion, including an amendment to the Stock Pledge Agreement to pledge all of the issued and outstanding Stock of such acquired Person thereunder together with the delivery of certificates (if any) representing such shares of Stock with attached stock powers endorsed in blank, and shall cause the Person that is the subject of the Permitted Acquisition to execute and deliver to Agent all appropriate joinder documents to make it an Obligor party to the Loan Documents and appropriate UCC-1 financing statements, fixture filings, Collateral Access Agreements, mortgages or deeds of trust, and any other documents, instruments, or Agreements that Agent may request in the exercise of its Permitted Discretion.

7.       NEGATIVE COVENANTS.

Each Borrower covenants and agrees that, so long as any credit hereunder shall be available and until full and final payment of the Obligations (other than contingent indemnification obligations), no Obligor nor any of its Subsidiaries will do any of the following:

         7.1 INDEBTEDNESS. Create, incur, assume, permit, guarantee, or otherwise become or remain, directly or indirectly, liable with respect to any Indebtedness, except:

                  (a) Indebtedness evidenced by this Agreement, together with Indebtedness to issuers of letters of credit that are the subject of L/C Undertakings;

                  (b) Indebtedness set forth on SCHEDULE 7.1;

                  (c) Permitted Purchase Money Indebtedness;

                  (d) Subordinated Indebtedness in an amount not to exceed $1,000,000 outstanding at any one time;

                  (e) unsecured Indebtedness incurred by Guitar in the ordinary course of business for borrowed money, in an amount not in excess of $1,000,000;

                  (f) Acquired Indebtedness in an amount not to exceed $5,000,000 outstanding at any one time;

                  (g) Indebtedness not otherwise permitted under this SECTION
7.1 in an aggregate amount outstanding at any time less than or equal to $500,000;

                  (h) endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business; and

                  (i) refinancings, renewals, or extensions of Indebtedness permitted under clauses (b) through (g) of this SECTION 7.1 (and continuance or renewal of any Permitted Liens associated therewith) so long as: (i) the terms and conditions of such refinancings, renewals, or extensions do not materially impair the prospects of repayment of the Obligations by Borrowers,
(ii) the net cash proceeds of such refinancings, renewals, or extensions do not result in an increase in the aggregate principal amount of the Indebtedness so refinanced, renewed, or extended, (iii) such refinancings, renewals, refundings, or extensions do not result in a shortening of the average weighted maturity of the Indebtedness so refinanced, renewed, or extended, (iv) to the extent that Indebtedness that is refinanced was subordinated in right of payment to the Obligations, then the subordination terms and conditions of the refinancing Indebtedness must be at least as favorable to the Lender Group as those applicable to the refinanced Indebtedness, and (v) if such refinancing, renewal, refunding, or extension involves the Senior Notes, such refinancing, renewal, refunding, or extension also complies with SECTION 7.8(C).

         7.2 LIENS. Create, incur, assume, or permit to exist, directly or indirectly, any Lien on or with respect to any of its property or assets, of any kind, whether now owned or hereafter acquired, or any income or profits therefrom, except for Permitted Liens (including Liens that are replacements of Permitted Liens to the extent that the original Indebtedness is refinanced under SECTION 7.1(H) and so long as the replacement Liens only encumber those assets or property that secured the original Indebtedness).

         7.3   RESTRICTIONS ON FUNDAMENTAL CHANGES.

                  (a) Enter into any merger, consolidation, reorganization, or recapitalization, or reclassify its Stock.

                  (b) Liquidate, wind up, or dissolve itself (or suffer any liquidation or dissolution).

                  (c) Convey, sell, assign, lease, transfer, or otherwise dispose of, in one transaction or a series of transactions, all or any substantial part of its property or assets;

         PROVIDED, HOWEVER, that nothing contained in this SECTION 7.3 shall be construed to restrict or limit (i) any offering, issuance, or sale by Guitar, in one or more transactions, public or private, of its Stock (including any concomitant increase in the number of authorized shares of Stock of Guitar or in the authorized share capital of Guitar), so long as such offerings, issuances, and sales are made in compliance with all applicable laws and regulations and would not, individually or collectively, result in a Change of Control, (ii) Permitted Acquisitions, (iii) the merger or consolidation of a wholly owned Solvent Subsidiary into another wholly owned Solvent Subsidiary or a wholly owned Solvent Subsidiary with and into a Borrower, (iv) Permitted Dispositions, (v) the merger or consolidation of MCI with any other Person provided that such merger or consolidation would not result in a Change of Control, or (vi) Permitted Investments.

         7.4 DISPOSAL OF ASSETS. Sell, lease, assign, transfer, or otherwise dispose of any of Obligors' properties or assets, other than pursuant to Permitted Dispositions.

         7.5 CHANGE NAME. Change any Obligor's name, FEIN, corporate structure (within the meaning of SECTION 9402(7) of the Code), or identity, or add any new fictitious name, except that any Obligor may do so upon at least 30 days prior written notice to Agent of such change and so long as, at the time of such written notification, Administrative Borrower provides any financing statements or fixture filings necessary to perfect and continue perfected Agent's or any other member of the Lender Group's security interests in the Collateral.

         7.6 GUARANTEE. Guarantee or otherwise become in any way liable with respect to the obligations of any third Person except by endorsement of instruments or items of payment for deposit to the account of an Obligor or which are transmitted or turned over to Agent or guarantees of the Obligations or trade guarantees made in the ordinary course of business in an aggregate contingent amount not to exceed $250,000 outstanding at any one time.

         7.7 NATURE OF BUSINESS. Make any change in the principal nature of a Obligor's business.

         7.8   PREPAYMENTS AND AMENDMENTS.

                  (a) Except in connection with a refinancing permitted by
SECTION 7.1(i) or as provided in subsection (c) or (d) below, prepay, redeem, retire, defease, purchase, or otherwise acquire any Indebtedness owing to any third Person, other than the Obligations in accordance with this Agreement,

                  (b) Except as permitted by subsection (c) below, directly or indirectly, amend, modify, alter, increase, or change any of the terms or conditions of any agreement, instrument, document, indenture, or other writing evidencing or concerning Indebtedness permitted under SECTIONS 7.1(b), (c), or (d),

                  (c) Guitar shall not, and shall not permit any Subsidiary to, amend, supplement, or modify any Senior Note Document or repay the principal of, or make any other payment in relation to, the Senior Notes; PROVIDED, so long as no Event of Default has occurred and is continuing or would result therefrom, the foregoing shall not prohibit (i) the payment of regularly scheduled interest on the Senior Notes, (ii) the repayment of the Senior Notes at the stated maturity date of July 1, 2006, (iii) the repayment of the Senior Notes with the proceeds of any refinancing thereof (provided that such refinancing Indebtedness complies with the requirements of SECTION 7.1(i) and is otherwise on terms substantially similar to the Senior Notes), and (iv) modifications or amendments to the Senior Notes or the Senior Note Documents if the effect thereof could not be expected to result in a Material Adverse Change and otherwise do not involve the amendment or modification of provisions which would increase interest rates, principal or interest payment amounts, total principal amounts, or require payment of any such amounts at earlier times, or similar terms and provisions, and

                  (d) Notwithstanding anything to the contrary contained in this Agreement or in any other Loan Document, Borrowers may prepay any other Indebtedness, if, after giving effect to such prepayment, no Event of Default shall have occurred or is continuing and Excess Availability shall be at least equal to $30,000,000.

         7.9 CHANGE OF CONTROL. Cause, permit, or suffer, directly or indirectly, any Change of Control without the prior written consent of Agent and the Required Lenders.

         7.10 CONSIGNMENTS. Consign any Inventory or sell any Inventory on bill and hold, sale or return, sale on approval, or other conditional terms of sale (except for Borrowers' customary return policy applicable to the return of inventory purchased by Borrowers' retail customers in the ordinary course of Borrowers' business), or have possession of any property on consignment to an Obligor.

         7.11 DISTRIBUTIONS. Make any distribution or declare or pay any dividends (in cash or other property, other than Stock) on, or purchase, acquire, redeem, or retire any of any Obligor's Stock, of any class, whether now or hereafter outstanding; PROVIDED, HOWEVER, that the foregoing shall not restrict the ability of:

                        (i) Any Borrower's Subsidiaries to make any dividend or other distribution to such Borrower; or

                        (ii) Guitar to make any dividend or other distribution
               to its shareholders consisting of shares of its common Stock or warrants or other rights to acquire Guitar's common Stock.

         7.12 ACCOUNTING METHODS. Modify or change its method of accounting (other than as may be required to conform to GAAP) or enter into, modify, or terminate any agreement currently existing, or at any time hereafter entered into with any third party accounting firm or service bureau for the preparation or storage of Obligors' accounting records without said accounting firm or service bureau agreeing to provide Agent information regarding the Collateral or the Obligors' financial condition.

         7.13 INVESTMENTS. Except for Permitted Investments, directly or indirectly make, acquire, or incur any liabilities (including contingent obligations) for or in connection with any Investment; PROVIDED, HOWEVER, that no Obligor shall have Permitted Investments consisting of Investment Property or Cash Equivalents (other than in the Guitar Collection Accounts, the Concentration Accounts, or the Designated Account) in excess of $100,000 outstanding at any one time without the prior written consent of Agent, which consent may be conditioned, at Agent's election, on such Obligor entering into Control Agreements or similar arrangements governing such Permitted Investments, as Agent shall determine in its Permitted Discretion, to perfect (and further establish) Agent's Liens in such Permitted Investments.

         7.14 TRANSACTIONS WITH AFFILIATES. Except as otherwise permitted by this Agreement, directly or indirectly enter into or permit to exist any material transaction with any Affiliate of any Obligor except for transactions that are in the ordinary course of such Obligor's business, upon fair and reasonable terms, that are fully disclosed to Agent, and that are no less favorable to such Obligor than would be obtained in an arm's length transaction with a non-Affiliate.

         7.15 SUSPENSION. Suspend or go out of a substantial portion of its business.

         7.16 COMPENSATION. Increase the annual fee or per-meeting fees paid to directors of any Obligor during any year by more than 25% over the prior year; pay or accrue total cash compensation, during any year, to officers and senior management employees who are Permitted Holders or Affiliates thereof in an aggregate amount in excess of 125% of that paid or accrued in the prior year; PROVIDED, HOWEVER, the foregoing limitation of on increases in compensation shall not apply to compensation to Permitted Holders and their Affiliates required of the Borrowers pursuant to the terms and conditions of employment or similar agreements in effect as of the Closing Date.

         7.17 USE OF PROCEEDS. Use the proceeds of the Advances for any purpose other than (a) on the Closing Date, (i) to repay in full the outstanding principal, accrued interest, and accrued fees and expenses owing to Existing Lender, and (ii) to pay transactional fees, costs, and expenses incurred in connection with this Agreement, and (b) thereafter, consistent with the terms and conditions hereof, for its lawful and permitted corporate purposes including the financing of working capital, store expansion via development or purchase, and capital expenditures.

         7.18 CHANGE IN LOCATION OF CHIEF EXECUTIVE OFFICE; INVENTORY AND EQUIPMENT WITH BAILEES. Relocate its chief executive office to a new location without providing 30 days prior written notification thereof to Agent and so long as, within 10 days prior to such relocation, Administrative Borrower provides any financing statements or fixture filings necessary to perfect and continue perfected the Agent's Liens and also provides to Agent a Collateral Access Agreement with respect to such new location. The Inventory and Equipment shall not at any time now or hereafter be stored with a bailee, warehouseman, or similar party without Agent's prior written consent.

         7.19 NO PROHIBITED TRANSACTIONS UNDER ERISA. Directly or indirectly:

                  (a) engage, or permit any Subsidiary of an Obligor to engage, in any prohibited transaction which is reasonably likely to result in a civil penalty or excise tax described in Sections 406 of ERISA or 4975 of the IRC for which a statutory or class exemption is not available or a private exemption has not been previously obtained from the Department of Labor;

                  (b) permit to exist with respect to any Plan any accumulated funding deficiency (as defined in Sections 302 of ERISA and 412 of the IRC), whether or not waived;

                  (c) fail, or permit any Subsidiary of an Obligor to fail, to pay timely required contributions or annual installments due with respect to any waived funding deficiency to any Plan;

                  (d) terminate, or permit any Subsidiary of an Obligor to terminate, any Plan where such event would result in any liability of such Borrower, any of its Subsidiaries or any ERISA Affiliate under Title IV of ERISA;

                  (e) fail, or permit any Subsidiary of an Obligor to fail, to make any required contribution or payment to any Multiemployer Plan;

                  (f) fail, or permit any Subsidiary of an Obligor to fail, to pay any required installment or any other payment required under Section 412 of the IRC on or before the due date for such installment or other payment;

                  (g) amend, or permit any Subsidiary of an Obligor to amend, a Plan resulting in an increase in current liability for the plan year such that either an Obligor, any Subsidiary of an Obligor or any ERISA Affiliate thereof is required to provide security to such Plan under Section 401(a)(29) of the IRC; or

                  (h) withdraw, or permit any Subsidiary of an Obligor to withdraw, from any Multiemployer Plan where such withdrawal is reasonably likely to result in any liability of any such entity under Title IV of ERISA;

which, individually or in the aggregate with all other events under clauses
(a) through (h), results in or reasonably would be expected to result in a claim against or liability of Borrowers, any of their Subsidiaries or any ERISA Affiliate in excess of $250,000.

         7.20  FINANCIAL COVENANTS. Fail to maintain:

                  (a) Tangible Net Worth for the relevant fiscal quarter of not less than the relevant amount set forth in the following table, measured on a fiscal quarter-end basis:

-----------------------------------------------------------------------------------
-----------------------------------------------------------------------------------
Period Ending                                           Minimum Tangible Net Worth
-----------------------------------------------------------------------------------
12/31/99                                                $63,500,000
-----------------------------------------------------------------------------------
03/31/00                                                $65,600,000
-----------------------------------------------------------------------------------
06/30/00                                                $68,000,000
-----------------------------------------------------------------------------------
09/30/00                                                $70,800,000
-----------------------------------------------------------------------------------
12/31/00                                                $78,900,000
-----------------------------------------------------------------------------------
03/31/01                                                $80,900,000
-----------------------------------------------------------------------------------
06/30/01                                                $83,400,000
-----------------------------------------------------------------------------------
09/30/01                                                $86,200,000
-----------------------------------------------------------------------------------
12/31/01                                                $94,200,000
-----------------------------------------------------------------------------------
03/31/02                                                $96,300,000
-----------------------------------------------------------------------------------
06/30/02                                                $98,700,000
-----------------------------------------------------------------------------------
09/30/02                                                $101,500,000
-----------------------------------------------------------------------------------
12/31/02                                                $109,500,000
-----------------------------------------------------------------------------------
03/31/03 and for each fiscal quarter thereafter         $110,000,000
-----------------------------------------------------------------------------------
-----------------------------------------------------------------------------------

                  (b) Required Availability, measured at any time.

         7.21 CREDIT CARD RECEIPTS. Amend, modify, supplement or restate the Credit Card Agreements in any material respect without the prior written consent of Agent, which shall not be unreasonably withheld.

         7.22 CAPITAL EXPENDITURES. Make Consolidated capital expenditures in any fiscal year in excess of the amount set forth in the following table for the applicable period (the "MAXIMUM CONSOLIDATED CAPITAL EXPENDITURES AMOUNT"); PROVIDED that the Maximum Consolidated Capital Expenditures Amount for any fiscal year as set forth below shall be increased by an amount equal to that portion, if any, of the Maximum Consolidated Expenditures Amount set forth for the previous fiscal year that was not utilized for actual capital expenditures during such fiscal year:

-----------------------------------------------------------------------------------
Applicable Period                 Maximum Consolidated Capital Expenditures Amount
-----------------------------------------------------------------------------------
Fiscal Year 1999                  $21,000,000
-----------------------------------------------------------------------------------
Fiscal Year 2000                  $26,100,000
-----------------------------------------------------------------------------------
Fiscal Year 2001                  $30,300,000
-----------------------------------------------------------------------------------
Fiscal Year 2002                  $32,900,000
-----------------------------------------------------------------------------------
Fiscal Year 2003                  $36,800,000
-----------------------------------------------------------------------------------
Fiscal Year 2004                  $38,700,000
-----------------------------------------------------------------------------------

         7.23 SECURITIES ACCOUNTS. No Obligor shall establish or maintain any Securities Account unless Agent shall have received a Control Agreement, duly executed and in full force and effect, in respect of such Securities Account. Each Obligor agrees that it will not transfer assets out of any Securities Accounts; PROVIDED, HOWEVER, that, so long as no Event of Default has occurred and is continuing or would result therefrom, such Obligor may use such assets to the extent permitted by this Agreement.

8.    EVENTS OF DEFAULT.

               Any one or more of the following events shall constitute an event of default (each, an "EVENT OF DEFAULT") under this Agreement:

8.1 If any Obligor, or any of its Subsidiaries, fails to pay when due and payable or when declared due and payable, any portion of the Obligations (whether of principal, interest (including any interest which, but for the provisions of the Bankruptcy Code, would have accrued on such amounts), fees and charges due the Lender Group, reimbursement of Lender Group Expenses, or other amounts constituting Obligations); PROVIDED, HOWEVER, that in the case of Overadvances that are caused by the charging of interest, fees, or Lender Group Expenses to Borrowers' Loan Account, such event shall not constitute an Event of Default if, within 3 Business Days of incurring such Overadvance, Borrowers repay, or otherwise eliminate, such Overadvance;

         8.2   If any Obligor:

               (a) fails to perform, keep, or observe any term, provision, condition, covenant, or agreement contained in SECTIONS 2.7 (Cash Management),
3.3 (Conditions Precedent to all Extensions of Credit), 4.2 (Negotiable Collateral), 4.4 (Delivery of

Additional Documentation Required), 6.9 (Insurance), 6.10 (No Setoffs or Counterclaims), 6.17 (Corporate Existence, etc.), 7.1 (Indebtedness), 7.2 (Liens), 7.3 (Restrictions on Fundamental Changes), 7.4 (Disposition of Assets), 7.6 (Guarantee), 7.7 (Nature of Business), 7.8 (Prepayments and Amendments), 7.9 (Change of Control), 7.11 (Distributions), 7.12 (Accounting Methods), 7.13 (Investments), 7.14 (Transactions with Affiliates), 7.15 (Suspension), 7.17 (Use of Proceeds), 7.20 (Financial Covenants), 7.21 (Credit Card receipts), 7.22 (Capital Expenditures), or 7.23 (Securities Accounts) of this Agreement, or makes any knowing or intentional breach of any negative covenant contained in any of the other Loan Documents (excluding
SECTION 5 (Representations and Warranties) which is covered by SECTION 8.12);

                  (b) fails or neglects to perform, keep, or observe any term, provision, condition, covenant, or agreement contained in SECTIONS 4.5 (Power of Attorney), 6.2 (Collateral Reporting), 6.3 (Financial Statements, Reports, Certificates), 6.5 ( Returns), 6.6 (Title to Equipment), 6.8 (Taxes), 6.11 (Location of Inventory and Equipment), 6.12 (Compliance with Laws), 6.13 (Employee Benefits) 7.5 (Change Name), 7.10 (Consignments), 7.18 (Change in Location of Chief Executive Office; Inventory and Equipment with Bailees), or
7.19 (No Prohibited Transaction Under ERISA) of this Agreement and such failure continues for a period of 5 Business Days; or

                  (c) fails or neglects to perform, keep, or observe any other term, provision, condition, covenant, or agreement contained in this Agreement, or in any of the other Loan Documents (giving effect to any grace periods, cure periods, or required notices, if any, expressly provided for in such Loan Documents); in each case, other than any such term, provision, condition, covenant, or agreement that is the subject of another provision of this SECTION 8, in which event such other provision of this SECTION 8 shall govern), and such failure continues for a period of 15 Business Days;

                  PROVIDED that, during any period of time that any such failure or neglect of any such Obligor referred to in this paragraph exists, even if such failure or neglect is not yet an Event of Default by virtue of the existence of a grace or cure period or the pre-condition of the giving of a notice, the Lender Group shall be relieved of its obligation to extend credit hereunder;

8.3  If there is a Material Adverse Change;

8.4 If any material portion of an Obligor's, or any of its Subsidiaries', properties or assets is attached, seized, subjected to a writ or distress warrant, or is levied upon, or comes into the possession of any third Person in connection with a claim of such Person, in an amount, together with (a) the amount of all existing attachments, seizures, writs or distress warrants, levies, or possessions PLUS (b) the amount of all existing judgements or claims subject to the provisions of SECTION 8.9, is in excess of $500,000 in the aggregate, and any such attachment, seizure, subjection to writ or distress warrant, levy, or possession is not released or discharged within 15 days after the occurrence thereof, (PROVIDED that Agent may maintain reserves with respect to all such attachments, seizures, writs or distress warrants, levies, or possessions that affect any Collateral included in the Borrowing Base without regard to whether an Event of Default exists under this SECTION 8.4);

8.5 If an Insolvency Proceeding is commenced by any Obligor or any of its Subsidiaries;

8.6 If an Insolvency Proceeding is commenced against any Obligor, or any of its Subsidiaries, and any of the following events occur: (a) such Obligor or the Subsidiary consents to the institution of the Insolvency Proceeding against it; (b) the petition commencing the Insolvency Proceeding is not timely controverted; (c) the petition commencing the Insolvency Proceeding is not dismissed within 60 calendar days of the date of the filing thereof; provided, however, that, during the pendency of such period, Agent (including any successor agent) and each other member of the Lender Group shall be relieved of its obligation to extend credit hereunder; (d) an interim trustee is appointed to take possession of all or a substantial portion of the properties or assets of, or to operate all or any substantial portion of the business of, a Borrower or any of its Subsidiaries; or (e) an order for relief shall have been issued or entered therein;

8.7 If any Obligor or any of its Subsidiaries is enjoined, restrained, or in any way prevented by court order from continuing to conduct all or any material part of its business affairs and such order shall remain undischarged or unstayed for a period in excess of 30 days;

8.8 If a notice of Lien, levy, or assessment is filed of record with respect to any of any Obligor's or any of its Subsidiaries' properties or assets in an amount in excess of $500,000 by the United States Government, or any department, agency, or instrumentality thereof, or by any state, county, municipal, or governmental agency, or if any taxes or debts owing at any time hereafter to any one or more of such entities becomes a Lien, whether choate or otherwise, upon any of an Obligor's or any of its Subsidiaries' properties or assets and the same is not paid within 30 days of the payment date thereof (PROVIDED that Agent may maintain reserves with respect to all such notice of Lien, levies, or assessments that affect any Collateral included in the Borrowing Base without regard to whether an Event of Default exists under this SECTION 8.8);

8.9 If a judgment or other claim becomes a Lien or encumbrance upon any material portion of any Obligor's or any of its Subsidiaries' properties or assets and such judgment or claim is not removed or released or stayed within 15 days of the entry of such judgment (PROVIDED that Agent may maintain reserves with respect to all such Liens that affect any Collateral included in the Borrowing Base without regard to whether an Event of Default exists under this SECTION 8.9);

8.10 If there is a default (after giving effect to all waivers of and cure periods under such material agreements) in any material agreement to which any Obligor or any of its

Subsidiaries is a party with one or more third Persons involving claims, Indebtedness, or other obligations in excess of $5,000,000, and such default
(a) occurs at the final maturity of the obligations thereunder, or (b) results in a right by such third Person(s), irrespective of whether exercised, to accelerate the maturity of any Obligor's or any of its Subsidiaries' obligations thereunder to terminate such agreement, or to refuse to renew such agreement pursuant to an automatic renewal right therein;

8.11 If any Obligor or any of its Subsidiaries makes any payment on account of Indebtedness that has been contractually subordinated in right of payment to the payment of the Obligations, except to the extent such payment is permitted by the terms of the subordination provisions applicable to such Indebtedness;

8.12 If any material misstatement or misrepresentation exists now or hereafter in any warranty, representation, statement, or report made to the Lender Group by any Obligor, any of its Subsidiaries, or any officer, employee, agent, or director of any Obligor or any of its Subsidiaries, or if any such warranty or representation is withdrawn; or

8.13 If the obligation of any guarantor of the Obligations under its guaranty is limited or terminated by operation of law or by the guarantor thereunder, or any such guarantor becomes the subject of an Insolvency Proceeding; PROVIDED, HOWEVER, the termination of the Guaranty with respect to MCI at any time after the date on which Guitar ceases to hold 50% or more of the issued and outstanding Stock of MCI shall not constitute an Event of default under this SECTION 8.13.

9.  THE LENDER GROUP'S RIGHTS AND REMEDIES.

       9.1 RIGHTS AND REMEDIES. Upon the occurrence, and during the continuation, of an Event of Default, the Required Lenders (at their election but without notice of their election and without demand) may, except to the extent otherwise expressly provided or required below, authorize and instruct Agent to do any one or more of the following on behalf of the Lender Group (and Agent, acting upon the instructions of the Required Lenders, shall do the same on behalf of the Lender Group), all of which are authorized by
Borrowers:

                  (a) Declare all Obligations, whether evidenced by this Agreement, by any of the other Loan Documents, or otherwise, immediately due and payable;

                  (b) Cease advancing money or extending credit to or for the benefit of Borrowers under this Agreement, under any of the Loan Documents;

                  (c) Terminate this Agreement and any of the other Loan Documents as to any future liability or obligation of the Lender Group, but without affecting Agent's rights and security interests, for the benefit of the Lender Group, in the Personal Property Collateral or the Real Property Collateral and without affecting the Obligations;

                  (d) Settle or adjust disputes and claims directly with Account Debtors for amounts and upon terms which Agent considers advisable, and in such cases, Agent will credit Borrowers' Loan Account with only the net amounts received by Agent in payment of such disputed Accounts after deducting all Lender Group Expenses incurred or expended in connection therewith;

                  (e) Cause Borrowers to hold all returned Inventory in trust for the Lender Group, segregate all returned Inventory from all other property of Borrowers or in a Borrower's possession and conspicuously label said returned Inventory as the property of the Lender Group;

                  (f) Without notice to or demand upon any Obligor or any guarantor, make such payments and do such acts as Agent considers necessary or reasonable to protect its security interests in the Collateral. Each Borrower agrees to assemble the Personal Property Collateral if Agent so requires, and to make the Personal Property Collateral available to Agent as Agent may designate. Each Borrower authorizes Agent to enter the premises where the Personal Property Collateral is located, to take and maintain possession of the Personal Property Collateral, or any part of it, and to pay, purchase, contest, or compromise any encumbrance, charge, or Lien that in Agent's determination appears to conflict with the Agent's Liens and to pay all expenses incurred in connection therewith. With respect to any of a Borrower's owned or leased premises, each Borrower hereby grants Agent a license to enter into possession of such premises and to occupy the same, without charge, for up to 120 days in order to exercise any of the Lender Group's rights or remedies provided herein, at law, in equity, or otherwise;

                  (g) Without notice to any Obligor (such notice being expressly waived), and without constituting a retention of any collateral in satisfaction of an obligation (within the meaning of Section 9505 of the Code), set off and apply to the Obligations any and all (i) balances and deposits of any Borrower held by the Lender Group (including any amounts received in the Guitar Collection Accounts), or (ii) indebtedness at any time owing to or for the credit or the account of any Borrower held by the Lender Group;

                  (h) Hold, as cash collateral, any and all balances and deposits of any Borrower held by the Lender Group, and any amounts received in the Guitar Collection Accounts or the Concentration Accounts, to secure the full and final repayment of all of the Obligations;

                  (i) Ship, reclaim, recover, store, finish, maintain, repair, prepare for sale, advertise for sale, and sell (in the manner provided for herein) the Personal Property Collateral. Each Borrower hereby grants to Agent a license or other right to use, without charge, such Borrower's labels, patents, copyrights, rights of use of any name, trade secrets, trade names, trademarks, service marks, and advertising matter, or any property of a similar nature, as it pertains to the Personal Property Collateral, in completing production of, advertising for sale, and selling any Personal Property Collateral and such Borrower's rights under all licenses and all franchise agreements shall inure to the Lender Group's benefit;

                  (j) Sell the Personal Property Collateral at either a public or private sale, or both, by way of one or more contracts or transactions, for cash or on terms, in such manner and at such places (including a Borrower's premises) as Agent determines is commercially reasonable. It is not necessary that the Personal Property Collateral be present at any such sale;

                  (k) Agent shall give notice of the disposition of the Personal Property Collateral as follows:

                                (i) Agent shall give Borrowers and each
                      holder of a security interest in the Personal Property Collateral who has filed with Agent a written request for notice, a notice in writing of the time and place of public sale, or, if the sale is a private sale or some other disposition other than a public sale is to be made of the Personal Property Collateral, then the time on or after which the private sale or other disposition is to be made;

                                (ii) The notice shall be personally
                      delivered or mailed, postage prepaid, to Borrowers as provided in SECTION 12, at least 10 days before the date fixed for the sale, or at least 10 days before the date on or after which the private sale or other disposition is to be made; no notice needs to be given prior to the disposition of any portion of the Personal Property Collateral that is perishable or threatens to decline speedily in value or that is of a type customarily sold on a recognized market. Notice to Persons other than Borrowers claiming an interest in the Personal Property Collateral shall be sent to such addresses as they have furnished to Agent;

                                (iii) If the sale is to be a public
                      sale, Agent also shall give notice of the time and place by publishing a notice one time at least 10 days before the date of the sale in a newspaper of general circulation in the county in which the sale is to be held;

                  (l) The Lender Group may credit bid and purchase at any public sale; and

                  (m) The Lender Group shall have all other rights and remedies available to it at law or in equity pursuant to any other Loan Documents; and

                  (n) Any deficiency that exists after disposition of the Personal Property Collateral as provided above will be paid immediately by Borrowers. Any excess will be returned, without interest and subject to the rights of third Persons, by Agent to Borrowers.

       9.2 REMEDIES CUMULATIVE. The rights and remedies of the Lender Group under this Agreement, the other Loan Documents, and all other agreements shall be cumulative. The Lender Group shall have all other rights and remedies not inconsistent herewith as provided under the Code, by law, or in equity. No exercise by the Lender Group of one right or remedy shall be deemed an election, and no waiver by the Lender Group of any

Event of Default shall be deemed a continuing waiver. No delay by the Lender Group shall constitute a waiver, election, or acquiescence by it.

10.   TAXES AND EXPENSES.

                  If any Obligor fails to pay any monies (whether taxes, assessments, insurance premiums, or, in the case of leased properties or assets, rents or other amounts payable under such leases) due to third Persons, or fails to make any deposits or furnish any required proof of payment or deposit, all as required under the terms of this Agreement, then, to the extent that Agent determines that such failure by such Obligor would reasonably be expected to result in a Material Adverse Change, in its discretion and without prior notice to the Obligors, Agent may do any or all of the following: (a) make payment of the same or any part thereof; (b) set up such reserves in Borrowers' Loan Account as Agent deems necessary, in its Permitted Discretion, to protect the Lender Group from the exposure created by such failure; or (c) obtain and maintain insurance policies of the type described in SECTION 6.9 and take any action with respect to such policies as Agent deems prudent, in its Permitted Discretion. Any such amounts paid by Agent shall constitute Lender Group Expenses. Any such payments made by Agent shall not constitute an agreement by the Lender Group to make similar payments in the future or a waiver by the Lender Group of any Event of Default under this Agreement. Agent need not inquire as to, or contest the validity of, any such expense, tax, or Lien and the receipt of the usual official notice for the payment thereof shall be conclusive evidence that the same was validly due and owing.

11.  WAIVERS; INDEMNIFICATION.

      11.1 DEMAND; PROTEST; ETC. Except as set forth in this Agreement and the other Loan Documents, each Borrower waives demand, protest, notice of protest, notice of default or dishonor, notice of payment and nonpayment, nonpayment at maturity, release, compromise, settlement, extension, or renewal of accounts, documents, instruments, chattel paper, and guarantees relating to the Obligations or the Collateral at any time held by the Lender Group on which such Borrower may in any way be liable.

      11.2 THE LENDER GROUP'S LIABILITY FOR COLLATERAL. Each Borrower hereby agrees that: (a) so long as the Lender Group complies with its obligations, if any, under Section 9207 of the Code and as otherwise required by law, the Lender Group shall not in any way or manner be liable or responsible for: (i) the safekeeping of the Collateral; (ii) any loss or damage thereto occurring or arising in any manner or fashion from any cause other than as a result of the gross negligence or willful misconduct of Agent, any other member of the Lender Group, or any Lender-Related Persons; (iii) any diminution in the value thereof; or (iv) any act or default of any carrier, warehouseman, bailee, forwarding agency, or other third party; and (b) all risk of loss, damage, or destruction of the Collateral shall be borne by the Obligors.

      11.3 INDEMNIFICATION. Each Obligor shall pay, indemnify, defend, and hold the Agent-Related Persons, the Lender-Related Persons with respect to each Lender, each Participant, and each of their respective officers, directors, employees, counsel, agents, and attorneys-in-fact (each, an "INDEMNIFIED PERSON") harmless (to the fullest extent permitted by law) from and against any and all claims, demands, suits, actions, investigations, proceedings, and damages, and all reasonable attorneys fees and disbursements and other costs and expenses actually incurred in connection therewith (as and when they are incurred and irrespective of whether suit is brought), at any time asserted against, imposed upon, or incurred by any of them in connection with or as a result of or related to the execution, delivery, enforcement, performance, and administration of this Agreement and any other Loan Documents or the transactions contemplated herein, and with respect to any investigation, litigation, or proceeding related to this Agreement, any other Loan Document, or the use of the proceeds of the credit provided hereunder (irrespective of whether any Indemnified Person is a party thereto), or any act, omission, event or circumstance in any manner related thereto (all the foregoing, collectively, the "INDEMNIFIED LIABILITIES"). The Obligors shall have no obligation to any Indemnified Person under this
SECTION 11.3 with respect to any Indemnified Liability that a court of competent jurisdiction finally determines to have resulted from the gross negligence or willful misconduct of such Indemnified Person. This provision shall survive the termination of this Agreement and the repayment of the Obligations. If any Indemnified Person makes any payment to any other Indemnified Person with respect to an Indemnified Liability for which the Obligors were required to indemnify the Indemnified Person receiving such payment, the Indemnified Person making such payment is entitled to be indemnified and reimbursed by the Obligors with respect thereto.

12.      NOTICES.

              Unless otherwise provided in this Agreement, all notices or demands by any party relating to this Agreement or any other Loan Document shall be in writing and (except for financial statements and other informational documents which may be sent by first-class mail, postage prepaid) shall be personally delivered or sent by registered or certified mail (postage prepaid, return receipt requested), overnight courier, or telefacsimile to the Administrative Borrower or the Agent, as the case may be, at its address set forth below:

      If to Administrative
      Borrower or to an Obligor:   GUITAR CENTER, INC.
                                   5155 Clareton Drive
                                   Agoura Hills, California  91301-4504
                                   Attn: Chief Financial Officer
                                   Fax No. 818.735.4923

      with copies to:              LATHAM & WATKINS

                                   135 Commonwealth Drive
                                   Menlo Park, California 94025
                                   Attn: Anthony J. Richmond, Esq.
                                   Fax No. 650.463.2600

      to Agent:                    FOOTHILL CAPITAL CORPORATION
                                   11111 Santa Monica Boulevard
                                   Suite 1500
                                   Los Angeles, California  90025-3333
                                   Attn: Business Finance Division Manager
                                   Fax No. 310.478.9788

      with copies to:              BROBECK, PHLEGER & HARRISON LLP
                                   550 South Hope Street
                                   Los Angeles, California 90071
                                   Attn: John Francis Hilson, Esq.
                                   Fax No. 213.745.3345

                  The parties hereto may change the address at which they are to receive notices hereunder, by notice in writing in the foregoing manner given to all other parties. All notices or demands sent in accordance with this SECTION 12, other than notices by the Lender Group in connection with Sections 9504 or 9505 of the Code, shall be deemed received on the earlier of the date of actual receipt or 3 days after the deposit thereof in the mail. Each Borrower acknowledges and agrees that notices sent by the Lender Group in connection with Sections 9504 or 9505 of the Code shall be deemed sent when deposited in the mail or personally delivered, or, where permitted by law, transmitted telefacsimile or other similar method set forth above.

13.      CHOICE OF LAW AND VENUE; JURY TRIAL WAIVER.

                  THE VALIDITY OF THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS (UNLESS EXPRESSLY PROVIDED TO THE CONTRARY IN ANOTHER LOAN DOCUMENT IN RESPECT OF SUCH OTHER LOAN DOCUMENT), THE CONSTRUCTION, INTERPRETATION, AND ENFORCEMENT HEREOF AND THEREOF, AND THE RIGHTS OF THE PARTIES HERETO AND THERETO WITH RESPECT TO ALL MATTERS ARISING HEREUNDER OR THEREUNDER OR RELATED HERETO OR THERETO SHALL BE DETERMINED UNDER, GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF CALIFORNIA.

                  THE PARTIES AGREE THAT ALL ACTIONS OR PROCEEDINGS ARISING IN CONNECTION WITH THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS SHALL BE TRIED AND LITIGATED ONLY IN THE STATE AND FEDERAL COURTS LOCATED IN THE COUNTY OF LOS ANGELES, STATE OF

CALIFORNIA, PROVIDED, HOWEVER, THAT ANY SUIT SEEKING ENFORCEMENT AGAINST ANY COLLATERAL OR OTHER PROPERTY MAY BE BROUGHT, AT THE REQUIRED LENDERS' OPTION, IN THE COURTS OF ANY JURISDICTION WHERE THE REQUIRED LENDERS ELECT TO BRING SUCH ACTION OR WHERE SUCH COLLATERAL OR OTHER PROPERTY MAY BE FOUND. EACH BORROWER AND EACH MEMBER OF THE LENDER GROUP WAIVE, TO THE EXTENT PERMITTED UNDER APPLICABLE LAW, ANY RIGHT EACH MAY HAVE TO ASSERT THE DOCTRINE OF FORUM NON CONVENIENS OR TO OBJECT TO VENUE TO THE EXTENT ANY PROCEEDING IS BROUGHT IN ACCORDANCE WITH THIS SECTION 13.

                  EACH BORROWER AND EACH MEMBER OF THE LENDER GROUP HEREBY WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF ANY OF THE LOAN DOCUMENTS OR ANY OF THE TRANSACTIONS CONTEMPLATED THEREIN, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW OR STATUTORY CLAIMS. EACH BORROWER AND EACH MEMBER OF THE LENDER GROUP REPRESENT THAT EACH HAS REVIEWED THIS WAIVER AND EACH KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. IN THE EVENT OF LITIGATION, A COPY OF THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

14.  ASSIGNMENTS AND PARTICIPATIONS; SUCCESSORS.

       14.1     ASSIGNMENTS AND PARTICIPATIONS.

                  (a) Any Lender may assign and delegate to one or more Eligible Transferees (each an "ASSIGNEE") all, or any ratable part of all, of the Obligations, the Commitments and the other rights and obligations of such Lender hereunder and under the other Loan Documents, in a minimum amount of $2,500,000; provided, however, that Borrowers and Agent may continue to deal solely and directly with such Lender in connection with the interest so assigned to an Assignee until (i) written notice of such assignment, together with payment instructions, addresses and related information with respect to the Assignee, shall have been given to Administrative Borrower and Agent by such Lender and the Assignee; (ii) such Lender and its Assignee shall have delivered to Administrative Borrower and Agent an Assignment and Acceptance in form and substance satisfactory to Agent; and (iii) the assignor Lender or Assignee has paid to Agent for Agent's sole and separate account a processing fee in the amount of $5,000. Anything contained herein to the contrary notwithstanding, the consent of Agent shall not be required (and payment of any fees shall not be required) if such assignment is in connection with any merger, consolidation, sale, transfer, or other disposition of all or any substantial portion of the business or loan portfolio of such Lender.

                  (b) From and after the date that Agent notifies the assignor Lender (with a copy to Agent) that it has received an executed Assignment and Acceptance and payment of the above-referenced processing fee,
(i) the Assignee thereunder shall be a party hereto and, to the extent that rights and obligations hereunder have been assigned to it pursuant to such Assignment and Acceptance, shall have the rights and obligations of a Lender under the Loan Documents, and (ii) the assignor Lender shall, to the extent that rights and obligations hereunder and under the other Loan Documents have been assigned by it pursuant to such Assignment and Acceptance, relinquish its rights (except with respect to SECTION 11.3 hereof) and be released from its obligations under this Agreement (and in the case of an Assignment and Acceptance covering all or the remaining portion of an assigning Lender's rights and obligations under this Agreement and the other Loan Documents, such Lender shall cease to be a party hereto and thereto), and such assignment shall effect a novation between each of the Borrowers and the Assignee.

                  (c) By executing and delivering an Assignment and Acceptance, the assigning Lender thereunder and the Assignee thereunder confirm to and agree with each other and the other parties hereto as follows:
(1) other than as provided in such Assignment and Acceptance, such assigning Lender makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or any other Loan Document furnished pursuant hereto; (2) such assigning Lender makes no representation or warranty and assumes no responsibility with respect to the financial condition of Borrowers or the performance or observance by Borrowers of any of their obligations under this Agreement or any other Loan Document furnished pursuant hereto; (3) such Assignee confirms that it has received a copy of this Agreement, together with such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance; (4) such Assignee will, independently and without reliance upon Agent, such assigning Lender or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement; (5) such Assignee appoints and authorizes Agent to take such action as agent on its behalf and to exercise such powers under this Agreement as are delegated to Agent, by the terms hereof, together with such powers as are reasonably incidental thereto; and (6) such Assignee agrees that it will perform in accordance with their terms all of the obligations which by the terms of this Agreement are required to be performed by it as a Lender.

                  (d) Immediately upon each Assignee's making its processing fee payment under the Assignment and Acceptance and receipt and acknowledgment by Agent of such fully executed Assignment and Acceptance, this Agreement shall be deemed to be amended to the extent, but only to the extent, necessary to reflect the addition of the Assignee and the resulting adjustment of the Commitments arising therefrom. The Commitment allocated to each Assignee shall reduce such Commitments of the assigning Lender pro tanto.

                  (e) Any Lender may at any time, with the written consent of Agent, sell to one or more commercial banks, financial institutions, or other Persons not Affiliates of such Lender (a "PARTICIPANT") participating interests in the Obligations, the Commitment, and the other rights and interests of that Lender (the "ORIGINATING LENDER") hereunder and under the other Loan Documents (provided that no written consent of Agent shall be required in connection with any sale of any such participating interests by a Lender to an Eligible Transferee); provided, however, that (i) the Originating Lender's obligations under this Agreement shall remain unchanged,
(ii) the Originating Lender shall remain solely responsible for the performance of such obligations, (iii) each Borrower, Agent, and the Lenders shall continue to deal solely and directly with the Originating Lender in connection with the Originating Lender's rights and obligations under this Agreement and the other Loan Documents, (iv) no Lender shall transfer or grant any participating interest under which the Participant has the right to approve any amendment to, or any consent or waiver with respect to, this Agreement or any other Loan Document, except to the extent such amendment to, or consent or waiver with respect to this Agreement or of any other Loan Document would (A) extend the final maturity date of the Obligations hereunder in which such Participant is participating; (B) reduce the interest rate applicable to the Obligations hereunder in which such Participant is participating; (C) release all or a material portion of the Collateral or guaranties (except to the extent expressly provided herein or in any of the Loan Documents) supporting the Obligations hereunder in which such Participant is participating; (D) postpone the payment of, or reduce the amount of, the interest or fees payable to such Participant through such Lender; or (E) change the amount or due dates of scheduled principal repayments or prepayments or premiums; and (v) all amounts payable by Borrowers hereunder shall be determined as if such Lender had not sold such participation; except that, if amounts outstanding under this Agreement are due and unpaid, or shall have been declared or shall have become due and payable upon the occurrence of an Event of Default, each Participant shall be deemed to have the right of set-off in respect of its participating interest in amounts owing under this Agreement to the same extent as if the amount of its participating interest were owing directly to it as a Lender under this Agreement (and the rights of the Originating Lender shall be reduced by a corresponding amount). The rights of any Participant only shall be derivative through the Originating Lender with whom such Participant participates and no Participant shall have any direct rights as to the other Lenders, Agent, Borrowers, the Collections, the Collateral, or otherwise in respect of the Obligations. No Participant shall have the right to participate directly in the making of decisions by the Lenders among themselves.

                  (f) Subject to SECTION 16.17(d), in connection with any such assignment or participation or proposed assignment or participation, a Lender may disclose all documents and information which it now or hereafter may have relating to Borrowers or Borrowers' business.

                  (g) Any other provision in this Agreement notwithstanding, any Lender may at any time create a security interest in, or pledge, all or any portion of its rights under and interest in this Agreement in favor of any Federal Reserve Bank in accordance with Regulation A of the Federal Reserve Bank or U.S. Treasury Regulation 31 CFR Section 203.14, and such Federal Reserve Bank may enforce such pledge or security interest in any manner permitted under applicable law.

         14.2 SUCCESSORS. This Agreement shall bind and inure to the benefit of the respective successors and assigns of each of the parties; PROVIDED, HOWEVER, no Borrower may assign this Agreement or any rights or duties hereunder without the Lenders' prior written consent and any prohibited assignment shall be absolutely void AB INITIO. No consent to assignment by the Lenders shall release Borrowers from their Obligations prior to the date of such assignment. A Lender may assign this Agreement and the other Loan Documents and its rights and duties hereunder and thereunder pursuant to
SECTION 14.1 hereof and, except as expressly required pursuant to SECTION
14.1 hereof, no consent or approval by any Borrower is required in connection with any such assignment.

15. AMENDMENTS; WAIVERS.

         15.1 AMENDMENTS AND WAIVERS. No amendment or waiver of any provision of this Agreement or any other Loan Document, and no consent with respect to any departure by any Borrower therefrom, shall be effective unless the same shall be in writing and signed by the Required Lenders (or by Agent at the written request of the Required Lenders) and Borrowers and then any such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; PROVIDED, HOWEVER, that no such waiver, amendment, or consent shall, unless in writing and signed by all the Lenders and Borrowers and acknowledged by Agent, do any of the following:

                  (a) increase or extend the Commitment of any Lender;

                  (b) postpone or delay any date fixed by this Agreement or any other Loan Document for any payment of principal, interest, fees or other amounts due to the Lenders (or any of them) hereunder or under any other Loan Document;

                  (c) reduce the principal of, or the rate of interest specified herein on any Loan, or any fees or other amounts payable hereunder or under any other Loan Document;

                  (d) change the percentage of the Commitments that is required for the Lenders or any of them to take any action hereunder;

                  (e) amend SECTION 2.1(a)(x)(ii) with respect to the 85% advance rate, SECTION 2.1(a)(y)(i) with respect to the 70% advance rate, or
SECTION 2.1(a)(y)(ii) with respect to the 80% advance rate, to increase any such advance rate percentage to a percentage amount in excess of the foregoing stated percentages;

                  (f) amend SECTION 2.2(a);

                  (g) amend this Section or any provision of the Agreement providing for consent or other action by all Lenders;

                  (h) release Collateral other than as permitted by
SECTION 16.12;

                  (i) change the definition of "Required Lenders";

                  (j) release any Borrower from any Obligation for the payment of money; or

                  (k) amend any of the provisions of SECTION 16.

and, provided further, however, that no amendment, waiver or consent shall, unless in writing and signed by Agent, affect the rights or duties of Agent under this Agreement or any other Loan Document. The foregoing notwithstanding, any amendment, modification, waiver, consent, termination, or release of or with respect to any provision of this Agreement or any other Loan Document that relates only to the relationship of the Lender Group among themselves, and that does not affect the rights or obligations of Borrowers, shall not require consent by or the agreement of Borrowers. The Lender Group agrees that in the event the Borrowers elect to restructure their business operations to provide for and accomplish generally the following: (i) the conversion of Guitar to an administrative holding company through the contribution of substantially all of its operating assets, including all of its retail stores, to capitalize a wholly owned operating subsidiary, and
(ii) the establishment of management agreements between the holding company and the retail operating subsidiary for the provision by the holding company of management, finance, accounting and other administrative services to the retail operating subsidiary, as well as to MFI, the amendment to this Agreement to permit such restructure, whether in the form of an amendment or an amended and restated loan and security agreement, subject to the requisite approval of the Lender Group as provided in this SECTION 15.1, the necessity of which is not affected by this paragraph, shall be without any amendment fee or other charge for consent, the Borrowers being obligated only to reimburse the Lender Group for reasonable out-of-pocket costs and expenses incurred (including filing fees and reasonable attorneys' fees) to effectuate the amendment.

         15.2 NO WAIVERS; CUMULATIVE REMEDIES. No failure by Agent or any Lender to exercise any right, remedy, or option under this Agreement, any other Loan Document, or any present or future supplement hereto or thereto, or in any other agreement between or among any Borrower and Agent or any Lender, or delay by Agent or any Lender in exercising the same, will operate as a waiver thereof. No waiver by Agent or any Lender will be effective unless it is in writing, and then only to the extent specifically stated. No waiver by Agent or the Lenders on any occasion shall affect or diminish Agent's and each Lender's rights thereafter to require strict performance by Borrowers of any provision of this Agreement. Agent's and each Lender's rights under this Agreement and the other

Loan Documents will be cumulative and not exclusive of any other right or remedy which Agent or any Lender may have.

16. AGENT; THE LENDER GROUP.

         16.1 APPOINTMENT AND AUTHORIZATION OF AGENT. Each Lender hereby designates and appoints Foothill as its agent under this Agreement and the other Loan Documents and each Lender hereby irrevocably authorizes Agent to take such action on its behalf under the provisions of this Agreement and each other Loan Document and to exercise such powers and perform such duties as are expressly delegated to Agent by the terms of this Agreement or any other Loan Document, together with such powers as are reasonably incidental thereto. Agent agrees to act as such on the express conditions contained in this Section 16. The provisions of this SECTION 16 are solely for the benefit of Agent, and the Lenders and Borrowers shall have no rights as a third party beneficiary of any of the provisions contained herein; PROVIDED, HOWEVER, that certain of the provisions of SECTION 16.10, 16.11 and 16.17(d) hereof also shall be for the benefit of Borrowers. Any provision to the contrary contained elsewhere in this Agreement or in any other Loan Document notwithstanding, Agent shall not have any duties or responsibilities, except those expressly set forth herein, nor shall Agent have or be deemed to have any fiduciary relationship with each other or any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against Agent; it being expressly understood and agreed that the use of the word "Agent" is for convenience only, that Foothill is merely the representatives of the Lenders, and has only the contractual duties set forth herein. Except as expressly otherwise provided in this Agreement, Agent shall have and may use its sole discretion with respect to exercising or refraining from exercising any discretionary rights or taking or refraining from taking any actions which Agent is expressly entitled to take or assert under or pursuant to this Agreement and the other Loan Documents. Without limiting the generality of the foregoing, or of any other provision of the Loan Documents that provides rights or powers to Agent, Lenders agree that Agent shall have the right to exercise the following powers as long as this Agreement remains in effect: (a) maintain, in accordance with its customary business practices, ledgers and records reflecting the status of the Advances, the Collateral, the Collections, and related matters; (b) execute or file any and all financing or similar statements or notices, amendments, renewals, supplements, documents, instruments, proofs of claim, notices and other written agreements with respect to the Loan Documents; (c) make Advances, for itself or on behalf of Lenders as provided in the Loan Documents; (d) exclusively receive, apply, and distribute the Collections as provided in the Loan Documents; (e) open and maintain such bank accounts and lock boxes as Agent deems necessary and appropriate in accordance with the Loan Documents for the foregoing purposes with respect to the Collateral and the Collections; (f) perform, exercise, and enforce any and all other rights and remedies of the Lender Group with respect to Borrowers, the Obligations, the Collateral, the Collections, or otherwise related to any of same as provided in the Loan Documents; and (g) incur and pay such Lender Group

Expenses as Agent may deem necessary or appropriate for the performance and fulfillment of its functions and powers pursuant to the Loan Documents.

         16.2 DELEGATION OF DUTIES. Except as otherwise provided in this section, Agent may execute any of its duties under this Agreement or any other Loan Document by or through agents, employees or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. Agent shall not be responsible for the negligence or misconduct of any agent or attorney-in-fact that it selects as long as such selection was made in compliance with this section and without gross negligence or willful misconduct.

         16.3 LIABILITY OF AGENT. None of the Agent-Related Persons shall (i) be liable for any action taken or omitted to be taken by any of them under or in connection with this Agreement or any other Loan Document or the transactions contemplated hereby (except for its own gross negligence or willful misconduct), or (ii) be responsible in any manner to any of the Lenders for any recital, statement, representation or warranty made by Borrowers or any Subsidiary or Affiliate of Borrowers, or any officer or director thereof, contained in this Agreement or in any other Loan Document, or in any certificate, report, statement or other document referred to or provided for in, or received by Agent under or in connection with, this Agreement or any other Loan Document, or the validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document, or for any failure of any Borrower or any other party to any Loan Document to perform its obligations hereunder or thereunder. No Agent-Related Person shall be under any obligation to any Lender to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Document, or to inspect the Books or properties of Borrowers or the books or records or properties of any of Borrowers' Subsidiaries or Affiliates.

         16.4 RELIANCE BY AGENT. Agent shall be entitled to rely, and shall be fully protected in relying, upon any writing, resolution, notice, consent, certificate, affidavit, letter, telegram, facsimile, telex or telephone message, statement or other document or conversation believed by it to be genuine and correct and to have been signed, sent, or made by the proper Person or Persons, and upon advice and statements of legal counsel (including counsel to any Borrower or counsel to any Lender), independent accountants and other experts selected by Agent. Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other Loan Document unless Agent shall first receive such advice or concurrence of the Lenders as it deems appropriate and until such instructions are received, Agent shall act, or refrain from acting, as it deems advisable. If Agent so requests, it shall first be indemnified to its reasonable satisfaction by Lenders against any and all liability and expense that may be incurred by it by reason of taking or continuing to take any such action. Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement or any other Loan Document in accordance with a request or consent of the Lenders and such request and any action taken or failure to act pursuant thereto shall be binding upon all of the Lenders.

         16.5 NOTICE OF DEFAULT OR EVENT OF DEFAULT. Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default, except with respect to defaults in the payment of principal, interest, fees, and expenses required to be paid to Agent for the account of the Lenders, except with respect to Events of Default of which Agent has actual knowledge, unless Agent shall have received written notice from a Lender or Borrowers referring to this Agreement, describing such Default or Event of Default, and stating that such notice is a "notice of default." Agent promptly will notify the Lenders of its receipt of any such notice or of any Event of Default of which Agent has actual knowledge. If any Lender obtains actual knowledge of any Event of Default, such Lender promptly shall notify the other Lenders and Agent of such Event of Default. Each Lender shall be solely responsible for giving any notices to its Participants, if any. Subject to SECTION 16.4, Agent shall take such action with respect to such Default or Event of Default as may be requested by the Required Lenders in accordance with SECTION 9; provided, however, that unless and until Agent has received any such request, Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable.

         16.6 CREDIT DECISION. Each Lender acknowledges that none of the Agent-Related Persons has made any representation or warranty to it, and that no act by Agent hereinafter taken, including any review of the affairs of Borrowers and their Subsidiaries or Affiliates, shall be deemed to constitute any representation or warranty by any Agent-Related Person to any Lender. Each Lender represents to Agent that it has, independently and without reliance upon any Agent-Related Person and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, prospects, operations, property, financial and other condition and creditworthiness of Borrowers and any other Person (other than the Lender Group) party to a Loan Document, and all applicable bank regulatory laws relating to the transactions contemplated hereby, and made its own decision to enter into this Agreement and to extend credit to Borrowers. Each Lender also represents that it will, independently and without reliance upon any Agent-Related Person and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigations as it deems necessary to inform itself as to the business, prospects, operations, property, financial and other condition and creditworthiness of Borrowers and any other Person (other than the Lender Group) party to a Loan Document. Except for notices, reports and other documents expressly herein required to be furnished to the Lenders by Agent, Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, prospects, operations, property, financial and other condition or creditworthiness of Borrowers and any other

Person party to a Loan Document that may come into the possession of any of the Agent-Related Persons.

         16.7 COSTS AND EXPENSES; INDEMNIFICATION. Agent may incur and pay Lender Group Expenses to the extent Agent reasonably deems necessary or appropriate for the performance and fulfillment of its functions, powers, and obligations pursuant to the Loan Documents, including without limiting the generality of the foregoing, court costs, reasonable attorneys fees and expenses, costs of collection by outside collection agencies and auctioneer fees and costs of security guards or insurance premiums paid to maintain the Collateral, whether or not Borrowers are obligated to reimburse Agent or Lenders for such expenses pursuant to the Loan Agreement or otherwise. Agent is authorized and directed to deduct and retain sufficient amounts from Collections to reimburse Agent for such out-of-pocket costs and expenses prior to the distribution of any amounts to Lenders. In the event Agent is not reimbursed for such costs and expenses from Collections, each Lender hereby agrees that it is and shall be obligated to pay to or reimburse Agent for the amount of such Lender's Pro Rata Share thereof. Whether or not the transactions contemplated hereby are consummated, the Lenders shall indemnify upon demand the Agent-Related Persons (to the extent not reimbursed by or on behalf of Borrowers and without limiting the obligation of Borrowers to do
so), according to their Pro Rata Shares, from and against any and all Indemnified Liabilities; provided, however, that no Lender shall be liable for the payment to any Agent-Related Person of any portion of such Indemnified Liabilities resulting solely from such Person's gross negligence or willful misconduct. Without limitation of the foregoing, each Lender shall reimburse Agent upon demand for such Lender's ratable share of any costs or out-of-pocket expenses (including attorneys fees and expenses) incurred by Agent in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement, any other Loan Document, or any document contemplated by or referred to herein, to the extent that Agent is not reimbursed for such expenses by or on behalf of Borrowers. The undertaking in this section shall survive the payment of all Obligations hereunder and the resignation or replacement of Agent.

         16.8 AGENT IN INDIVIDUAL CAPACITY. Foothill and its Affiliates may make loans to, issue letters of credit for the account of, accept deposits from, acquire equity interests in and generally engage in any kind of banking, trust, financial advisory, underwriting or other business with any Borrower and its Subsidiaries and Affiliates and any other Person (other than the Lender Group) party to any Loan Documents as though Foothill were not Agent hereunder, and, in each case, without notice to or consent of the Lenders. The Lenders acknowledge that, pursuant to such activities, Foothill or its Affiliates may receive information regarding a Borrower or its Affiliates and any other Person (other than the Lender Group) party to any Loan Documents that is subject to confidentiality obligations in favor of such Borrower or such other Person and that prohibit the disclosure of such information to the Lenders, and the Lenders acknowledge that, in such circumstances (and in the absence of a waiver of such confidentiality obligations, which waiver Agent will use its reasonable best efforts to obtain), Agent shall not be under any obligation to provide such information to them. The terms "Lender" and "Lenders" include Foothill in its individual capacity.

         16.9 SUCCESSOR AGENT. Agent may resign as Agent upon 45 days notice to the Lenders. If Agent resigns under this Agreement, the Required Lenders shall appoint a successor Agent for the Lenders. If no successor Agent is appointed prior to the effective date of the resignation of Agent, Agent may appoint, after consulting with the Lenders, a successor Agent. If Agent has materially breached or failed to perform any material provision of this Agreement or of applicable law, the Required Lenders may agree in writing to remove and replace Agent with a successor Agent from among the Lenders. In any such event, upon the acceptance of its appointment as successor Agent hereunder, such successor Agent shall succeed to all the rights, powers and duties of the retiring Agent and the term "Agent" shall mean such successor Agent and the retiring Agent's appointment, powers and duties as Agent shall be terminated. After any retiring Agent's resignation hereunder as Agent, the provisions of this SECTION 16 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under this Agreement. If no successor Agent has accepted appointment as Agent by the date which is 45 days following a retiring Agent's notice of resignation, the retiring Agent's resignation shall nevertheless thereupon become effective and the Lenders shall perform all of the duties of Agent hereunder until such time, if any, as the Lenders appoint a successor Agent as provided for above.

         16.10 LENDER IN INDIVIDUAL CAPACITY. Any Lender and its respective Affiliates may make loans to, issue letters of credit for the account of, accept deposits from, acquire equity interests in and generally engage in any kind of banking, trust, financial advisory, underwriting or other business with each Borrower and its Subsidiaries and Affiliates and any other Person (other than the Lender Group) party to any Loan Documents as though such Lender were not the agent of Agent hereunder without notice to or consent of the Lenders. The Lenders acknowledge that, pursuant to such activities, such Lender and its respective Affiliates may receive information regarding Borrowers or their Affiliates and any other Person (other than the Lender Group) party to any Loan Documents that is subject to confidentiality obligations set forth in SECTION 16.17(d) in favor of Borrowers or such other Person and that prohibit the disclosure of such information to the Lenders, and the Lenders acknowledge that, in such circumstances (and in the absence of a waiver of such confidentiality obligations, which waiver such Lender will use its reasonable best efforts to obtain), such Lender not shall be under any obligation to provide such information to them. With respect to the Swing Loans and Agent Advances, Swing Lender shall have the same rights and powers under this Agreement as any other Lender and may exercise the same as though it were not the sub-agent of the Agent.

         16.11    WITHHOLDING TAX.

                  (a) If any Lender is a "foreign corporation, partnership or trust" within the meaning of the IRC and such Lender claims exemption from, or a reduction of, U.S. withholding tax under Sections 1441 or 1442 of the IRC, such Lender agrees with and in favor of Agent and Borrowers, to deliver to Agent and
Borrowers:

                  (i) if such Lender claims an exemption from, or a reduction of, withholding tax under a United States tax treaty, properly completed IRS Forms 1001 and W-8 before the payment of any interest in the first calendar year and before the payment of any interest in each third succeeding calendar year during which interest may be paid under this Agreement;

                  (ii) if such Lender claims that interest paid under this
              Agreement is exempt from United States withholding tax because it is effectively connected with a United States trade or business of such Lender, two properly completed and executed copies of IRS Form 4224 before the payment of any interest is due in the first taxable year of such Lender and in each succeeding taxable year of such Lender during which interest may be paid under this Agreement, and IRS Form W-9; and

                  (iii) such other form or forms as may be required under the
              IRC or other laws of the United States as a condition to exemption from, or reduction of, United States withholding tax.

Such Lender agrees promptly to notify Agent and Administrative Borrower of any change in circumstances which would modify or render invalid any claimed exemption or reduction.

                  (b) If any Lender claims exemption from, or reduction of, withholding tax under a United States tax treaty by providing IRS Form 1001 and such Lender sells, assigns, grants a participation in, or otherwise transfers all or part of the Obligations of Borrowers to such Lender, such Lender agrees to notify Agent of the percentage amount in which it is no longer the beneficial owner of Obligations of Borrowers to such Lender. To the extent of such percentage amount, Agent will treat such Lender's IRS Form 1001 as no longer valid.

                  (c) If any Lender claiming exemption from United States withholding tax by filing IRS Form 4224 with Agent sells, assigns, grants a participation in, or otherwise transfers all or part of the Obligations of Borrowers to such Lender, such Lender agrees to undertake sole responsibility for complying with the withholding tax requirements imposed by Sections 1441 and 1442 of the IRC.

                  (d) If any Lender is entitled to a reduction in the applicable withholding tax, Agent may withhold from any interest payment to such Lender an amount equivalent to the applicable withholding tax after taking into account such reduction. If the forms or other documentation required by subsection (a) of this Section are not delivered to Agent, then Agent may withhold from any interest payment to such Lender not providing such forms or other documentation an amount equivalent to the applicable withholding tax.

                  (e) If the IRS or any other Governmental Authority of the United States or other jurisdiction asserts a claim that Agent did not properly withhold tax from amounts paid to or for the account of any Lender (because the appropriate form was not delivered, was not properly executed, or because such Lender failed to notify Agent of a change in circumstances which rendered the exemption from, or reduction of, withholding tax ineffective, or for any other reason) such Lender shall indemnify Agent fully for all amounts paid, directly or indirectly, by Agent as tax or otherwise, including penalties and interest, and including any taxes imposed by any jurisdiction on the amounts payable to Agent under this Section, together with all costs and expenses (including attorneys fees and expenses). The obligation of the Lenders under this subsection shall survive the payment of all Obligations and the resignation or replacement of Agent.

         16.12  COLLATERAL MATTERS.

                  (a) The Lenders hereby irrevocably authorize Agent, at its option and in its sole discretion, to release any Lien on any Collateral (i) upon the termination of the Commitments and payment and satisfaction in full by Borrowers of all Obligations; (ii) constituting property being sold or disposed of if a release is required or desirable in connection therewith and if Administrative Borrower certifies to Agent that the sale or disposition is permitted under SECTION 7.4 of this Agreement or the other Loan Documents
(and Agent may rely conclusively on any such certificate, without further inquiry); (iii) constituting property in which Borrowers owned no interest at the time the security interest was granted or at any time thereafter; or (iv) constituting property leased to Borrowers under a lease that has expired or is terminated in a transaction permitted under this Agreement. Except as provided above, Agent will not execute and deliver a release of any Lien on any Collateral without the prior written authorization of (y) if the release is of all or substantially all of the Collateral, all of the Lenders, or (z) otherwise, the Required Lenders. Upon request by Agent or Administrative Borrower at any time, the Lenders will confirm in writing Agent's authority to release any such Liens on particular types or items of Collateral pursuant to this SECTION 16.12; provided, however, that (1) Agent shall not be required to execute any document necessary to evidence such release on terms that, in Agent's opinion, would expose Agent to liability or create any obligation or entail any consequence other than the release of such Lien without recourse, representation, or warranty, and (2) such release shall not in any manner discharge, affect, or impair the Obligations or any Liens
(other than those expressly being released) upon (or obligations of Borrowers in respect of) all interests retained by Borrowers, including, the proceeds of any sale, all of which shall continue to constitute part of the Collateral.

                  (b) Agent shall have no obligation whatsoever to any of the Lenders to assure that the Collateral exists or is owned by Borrowers or is cared for, protected, or insured or has been encumbered, or that the Agent's Liens have been properly or sufficiently or lawfully created, perfected, protected, or enforced or are entitled to any particular priority, or to exercise at all or in any particular manner or under any duty of care, disclosure or fidelity, or to continue exercising, any of the rights, authorities and powers granted or available to Agent pursuant to any of the Loan Documents, it being understood and agreed that in respect of the Collateral, or any act, omission or event related thereto, subject to the terms and conditions contained herein, Agent may act in any manner it may deem appropriate, in its sole discretion given Agent's own interest in the Collateral in its capacity as one of the Lenders and that Agent shall have no other duty or liability whatsoever to any Lender as to any of the foregoing, except as otherwise provided herein.

         16.13  RESTRICTIONS ON ACTIONS BY LENDERS; SHARING OF PAYMENTS.

                  (a) Each of the Lenders agrees that it shall not, without the express consent of Agent, and that it shall, to the extent it is lawfully entitled to do so, upon the request of Agent, set off against the Obligations, any amounts owing by such Lender to Borrowers or any accounts of Borrowers now or hereafter maintained with such Lender. Each of the Lenders further agrees that it shall not, unless specifically requested to do so by Agent, take or cause to be taken any action, including, the commencement of any legal or equitable proceedings, to foreclose any Lien on, or otherwise enforce any security interest in, any of the Collateral the purpose of which is, or could be, to give such Lender any preference or priority against the other Lenders with respect to the Collateral.

                  (b) If, at any time or times any Lender shall receive (i) by payment, foreclosure, setoff or otherwise, any proceeds of Collateral or any payments with respect to the Obligations arising under, or relating to, this Agreement or the other Loan Documents, except for any such proceeds or payments received by such Lender from Agent pursuant to the terms of this Agreement, or (ii) payments from Agent in excess of such Lender's ratable portion of all such distributions by Agent, such Lender promptly shall (1) turn the same over to Agent, in kind, and with such endorsements as may be required to negotiate the same to Agent, or in same day funds, as applicable, for the account of all of the Lenders and for application to the Obligations in accordance with the applicable provisions of this Agreement, or (2) purchase, without recourse or warranty, an undivided interest and participation in the Obligations owed to the other Lenders so that such excess payment received shall be applied ratably as among the Lenders in accordance with their Pro Rata Shares; provided, however, that if all or part of such excess payment received by the purchasing party is thereafter recovered from it, those purchases of participations shall be rescinded in whole or in part, as applicable, and the applicable portion of the purchase price paid therefor shall be returned to such purchasing party, but without interest except to the extent that such purchasing party is required to pay interest in connection with the recovery of the excess payment.

         16.14 AGENCY FOR PERFECTION. Agent and each Lender hereby appoints each other Lender as agent for the purpose of perfecting the Agent's Liens in assets which, in accordance with Article 9 of the UCC can be perfected only by possession. Should any Lender obtain possession of any such Collateral, such Lender shall notify Agent thereof, and, promptly upon Agent's request therefor shall deliver such Collateral to Agent or in accordance with Agent's instructions.

         16.15 PAYMENTS BY AGENT TO THE LENDERS. All payments to be made by Agent to the Lenders shall be made by bank wire transfer or internal transfer of immediately available funds pursuant to such wire transfer instructions as each party may designate for itself by written notice to Agent. Concurrently with each such payment, Agent shall identify whether such payment (or any portion thereof) represents principal, premium or interest on Advances or otherwise.

         16.16 CONCERNING THE COLLATERAL AND RELATED LOAN DOCUMENTS. Each member of the Lender Group authorizes and directs Agent to enter into this Agreement and the other Loan Documents relating to the Collateral, for the benefit of the Lender Group. Each member of the Lender Group agrees that any action taken by Agent or all Lenders, as applicable, in accordance with the terms of this Agreement or the other Loan Documents relating to the Collateral and the exercise by Agent or all Lenders, as applicable, of their respective powers set forth therein or herein, together with such other powers that are reasonably incidental thereto, shall be binding upon all of the Lenders.

         16.17 FIELD AUDITS AND EXAMINATION REPORTS; CONFIDENTIALITY; DISCLAIMERS BY LENDERS; OTHER REPORTS AND INFORMATION.

                  By signing this Agreement, Agent (with respect to clause (d) below only) and each Lender:

                  (a) is deemed to have requested that Agent furnish such Lender, promptly after it becomes available, a copy of each field audit or examination report (each a "REPORT" and collectively, "REPORTS") prepared by Agent, and Agent shall so furnish each Lender with such Reports;

                  (b) expressly agrees and acknowledges that Agent does not
(i) make any representation or warranty as to the accuracy of any Report, and
(ii) shall not be liable for any information contained in any Report;

                  (c) expressly agrees and acknowledges that the Reports are not comprehensive audits or examinations, that Agent or other party performing any audit or examination will inspect only specific information regarding Borrowers and will rely significantly upon the Books, as well as on representations of Borrowers' personnel;

                  (d) agrees to keep, and, as to Agent, to cause all Agent-Related Persons, and as to each Lender, to cause all Lender-Related Persons of such Lender, to keep, all Reports and other material, non-public information regarding each Borrower and its Subsidiaries and their operations, assets, and existing and contemplated business plans in a confidential manner; it being understood and agreed by Borrowers that in any event such Lender may make disclosures (a) to the extent necessary to counsel for and other advisors, accountants, and auditors to such Lender, (b) reasonably required by any bona fide potential or actual Assignee, transferee, or Participant in connection with any contemplated or actual assignment or transfer by such Lender of an interest herein or any participation interest in such Lender's rights hereunder, (c) of information that has become public by disclosures made by Persons other than such Lender, its Affiliates, assignees, transferees, or participants, or (d) to the extent required or requested by any court, governmental or administrative agency, pursuant to any subpoena or other legal process, or by any law, statute, regulation, or court order; provided, however, that, unless prohibited by applicable law, statute, regulation, or court order, such Lender shall notify Administrative Borrower of any request by any court, governmental or administrative agency, or pursuant to any subpoena or other legal process for disclosure of any such non-public material information concurrent with, or where practicable, prior to the disclosure thereof; and

                  (e) without limiting the generality of any other indemnification provision contained in this Agreement, agrees: (i) to hold Agent and any such other Lender preparing a Report harmless from any action the indemnifying Lender may take or conclusion the indemnifying Lender may reach or draw from any Report in connection with any loans or other credit accommodations that the indemnifying Lender has made or may make to Borrowers, or the indemnifying Lender's participation in, or the indemnifying Lender's purchase of, a loan or loans of Borrowers; and (ii) to pay and protect, and indemnify, defend and hold Agent, and any such other Lender preparing a Report harmless from and against, the claims, actions, proceedings, damages, costs, expenses and other amounts (including, attorney costs) incurred by Agent and any such other Lender preparing a Report as the direct or indirect result of any third parties who might obtain all or part of any Report through the indemnifying Lender.

In addition to the foregoing: (x) Any Lender may from time to time request of Agent in writing that Agent provide to such Lender a copy of any report or document provided by Borrowers to Agent that has not been contemporaneously provided by Borrowers to such Lender, and, upon receipt of such request, Agent shall provide a copy of same to such Lender promptly upon receipt thereof from Borrowers; (y) To the extent that Agent is entitled, under any provision of the Loan Documents, to request additional reports or information from Borrowers, any Lender may, from time to time, reasonably request Agent to exercise such right as specified in such Lender's notice to Agent, whereupon Agent promptly shall request of Administrative Borrower the additional reports or information specified by such Lender, and, upon receipt thereof from Administrative Borrower, Agent promptly shall provide a copy of same to such Lender; and (z) Any time that Agent renders to Borrowers a statement regarding the Loan Account, Agent shall send a copy of such statement to each Lender.

         16.18 SEVERAL OBLIGATIONS; NO LIABILITY. Notwithstanding that certain of the Loan Documents now or hereafter may have been or will be executed only by or in favor of Agent in its capacity as such, and not by or in favor of the Lenders, any and all obligations on the part of Agent (if any) to make any credit available hereunder shall constitute the several (and not joint) obligations of the respective Lenders on a ratable basis, according to their respective Commitments, to make an amount of such credit not to exceed, in principal amount, at any one time outstanding, the amount of their respective Commitments. Nothing contained herein shall confer upon any Lender any interest in, or subject any Lender to any liability for, or in respect of, the business, assets, profits, losses, or liabilities of any other Lender. Each Lender shall be solely responsible for notifying its Participants of any matters relating to the Loan Documents to the extent any such notice may be required, and no Lender shall have any obligation, duty, or liability to any Participant of any other Lender. Except as provided in SECTION 16.7, no member of the Lender Group shall have any liability for the acts or any other member of the Lender Group. No Lender shall be responsible to Borrowers or any other Person for any failure by any other Lender to fulfill its obligations to make credit available hereunder, nor to advance for such other Lender or on its behalf in connection with its Commitment, nor to take any other action on its behalf hereunder or in connection with the financing contemplated herein.

         16.19 LEGAL REPRESENTATION OF AGENT. In connection with the negotiation, drafting, and execution of this Agreement and the other Loan Documents, or in connection with future legal representation relating to loan administration, amendments, modifications, waivers, or enforcement of remedies, Brobeck, Phleger & Harrison LLP ("BROBECK") only has represented and only shall represent Foothill in its capacity as Agent and as a Lender. Each other Lender hereby acknowledges that Brobeck does not represent any other Lender in connection with any such matters.

         16.20 DOCUMENTATION AGENT.

                    Notwithstanding the provisions of this Agreement or any of the other Loan Documents, BBRF (in its capacity as Documentation Agent as opposed to its capacity as a Lender) shall have no powers, rights, duties, responsibilities, or liabilities with respect to this Agreement and the other Loan Documents nor shall BBRF have or be deemed to have any fiduciary relationship with any Lender.

17.  GENERAL PROVISIONS.

         17.1 EFFECTIVENESS. This Agreement shall be binding and deemed effective when executed by each Borrower and each member of the Lender Group whose signature is provided for on the signature pages hereof.

         17.2 SECTION HEADINGS. Headings and numbers have been set forth herein for convenience only. Unless the contrary is compelled by the context, everything contained in each section applies equally to this entire Agreement.

         17.3 INTERPRETATION. Neither this Agreement nor any uncertainty or ambiguity herein shall be construed or resolved against the Lender Group or Borrowers, whether under any rule of construction or otherwise. On the contrary, this Agreement has been reviewed by all parties and shall be construed and interpreted according to the ordinary meaning of the words used so as to fairly accomplish the purposes and intentions of all parties hereto.

         17.4 SEVERABILITY OF PROVISIONS. Each provision of this Agreement shall be severable from every other provision of this Agreement for the purpose of determining the legal enforceability of any specific provision.

         17.5 AMENDMENTS IN WRITING. Except as set forth in SECTION 15.1, this Agreement can only be amended by a writing signed by Agent, the Required Lenders, and each Borrower.

         17.6 COUNTERPARTS; TELEFACSIMILE EXECUTION. This Agreement may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, shall be deemed to be an original, and all of which, when taken together, shall constitute but one and the same Agreement. Delivery of an executed counterpart of this Agreement by telefacsimile shall be equally as effective as delivery of an original executed counterpart of this Agreement. Any party delivering an executed counterpart of this Agreement by telefacsimile also shall deliver an original executed counterpart of this Agreement but the failure to deliver an original executed counterpart shall not affect the validity, enforceability, and binding effect of this Agreement. The foregoing shall apply to each other Loan Document mutatis mutandis.

         17.7 REVIVAL AND REINSTATEMENT OF OBLIGATIONS. ` If the incurrence or payment of the Obligations by Borrowers or any guarantor of the Obligations or the transfer by either or both of such parties to the Lender Group of any property of either or both of such parties should for any reason subsequently be declared to be void or voidable under any state or federal law relating to creditors' rights, including provisions of the Bankruptcy Code relating to fraudulent conveyances, preferences, and other voidable or recoverable payments of money or transfers of property (collectively, a "VOIDABLE TRANSFER"), and if the Lender Group is required to repay or restore, in whole or in part, any such Voidable Transfer, or elects to do so upon the reasonable advice of its counsel, then, as to any such Voidable Transfer, or the amount thereof that the Lender Group is required or elects to repay or restore, and as to all reasonable costs, expenses, and attorneys fees of the Lender Group related thereto, the liability of Borrowers or such guarantor automatically shall be revived, reinstated, and restored and shall exist as though such Voidable Transfer had never been made.

         17.8 INTEGRATION. This Agreement, together with the other Loan Documents, reflects the entire understanding of the parties with respect to the transactions contemplated hereby and shall not be contradicted or qualified by any other agreement, oral or written, before the date hereof.

         17.9 GUITAR AS AGENT FOR BORROWERS. Each Borrower hereby irrevocably appoints Guitar as the borrowing agent and attorney-in-fact for such Borrower (the "ADMINISTRATIVE BORROWER") which appointment shall remain in full force and effect unless and until Agent shall have received prior written notice signed by each Borrower that such appointment has been revoked and that another Borrower has been appointed Administrative Borrower. Each

Borrower hereby irrevocably appoints and authorizes the Administrative Borrower (i) to provide Agent with all notices with respect to Advances and Letters of Credit obtained for the benefit of any Borrower and all other notices and instructions under this Agreement and (ii) to take such action as the Administrative Borrower deems appropriate on its behalf to obtain Advances and Letters of Credit and to exercise such other powers as are reasonably incidental thereto to carry out the purposes of this Agreement. It is understood that the handling of the Loan Account and Collateral of Borrowers in a combined fashion, as more fully set forth herein, is done solely as an accommodation to Borrowers in order to utilize the collective borrowing powers of Borrowers in the most efficient and economical manner and at their request, and that Lender Group shall not incur liability to any Borrower as a result hereof. Each Borrower expects to derive benefit, directly or indirectly, from the handling of the Loan Account and the Collateral in a combined fashion since the successful operation of each Borrower is dependent on the continued successful performance of the integrated group. To induce Lender Group to do so, and in consideration thereof, each Borrower hereby jointly and severally agrees to indemnify Lender Group and hold Lender Group harmless against any and all liability, expense, loss or claim of damage or injury, made against Lender Group by any Borrower or by any third party whosoever, arising from or incurred by reason of (a) the handling of the Loan Account and Collateral of Borrowers as herein provided, (b) Lender Group's relying on any instructions of the Administrative Borrower, or (c) any other action taken by Lender Group hereunder or under the other Loan Documents, except that Borrowers will have no liability to the relevant Agent-Related Person or Lender-Related Person under this SECTION 17.9 with respect to any liability that has been finally determined by a court of competent jurisdiction to have resulted solely from the gross negligence or willful misconduct of such Agent-Related Person or Lender-Related Person, as the case may be.

                  [Signature page to follow.]

                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered as of the date first above written.

                  GUITAR CENTER, INC.,
                  a Delaware corporation
                  By:___________________________
                  Title:

                  MUSICIAN'S FRIEND, INC.,
                  a Delaware corporation
                  By:___________________________
                  Title:

                  FOOTHILL CAPITAL CORPORATION,
                  a California corporation, as Agent and as a Lender By:___________________________
                  Title:

                  WIRING INSTRUCTIONS:
                  THE CHASE MANHATTAN BANK
                  NEW YORK, NY
                  ABA# 021000021
                  CREDIT: FOOTHILL CAPITAL CORPORATION
                  ACCOUNT NO. 323-266193
                  REFERENCE: FOR THE BENEFIT OF GUITAR CENTER, INC.

                  BANKBOSTON RETAIL FINANCE INC,
                  a Delaware corporation, as Documentation Agent and as a Lender

                  By:___________________________
                  Title:

                  WIRING INSTRUCTIONS:

                  ABA#
                  ACCOUNT NO.
                  ACCOUNT NAME:


                                       -S-1-

                  REFERENCE:


















                                       -S-2-